As filed with the Securities and Exchange Commission on October ___, 2002

                              Registration No. 333-

                  --------------------------------------------
                  --------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

                              --------------------

          Utah                         6712                    87-0227400
    (State or Other       (Primary Standard Industrial      (I.R.S. Employer
    Jurisdiction of        Classification Code Number)     Identification No.)
    Incorporation or
     Organization)

                              --------------------

                           One South Main, Suite 1134
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

                                Harris H. Simmons
                 Chairman, President and Chief Executive Officer
                              Zions Bancorporation
                           One South Main, Suite 1134
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                              --------------------

                                   Copies to:

     Brian D. Alprin, Esq.                 James E. Brophy, III, Esq.
     Laurence S. Lese, Esq.                Ryley Carlock & Applewhite
     Duane Morris LLP                      One North Central Avenue, Suite 1200
     1667 K Street, N.W., Suite 700        Phoenix, Arizona  85004-4417
     Washington, D.C.  20006               (602) 258-7701
     (202) 776-7800

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective and all of the conditions to the proposed merger of Frontier State Bank with and into National Bank of Arizona, a wholly-owned subsidiary of Zions
Bancorporation, are satisfied, as is described in the enclosed proxy statement/prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                    Frontier
                                   State Bank
                                  Member FDIC
                                [GRAPHIC OMITTED]


                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

         The board of directors of Frontier State Bank has unanimously approved the sale of Frontier to Zions Bancorporation. In the proposed transaction, Frontier will merge into National Bank of Arizona, a wholly-owned subsidiary of Zions. Following the merger, National Bank of Arizona will be the surviving banking association. The Frontier board believes that the merger is in the best interests of our shareholders and unanimously recommends that our shareholders vote to approve the merger agreement and the merger. We will hold a special meeting of our shareholders to consider and vote upon the merger agreement, the merger and related matters.

         After we complete the merger, Zions will issue to the former Frontier shareholders up to a maximum of 204,000 shares of Zions common stock.If the merger became effective as of the date of this document and if Zions issued 204,000 shares of its common stock upon completion of the merger, each Frontier share would represent the right to receive 0.2160 of a share of Zions common stock. The closing price of Zions common stock on the Nasdaq National Market on October ___, 2002, was $[_____]. See "The Merger - What You Will Receive," beginning on page ___. We expect the merger to be a tax-free transaction for our shareholders, except for any cash they receive instead of fractional shares of Zions common stock. Zions common stock trades on the Nasdaq National Market under the symbol "ZION."

         The merger agreement must be approved by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Frontier common stock entitled to vote. Your vote is very important. Failure to vote is equivalent to voting against the merger agreement and the merger. Please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope. No vote of Zions' shareholders is required to approve the transaction.

         The date, time and place of our special meeting of shareholders are as follows:

                  [________   ___], 2002 at 10:00 a.m. local time
                  Frontier State Bank
                  Bill Hancock Center
                  550 North Ninth Place
                  Show Low, Arizona 85902


Tony J. Swartz
President and Chief Executive Officer of
Frontier State Bank

         Neither the SEC nor any state securities commission has approved or disapproved of the Zions shares to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares of Zions common stock offered by this proxy statement/prospectus are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of any of the parties. Neither the FDIC nor any other governmental agency insures or guarantees any loss to you of your investment value in the Zions common stock.

Proxy statement/prospectus dated _________, 2002, and first mailed to shareholders on or about __________, 2002.

                               Frontier State Bank
                              550 North Ninth Place
                             Show Low, Arizona 85902

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Frontier State Bank, an Arizona banking corporation, will hold a special meeting of shareholders at Bill Hancock Center located at 550 North Ninth Place, Show Low, Arizona on ___________, 2002 at 10:00 a.m. local time for the following purposes:

         1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 16, 2002, by and among Frontier State Bank, Zions Bancorporation, a Utah corporation, and National Bank of Arizona, a national banking association and a wholly-owned subsidiary of Zions, and to approve the merger of Frontier State Bank with and into National Bank of Arizona and related matters described in the merger agreement; and

         2. To transact such other business as may properly come before the Frontier State Bank special meeting.

         We describe more fully the merger agreement, the merger and related matters in the attached proxy statement/prospectus, which includes a copy of the merger agreement as Appendix A.

         We have fixed the close of business on _____________, 2002 as the record date for determining the shareholders of Frontier entitled to vote at our special meeting and any adjournments or postponements of the meeting. Only holders of record of Frontier common stock at the close of business on that date are entitled to notice of and to vote at our special meeting.

         The board of directors of Frontier unanimously recommends that you vote "FOR" approval of the merger agreement, the merger and related matters. The affirmative vote of at least two-thirds of the outstanding shares of Frontier common stock entitled to vote at the meeting is required to approve the merger agreement, the merger and related matters. Frontier shareholders have a right to dissent from the merger agreement and to obtain payment in cash of the fair value of their Frontier shares by complying precisely with the procedures described in the accompanying proxy statement/prospectus.

         The board of directors of Frontier requests that you complete, date and sign the enclosed proxy card and mail it promptly in the accompanying postage-prepaid envelope. You may revoke any proxy that you deliver prior to our special meeting by delivering a writing to the President and Chief Executive Officer of Frontier stating that you have revoked your proxy or by delivering a later dated proxy. Shareholders of record of Frontier common stock who attend our meeting may vote in person, even if they have previously delivered a signed proxy.


                                         By Order of the Board of Directors of
                                         Frontier State Bank


                                         /s/Tony J. Swartz

                                         Tony J. Swartz
                                         President and Chief Executive Officer
                                         Frontier State Bank
Show Low, Arizona
____________, 2002

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         This proxy statement/prospectus provides you with detailed information about the merger agreement, the merger and related matters that we will submit for shareholder approval at the Frontier special meeting of shareholders. We encourage you to read this entire document carefully. This proxy statement/prospectus incorporates important business and financial information about Zions that is not included in or delivered with this document. Shareholders may obtain this information without charge by requesting in writing or by telephone as follows:

         Zions Bancorporation
         One South Main, Suite 1134
         Salt Lake City, Utah 84111
         Attention: Ms. Jennifer R. Jolley
         Assistant Secretary
         Tel: (801) 524-4787

         If you would like to request documents from us, please do so by ___________, 2002 to receive them prior to the Frontier special meeting. See "Where You Can Find More Information," beginning at page ___.

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Frontier and a prospectus of Zions. As a proxy statement, it is being provided to you because the Frontier board of directors is soliciting your proxy for use at the Frontier special meeting of shareholders called, among other purposes, to consider and vote on the merger agreement among Frontier, Zions and National Bank of Arizona. As a prospectus, it is being provided to you because Zions is offering to exchange shares of its common stock for your shares of Frontier common stock upon completion of the merger.

Q: WHY ARE FRONTIER AND NATIONAL BANK OF ARIZONA PROPOSING TO MERGE?

A: We are proposing to merge Frontier with and into National Bank of Arizona because we believe that combining the strengths of National Bank of Arizona, Frontier, and Zions is in the best interests of each company, its shareholders and customers. Please see "The Merger - Recommendations of the Frontier Board and Frontier's Reasons for the Merger," beginning at page XX, for the various factors considered by the Frontier board in recommending that Frontier shareholders vote FOR the proposal to approve the merger agreement and the merger.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, Frontier shareholders will receive up to a maximum total of 204,000 shares of Zions common stock for all of the outstanding shares of Frontier common stock that they own. If the average closing deposits or the closing net worth of Frontier falls below levels specified in the merger agreement, the number of shares of Zions common stock issuable to Frontier shareholders would be less than the maximum total of 204,000 shares. If there are no reductions to the maximum total of 204,000 shares of Zions common stock to be issued, then assuming that all currently outstanding options to purchase Frontier common stock are exercised before the merger, each of the 944,246 shares of Frontier common stock that would then be outstanding would be exchangeable for 0.2160 of a share of Zions common stock. However, the exchange ratio is variable, depending upon the condition of Frontier when the merger becomes effective. The exchange ratio set forth above will be reduced if Frontier's average closing deposits or closing net worth falls below levels specified in the merger agreement. Consequently, you should not rely upon the exchange ratio set forth in this paragraph, which is provided for illustrative purposes only. See "The Merger - What You Will Receive," beginning at page XX.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: We expect the merger to be tax-free to Frontier shareholders who receive shares of Zions common stock in exchange for their shares of Frontier common stock. Zions will not issue fractional shares in the merger. Cash received by Frontier shareholders instead of fractional shares generally will be taxable. Zions and Frontier will have no obligation to complete the merger unless Frontier and Zions receive a legal opinion that the merger will qualify as a transaction that is generally tax-free for federal income tax purposes. The legal opinion will not bind the Internal Revenue Service, however, which could take a different view of the transaction. See "Material Federal Income Tax Consequences," beginning at page XX.

Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: Yes. Under the National Bank Act, Frontier shareholders have rights to dissent from the merger agreement and the merger and to receive a payment in cash for the fair value of their shares of Frontier common stock. To perfect their dissenters' rights, holders of these shares of Frontier common stock must follow precisely the required statutory procedures. If you hold shares of Frontier common stock and you dissent from the merger agreement and the merger and follow the required procedures precisely, your shares of Frontier common stock will not become shares of Zions common stock upon completion of the merger. Instead, your only right will be to receive a cash payment for the value of your shares, as that value is determined by the appraisal process. If you fail to follow the procedures precisely, you might not be able to perfect your dissenters' rights and receive cash for the value of your shares. See "Rights of Dissenting Shareholders," beginning at page XX and the information at Appendix B, below.

Q: ARE THERE ANY CONDITIONS TO THE MERGER OCCURRING?

A: Yes. The merger must be approved by the Arizona State Banking Department and the Office of the Comptroller of the Currency and by a two-thirds majority of Frontier's shareholders. National Bank of Arizona has received the approval of the Arizona State Banking Department and is awaiting action by the Comptroller of the Currency. Completion of the merger is also subject to certain other conditions, including no material adverse change in the financial condition of Zions or Frontier. See "The Merger - Conditions to Complete Merger," beginning at page XX.

Q: WHAT DOES THE FRONTIER BOARD OF DIRECTORS RECOMMEND?

A: After careful consideration, the Frontier board of directors determined that the merger is advisable and is fair and in the best interests of Frontier and its shareholders and approved the merger agreement and the merger. Accordingly, the Frontier board unanimously recommends that you vote FOR the proposal to approve the merger agreement and approve the merger. See "The Merger - Recommendation of the Frontier Board and Frontier's Reasons for the Merger," beginning at page 25.

Q: ARE THERE RISKS TO THIS MERGER?

A: Yes. For a description of some of the risks, see "Risk Factors," beginning at page XX.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement/prospectus, indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Frontier special meeting. In addition, you may attend the Frontier special meeting in person and vote, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger. If you do not vote or abstain from voting, it will have the effect of a vote against the merger agreement and the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before our special meeting. Second, you may attend our special meeting in person and vote. Third, you may revoke any proxy by written notice to the President and Chief Executive Officer of Frontier prior to the Frontier meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: WHY IS IT IMPORTANT FOR ME TO VOTE?

A: We cannot complete the merger without the approval of holders of two-thirds of the outstanding shares of Frontier common stock.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. Promptly following completion of the merger, Zions will mail instructions to all former Frontier shareholders for exchanging their stock certificates.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about Zions that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by Zions with the Securities and Exchange Commission (SEC). This means that Zions may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See "Where You Can Find More Information," beginning at page ___, for a list of documents that Zions has incorporated by reference into this proxy statement/prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the LATER FILED DOCUMENT. Information in this proxy statement/prospectus may update information contained in one or more of the Zions documents incorporated by reference. Similarly, information in documents that Zions may file after the date of this proxy statement/prospectus may update information contained in this proxy statement/prospectus or information contained in previously filed documents.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger in the fourth quarter of 2002.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

A: If you have questions about the special meeting or if you need additional copies of this proxy statement/prospectus, you should contact:

Frontier State Bank
550 North Ninth Place
Show Low, Arizona 85902
Attention: Tony J. Swartz
President and Chief Executive Officer
Phone Number: (928) 537-2933

                                TABLE OF CONTENTS

                                                                           Page

QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1

SUMMARY.......................................................................8

     The Merger...............................................................8

     The Frontier Shareholders' Meeting......................................13

     You May Change Your Vote If You Wish....................................14

     Forward-Looking Statements May Prove Inaccurate.........................14

     Additional Information..................................................15

     Summary Historical Consolidated Financial Data..........................16

CURRENT DEVELOPMENTS.........................................................18

RISK FACTORS.................................................................21

     Frontier has entered into a cease and desist order (the "order")
        with the Federal Deposit Insurance Corporation ("FDIC") and the Arizona Superintendent of Banks and is required to comply with the order. If the merger is not completed for any reason, Frontier must raise additional capital and take other action to implement the order that will involve significant expense to Frontier. The order may constitute a breach of the merger agreement that allows Zions to elect not to proceed with the merger, which would obligate Frontier to pay a termination fee to Zions.............................................................21

     Failure to complete the merger could severely disadvantage Frontier.....21

     If Frontier's net worth or deposits are not maintained at
         specified levels, Zions and National Bank of Arizona are
         free to choose not to proceed with the merger.......................21

     If the merger has not occurred by December 30, 2002, either Zions or Frontier may choose not to proceed with the merger................22

     You will receive fewer shares of Zions common stock if Frontier's operations are not maintained at or above specified levels...........22

     The value of what you will receive in the merger will rise and fall as the market price of Zions common stock rises and falls.......22

     You will have less influence as a shareholder of Zions than as a shareholder of Frontier..............................................22

     The market price of the shares of Zions common stock may be affected by factors different from those affecting the shares of Frontier common stock.........................................................22

      Zions' future acquisitions will dilute your ownership of Zions and may cause Zions to become more susceptible to adverse
        economic events......................................................22

THE FRONTIER SHAREHOLDERS' MEETING...........................................23

     When and Where the Frontier Special Meeting Will Be Held................23

     What Will Be Voted on at the Frontier Special Meeting...................23

     Shareholders Entitled to Vote...........................................23

     Vote Required to Approve the Merger.....................................23

     Number of Shares that Must Be Represented for a Vote to Be Taken........23

     Voting Your Shares......................................................24

     How Proxies Are Counted.................................................24

     Changing Your Vote......................................................24

     Solicitation of Proxies and Costs.......................................24

     Recommendation of Frontier Board........................................25

PROPOSAL 1  THE MERGER.......................................................25

     General  ...............................................................25

     Background of the Merger................................................25

     Recommendation of the Frontier Board and Frontier's Reasons for
        the Merger...........................................................28

     No Opinion of Financial Advisor.........................................29

     What You Will Receive...................................................29

     Frontiers' Officers and Directors Have Interests that May Influence or Even Obligate Them to Support and Approve the Merger..............30

     Frontier Has Agreed to a Cease and Desist Order.........................30

     Accounting Treatment....................................................31

     Regulatory Approvals....................................................32

     Frontier Board of Directors Support Agreement...........................33

     Voting Agreements.......................................................33

     Dissenters' or Appraisal Rights.........................................33

     Inclusion of Zions' Common Stock on Nasdaq National Market..............33

     Dividends...............................................................33

     Exchange of Frontier Certificates.......................................34

     Frontier Stock Options..................................................35

     Representations and Warranties..........................................35

     Conduct of Business Pending Completion of the Merger....................36

     Conditions to Complete the Merger.......................................38

     Termination and Termination Fees........................................39

     Amendment and Waiver....................................................40

     Survival of Certain Provisions..........................................40

     Restrictions on Resales by Affiliates...................................41

     Allocation of Costs and Expenses........................................41

REGULATION AND SUPERVISION...................................................41

     Support of Subsidiary Banks.............................................42

     Liability of Commonly Controlled Banks..................................43

     Depositor Preference Statute............................................43

     Capital Requirements....................................................43

     Dividend Restrictions...................................................43

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................44

PRICE RANGE OF COMMON STOCK AND DIVIDENDS....................................45

DESCRIPTION OF ZIONS CAPITAL STOCK...........................................46

COMPARISON OF SHAREHOLDERS' RIGHTS...........................................47

RIGHTS OF DISSENTING SHAREHOLDERS............................................51

OTHER MATTERS................................................................52

LEGAL MATTERS................................................................53

EXPERTS......................................................................53

WHERE YOU CAN FIND MORE INFORMATION..........................................53

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................54

Appendix A - Agreement and Plan of Merger, dated as of August 16, 2002, among National Bank of Arizona, Frontier State Bank, and Zions Bancorporation.

Appendix B - Sections of the National Bank Act, codified at 12 U.S.C. ss. 215a(b) through (d), regarding dissenters' rights of Frontier shareholders.

                                     SUMMARY

         This brief summary does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which we have referred you to fully understand the merger. See "Where You Can Find More Information," beginning at page ___.

                                   The Merger

WHAT FRONTIER SHAREHOLDERS WILL RECEIVE UPON COMPLETION OF THE MERGER (SEE PAGE ___)

         Upon completion of the merger, Frontier shareholders will receive up to a maximum total of 204,000 shares of Zions common stock in exchange for all the shares of Frontier common stock that they own. If the "average closing deposits" fall below $85,000,000 or the "closing net worth" of Frontier falls below $6,500,000, the number of shares of Zions common stock issued to Frontier shareholders will be less than the maximum total of 204,000 shares. The number of Zions shares to be exchanged for the outstanding Frontier shares will be calculated by formula, as follows: Each share of Frontier common stock will be converted into that number of shares of Zions common stock calculated by dividing the "consideration number" by the number of shares of Frontier common stock issued and outstanding at the effective time of the merger. See "The Merger - What You Will Receive" beginning at page ___ for a more comprehensive discussion of this calculation, and for definitions of terms, including "consideration number," "average closing deposits" and "closing net worth."

         Under the merger agreement, the ratio in which Frontier shares are converted into the right to receive Zions shares is variable, depending upon the condition of Frontier at the effective time. Assuming that there are no reductions to the maximum number of 204,000 shares of Zions common stock issuable in the merger and that all currently outstanding options to purchase Frontier common stock are exercised before the merger, then each of the 944,246 shares of Frontier common stock that would then be outstanding would be exchangeable for 0.2160 of a share of Zions common stock. The exchange ratio is for illustrative purposes only. If Frontier's average closing deposits or closing net worth falls below levels specified in the merger agreement, the exchange ratio will be reduced; consequently, you should not rely upon the exchange ratio set forth in this paragraph. We cannot determine at this time the exchange ratio. It will be calculated at the effective time of the merger and may be less than the illustrative exchange ratio that we have used in this paragraph. The closing price of Zions common stock on the Nasdaq National Market on October ___, 2002, was $[_______] per share. See "Price Range of Common Stock and Dividends," beginning at page XX.

         Zions will not issue fractional shares of its common stock in the merger. Any Frontier common shareholder who would otherwise be entitled to receive a fraction of a share of Zions common stock will instead receive cash for such fractional share. To determine the cash value of a fraction of a share of Zions common stock, Frontier and Zions have agreed that a share of Zions stock will be valued at $50.98.

         You should not send in your Frontier stock certificates for exchange until instructed to do so after we complete the merger (see page ___).

FRONTIER HAS ENTERED INTO A CEASE AND DESIST ORDER WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") AND THE ARIZONA SUPERINTENDENT OF BANKS (THE "SUPERINTENDENT") AND IS REQUIRED TO COMPLY WITH THE ORDER (SEE PAGE ___)

         Frontier and its board of directors work closely with the FDIC and the Superintendent to fulfill their regulatory obligations and to assure that Frontier is operated in a safe and sound manner. In October 2000, Frontier entered into a memorandum of understanding with the Superintendent and the FDIC under which Frontier agreed to take various actions to improve the condition of the Bank, including improving management by obtaining a senior lending officer; improving loan credit quality and tightening credit requirements; increasing supervision by the board of directors; establishing better internal credit accountability review and improving the adequacy of the Frontier loan loss reserve; correcting regulatory violations; implementing an internal audit program; and increasing capital, among other things. At the time Frontier commenced negotiations with Zions concerning a potential merger, Frontier had addressed nearly all the issues outlined in the memorandum of understanding, and had taken action to reduce the size of the bank in order to meet capital ratio requirements. At the time Frontier commenced merger discussions with Zions, Frontier's chief financial officer and senior credit officer resigned (although the former senior credit officer has continued as a consultant to the bank). Once Frontier entered into a letter of intent with Zions, Frontier suspended its efforts to raise capital, because completion of the merger would eliminate any necessity to do so. Over the past year, the Frontier board has worked with the FDIC and the Superintendent to address their concerns about certain issues involving Frontier, including loan quality, Frontier's level of capital, and the adequacy of Frontier's credit management. On September 11, 2002, the Frontier board consented to the issuance of a cease and desist order with the FDIC and the Superintendent which, among other things, requires Frontier to take corrective action if the merger is not completed and is designed to assure the safety and soundness of Frontier and compliance with all applicable laws and regulations. See "Risk Factors," beginning at page ____, and "The Merger - Frontier Has Agreed to a Cease and Desist Order," beginning at page ____, for additional information. The cease and desist order will be irrelevant, if the merger is completed. If the merger should fail to occur for any reason, management of Frontier believes that it will be able to comply with the requirements of the cease and desist order, including meeting required capital ratios, to continue its operations as an independent bank. The Frontier board did not consider the memorandum of understanding and Frontier's regulatory posture to be a major factor in determining whether Frontier should consider a merger or seek to remain independent and seek to raise additional capital. See "The Merger - Background of the Merger" and "Frontier Has Entered Into a Cease and Desist Order."

SOME FRONTIER SHAREHOLDERS HAVE AGREED TO VOTE FOR THE MERGER (SEE PAGE ___)

         Nineteen shareholders of Frontier, all of whom are influential with regard to Frontier or its management, and who include officers, directors, former directors and their affiliates and relatives, have signed agreements under which they have agreed individually that they will vote in favor of the merger agreement and the merger all shares of Frontier common stock they beneficially own and that they will use their best efforts to cause any other shares of Frontier common stock over which they share voting power to be voted in favor of the merger agreement and the merger. These shares represent approximately [69.5%] of the outstanding common stock of Frontier entitled to vote as of the record date of the meeting, enough to approve the merger without the concurrence of any other Frontier shareholders.

         Additionally, all of Frontier's eight directors, including Mr. Tony J. Swartz, the President and Chief Executive Officer of Frontier, who own approximately [26.6%] of the outstanding common stock of Frontier entitled to vote as of the record date of the meeting, have agreed with Zions, subject to any fiduciary duty they have to Frontier or its shareholders, to support the merger agreement and to recommend its adoption by the other Frontier shareholders and to refrain from soliciting any offer of merger or acquisition of any of the shares or substantially all of the assets of Frontier.

ZIONS PLANS TO CONTINUE ITS DIVIDEND POLICY FOLLOWING THE MERGER (SEE PAGE ___)

         The current annualized rate of cash dividends on the shares of Zions common stock is $0.80 per share. After the merger, Zions expects that it will continue to pay quarterly cash dividends in a manner that is consistent with its past practices, subject to approval and declaration by its board of directors. The payment of cash dividends by Zions in the future will depend on its financial condition and earnings, business conditions and other factors.

TRANSACTION GENERALLY TAX-FREE TO FRONTIER SHAREHOLDERS (SEE PAGE ___)

         We expect the merger to be tax-free to Frontier shareholders who receive shares of Zions common stock. Cash received by Frontier shareholders instead of fractional shares in the merger generally will be taxable.

         Zions and Frontier will have no obligation to complete the merger unless they receive a legal opinion that the merger will qualify as a transaction that is generally tax-free for federal income tax purposes. In that case, the federal income tax treatment of the merger will be as described under "Material Federal Income Tax Consequences," beginning at page XX. The legal opinion will not bind the Internal Revenue Service, however, which could take a different view of the transaction.

FRONTIER SHAREHOLDERS WILL HAVE DISSENTERS' RIGHTS (SEE PAGE ___)

         Under the National Bank Act and the Arizona Revised Statutes, Frontier shareholders have dissenters' rights. If dissenting shareholders follow all prescribed procedures, they will have the right to receive payment in cash of the fair value of their shares of Frontier common stock rather than shares of Zions common stock following completion of the merger. TO PERFECT THEIR

DISSENTERS' RIGHTS, HOLDERS OF SHARES OF FRONTIER COMMON STOCK MUST FOLLOW PRECISELY THE REQUIRED STATUTORY PROCEDURES, INCLUDING FILING NOTICES WITH FRONTIER, OR VOTING AGAINST THE MERGER AGREEMENT AND THE MERGER. If you hold shares of Frontier common stock and you dissent from the merger agreement and the merger and follow the required procedures, your shares of Frontier common stock will not become shares of Zions common stock upon completion of the merger. Instead, your only right will be to receive the value of your shares in cash, as the value is determined by the appraisal process. If you fail to follow the procedures precisely, you might not be able to perfect your dissenters' rights and receive cash for the value of your shares, but instead will only be entitled to receive shares of Zions common stock in exchange for your shares of Frontier common stock. We have attached, as Appendix B to this document, the applicable provisions of the National Bank Act relative to dissenters' rights. See "Rights of Dissenting Shareholders," beginning at page XX.

INCLUSION OF SHARES OF ZIONS STOCK FOR TRADING ON THE NASDAQ NATIONAL MARKET (SEE PAGE ___)

         Zions' issued and outstanding shares are traded on the Nasdaq National Market under the symbol "ZION." If the merger is completed, Zions will list the shares of its common stock to be issued to the former Frontier shareholders in the merger on the Nasdaq National Market.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (SEE PAGE ___)

         Shares of Zions common stock trade on the Nasdaq National Market. There is no public market for the shares of Frontier common stock. On August 16, 2002, the last full trading day prior to the public announcement of the signing of the merger agreement, and on October _______, 2002, the last practicable trading day prior to the printing of this document, the closing prices of Zions common stock were as follows:

                                 August 16, 2002       October __, 2002
                                ----------------       ----------------

Zions .......................   $          53.34       $    [_________]
Equivalent Market Value Per
   Share of Frontier (1) ....   $          11.52       $    [_________]

(1) This amount is achieved by multiplying the market price of Zions stock by an assumed exchange ratio of 0.2160. The exchange ratio is variable, however, depending on the condition of Frontier when the merger becomes effective. Consequently, you should not rely upon the assumed exchange ratio of 0.2160. See "The Merger - What You Will Receive," beginning at page XX.

DETERMINATION OF EXCHANGE RATIO (SEE PAGE ___)

         The exchange ratio in the merger is variable. In exchange for all the outstanding shares of Frontier common stock, the shareholders of Frontier will receive up to a maximum of 204,000 shares of Zions common stock. However, Zions would issue fewer than 204,000 shares upon completion of the merger, if:

         o        the average closing deposits of Frontier are below
                  $85,000,000, or

         o        the closing net worth of Frontier is below $6,500,000.

         If, at the effective time of the merger, the average closing deposits of Frontier are $85,000,000 or more, the closing net worth of Frontier is $6,500,000 or more and all Frontier stock options have been exercised, the exchange ratio would be 0.2160 of a share of Zions common stock for each outstanding share of Frontier common stock. If the market price of Zions common stock on the effective date of the merger is $[53.34], which was the market price of Zions common stock on October ___, 2002, the last practicable date prior to printing this document, each share of Frontier common stock would have an equivalent market value of $[11.52].

         If Frontier's average closing deposits are less than $85,000,000 or Frontier's closing net worth is less than $6,500,000, the number of Zions' shares delivered will be reduced. The amount of the reduction is calculated by dividing the sum of (i) the amount by which Frontier's closing net worth is less than $6,500,000 and (ii) 8.5% of the amount by which Frontier's net closing deposits are less than $85,000,000 by $50.98 (the agreed value of a Zions share for purposes of the merger). The resulting quotient is the number of shares that will be deducted from the 204,000 shares of Zions stock in order to determine the actual number of shares Zions will exchange for Frontier stock. While the market value of a share of Zions stock may be greater or less than $50.98 at the time of the merger, the divisor used in this formula is nevertheless fixed at $50.98.

         For example, if the average closing deposits of Frontier are $82,000,000, the closing net worth of Frontier is $6,100,000, and the market value of Zions common stock is $_____, as it was on October ___, 2002, the last practicable date prior to printing this document, and assuming that 944,246 Frontier shares are outstanding, the exchange ratio would under those circumstances be 0.2024 of a share of Zions common stock for each outstanding share of Frontier common stock or an equivalent market value of $10.80 for each share of Frontier common stock.

         The market price of Zions common stock will fluctuate prior to the merger in the normal course of trading on a day-to-day basis. You should obtain current stock price quotations for Zions common stock. You can get these quotations from a newspaper, on the Internet, or by calling your broker.

NO FINANCIAL ADVISOR HAS OPINED AS TO THE FAIRNESS OF THE EXCHANGE RATIO TO SHAREHOLDERS (SEE PAGE ___)

         Frontier has not engaged an independent financial advisor to advise the Frontier board or to opine as to the financial fairness of what will be received by Frontier's shareholders in the merger. Nevertheless, the Frontier board has reviewed data concerning similar transactions and has evaluated a number of factors and, after evaluation, unanimously believes the value to be received to be fair to the Frontier shareholders from a financial point of view and in the best interests of Frontier's shareholders.

WHEN WE EXPECT THE MERGER TO CLOSE (SEE PAGE ___)

         We expect to complete the merger as soon as practicable following approval of the merger by the shareholders of Frontier at the special meeting of shareholders and satisfaction of all other conditions to the merger, including approval of the merger by the Office of the Comptroller of the Currency and the expiration of statutory waiting periods. We anticipate completion of the merger during the fourth quarter of 2002.

THE COMPANIES INVOLVED IN THE MERGER

ZIONS BANCORPORATION
One South Main, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787

         Zions Bancorporation is a multi-bank holding company organized under the laws of Utah in 1955, and registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956. Zions and its subsidiaries own and operate six commercial banks with a total of 409 offices. Zions provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, Arizona, California, Colorado, Idaho, Nevada and Washington. On June 30, 2002, Zions had total consolidated assets of approximately $25.7 billion, consolidated loans (net of unearned income and fees) of approximately $18.5 billion, total consolidated deposits of approximately $18.8 billion, and shareholders' equity of approximately $2.3 billion. Active full-time equivalent employees totaled 8,221 at June 30, 2002. Zions focuses on maintaining community-minded banking by strengthening its core business lines of retail banking, small and medium-sized business lending, residential mortgage and investment activities. The banks provide a wide variety of commercial and retail banking and mortgage-lending products and services. The banks provide commercial loans, lease financing, cash management, lockbox, customized draft processing, and other special financial services for business and other commercial banking customers. A wide range of personal banking services are provided to individuals, including bank card, student and other installment loans and home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit and 24 hour ATM access.

NATIONAL BANK OF ARIZONA
335 North Wilmot Road
Tucson, Arizona 85711
(520) 571-1500

         National Bank of Arizona is a wholly-owned subsidiary of Zions. National Bank of Arizona, organized in 1985 under the National Bank Act as a national bank, is a member bank of the Federal Reserve System. Through its 52 branches, National Bank of Arizona provides commercial banking services throughout the state of Arizona. As of June 30, 2002, National Bank of Arizona had assets of approximately $2.7 billion, deposits of approximately $2.3 billion, loans of approximately $1.8 billion, and shareholders' equity of approximately $204 million and is the fourth largest bank in Arizona.

FRONTIER STATE BANK
550 North Ninth Place
Show Low, Arizona 85902
(928) 537-2933

         Frontier State Bank is an Arizona banking corporation incorporated in 1982. Frontier has six branches located in Show Low, Camp Verde, Eagar, Heber/Overgaard, Pinetop and Taylor/Snowflake, Arizona. Frontier provides a full range of banking services to the general public, with an emphasis on consumer and small business banking. As of June 30, 2002, Frontier had total assets of approximately $93.9 million, total deposits of approximately $86.5 million, total loans of approximately $61.0 million and shareholders' equity of approximately $6.8 million.

BOARD OF DIRECTORS AND MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE MERGER

         Following the merger, the Zions board of directors and executive officers will be the same as they were prior to the merger, the board of directors and executive officers of National Bank of Arizona will be the same as they were prior to the merger, and the members of the Frontier board and the Frontier executive officers will cease to serve.

FRONTIER'S REASONS FOR THE MERGER (SEE PAGE ___)

         Management and the Frontier board believe that it is in the best interests of Frontier and its shareholders to merge with National Bank of Arizona. In considering the merger, the board unanimously determined that the Zions offer would maximize value for Frontier shareholders, while providing a favorable tax structure in which Frontier shareholders will receive readily marketable securities without recognizing taxable gain or loss on the receipt of Zions stock (except for gain or loss recognized with respect to any cash received in the merger instead of fractional shares). Further, the board believes that the merger will result in positive effects for Frontier's employees, customers, and the communities in which Frontier operates and will offer Frontier's shareholders an opportunity to participate in the banking and financial business Zions has developed. As stated above under "Frontier Has Entered into a Cease and Desist Order with the Federal Deposit Insurance Corporation," Frontier entered into a memorandum of understanding with the FDIC and the Superintendent in October 2000, and consented to the entry of a cease and desist order with the FDIC and the Superintendent on September 11, 2002. The Frontier board did not consider the memorandum of understanding and Frontier's regulatory posture to be a major factor in determining whether Frontier should consider a merger or seek to remain independent and seek to raise additional capital.

         To review the Frontier board's reasons for the merger in greater detail, see "The Merger - Recommendation of Frontier Board and Frontier's Reasons for the Merger," beginning at page ___.

WE RECOMMEND THAT FRONTIER SHAREHOLDERS APPROVE THE MERGER AGREEMENT (SEE PAGE ___)

         The Frontier board believes that the merger is fair to you and is in your best interests, and unanimously recommends that you vote FOR the proposal to approve the merger agreement, the merger and the related matters.

COMPLETION OF THE MERGER REQUIRES SATISFACTION OF VARIOUS CONDITIONS (SEE PAGE ___)

         We must satisfy a number of conditions before completion of the merger, including:

         o        approval of the proposed merger by Frontier shareholders;

         o approval by government regulators and the expiration of associated waiting periods;

         o receipt by Zions and Frontier of a legal opinion regarding treatment of the merger as a tax-free reorganization under
                  Section 368(a)(1) of the Internal Revenue Code of 1986; and

         o no material adverse change in the financial condition of Frontier or Zions.

         Where the law permits, Zions or Frontier may waive some of the conditions to the merger if it deems a waiver to be in the best interests of its shareholders. Although we anticipate completing the merger during the fourth quarter of 2002, we cannot be certain when (or if) the conditions to the merger will be satisfied or when (or if) we will complete the merger.

WE MAY AMEND THE TERMS OF THE MERGER AND WAIVE SOME CONDITIONS (SEE PAGE ___)

         We may jointly amend the terms of the merger, and each of us could elect to waive some of the conditions to completion of the merger, where the law permits. However, after our shareholders approve the merger agreement and the merger, they must approve any amendment or waiver that would reduce or change what they will receive upon completion of the merger.

WE MAY DECIDE NOT TO COMPLETE THE MERGER (SEE PAGE ___)

         Frontier and Zions can agree to terminate the merger agreement at any time. In addition, either Frontier or Zions may terminate the merger agreement if either of the following occurs:

         o        the merger is not completed by December 30, 2002; or

         o a determination that the other party has materially breached the merger agreement, and has not cured the breach within the time allowed, or a determination that the representations and warranties of the other party were materially incorrect when made.

WE HAVE NOT YET RECEIVED ALL THE REGULATORY APPROVALS WE NEED

         Completion of the merger requires the approval of the Office of the Comptroller of the Currency. The U.S. Department of Justice has input into this approval process. Once the Office of the Comptroller of the Currency approves the merger, we have to wait at least 15 days and may have to wait for up to 30 days before we can complete the merger. Completion of the merger also requires the approval of the Arizona State Banking Department.

         We have filed all of the required applications and notices with the requisite federal and state banking agencies. We are awaiting the action of the Office of the Comptroller of the Currency on the application we filed with it. National Bank of Arizona has received the approval it needs from the Arizona State Banking Department to complete the merger. Zions has received written confirmation by the Utah Department of Financial Institutions that its approval will not be required to complete the merger.

                       THE FRONTIER SHAREHOLDERS' MEETING

         Frontier will hold a special meeting of shareholders at Bill Hancock Center, located at 555 North Ninth Place, Show Low, Arizona on _____________, 2002 at 10:00 a.m. local time. At the special meeting, Frontier shareholders will consider and vote upon the following proposals:

         1. A proposal to consider and approve the merger agreement, which will approve the merger and the following actions described in merger agreement:

         o Frontier will merge with and into National Bank of Arizona, with National Bank of Arizona being the surviving banking association; and

         o Zions will issue up to a maximum of 204,000 shares of its common stock to the former shareholders of Frontier upon completion of the merger.

         2. Such other business as may properly come before the special meeting.

         Only holders of record of Frontier common stock at the close of business on __________, 2002, which is the record date for the Frontier special meeting, will be entitled to vote at the Frontier special meeting and any adjournments or postponements of the meeting. You can cast one vote for each share of Frontier common stock that you owned on the record date.

         Approval of the merger agreement and completion of the merger require, among other things, approval by the holders of at least 66 2/3% of the outstanding shares of Frontier common stock entitled to vote.

         As of the record date, a total of [911,764] shares of Frontier common stock were eligible to be voted at the Frontier special meeting. On that date, Frontier's eight directors, including Mr. Tony J. Swartz, its President and Chief Executive Officer, were the beneficial owners of approximately [26.6%] of the outstanding shares of Frontier common stock. Directors and executive officers of National Bank of Arizona and their affiliates as of the record date owned an aggregate of approximately 0.96% of the outstanding common stock of Frontier; it is expected that these persons will vote their Frontier shares to approve the merger agreement and the merger. Nineteen shareholders of Frontier, all of whom are officers and/or directors of Frontier, former directors of Frontier and their relatives or their affiliates and other persons who exercise influence over the management of Frontier, have signed voting agreements under which they have agreed individually that they will vote all shares of Frontier common stock they beneficially own in favor of the merger agreement and the merger and that they will use their best efforts to cause any other shares of Frontier common stock over which they share voting power to be voted in favor of the merger agreement and the merger. The number of shares subject to these agreements aggregate to [633,711] shares or approximately [69.5%] of the common stock of Frontier entitled to vote at the meeting and enough to approve the merger without the concurrence of any other Frontier shareholders.

                      YOU MAY CHANGE YOUR VOTE IF YOU WISH

         You may change your vote at any time before the voting of your proxy at the shareholders' meeting. You can change your vote in any of the following ways:

         o You can send a written notice dated after the date of your proxy stating that you would like to revoke your proxy. You should send your written notice to Frontier at the address below.

         o You can complete a new proxy card and send it to Frontier, and the new proxy card will automatically replace any earlier dated proxy card that you previously returned; or

         o        You can attend the shareholders' meeting and vote in person.
                  Attending the special meeting will not by itself revoke your proxy.

         You should send any written notice of revocation, request for a new proxy card or a completed new proxy card to Frontier at 550 North Ninth Place, Show Low, Arizona 85902, Attention: Mr. Tony J. Swartz, President and Chief Executive Officer.

           FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE ___)

         This proxy statement/prospectus, including information incorporated by reference into this document, may contain forward-looking statements about Zions. There are a number of factors that may cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Some of these factors are described or referenced in "Cautionary Statement Regarding Forward-Looking Statements," beginning at page ___.

                             ADDITIONAL INFORMATION

         If you have questions about the merger or would like additional copies of this proxy statement/prospectus, you should contact:

Frontier State Bank
550 North Ninth Place
Show Low, Arizona 85902
Attention: Tony J. Swartz
President and Chief Executive Officer
Phone Number: (928) 537-2933

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following selected financial data of Zions Bancorporation for the five-year period ended December 31, 2001 and the six-month periods ended June 30, 2002 and June 30, 2001 are derived from and qualified by reference to Zions' consolidated financial statements. You should read these data in conjunction with the financial statements, related notes and other financial information incorporated by reference into this document. See "Where You Can Find More Information," beginning at page XX. Income for prior periods and all related ratios have been adjusted for the add-back of goodwill amortization under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                                               Six Months Ended
                                                   June 30,                       Year Ended December 31,
                                            -----------------------   -----------------------------------------------------------
                                               2002         2001         2001         2000        1999        1998        1997
                                            ----------   ----------   ----------   ----------  ----------  ----------  ----------
                                                  (unaudited)  (dollars in millions, except per share data)
Consolidated Statement of Income Data:
Interest income ..........................  $    733.7   $    814.3   $  1,592.0   $  1,626.2  $  1,359.3  $  1,032.8  $    717.0
Interest expense .........................       218.4        363.4        642.2        822.8       617.8       458.9       347.4
   Net interest income ...................       515.3        450.9        949.8        803.4       741.5       573.9       369.6
Provision for loan losses ................        33.8         25.0         73.2         31.8        18.0        14.0         5.9
   Net interest income after provision for
     loan losses..........................       481.5        425.9        876.6        771.6       723.5       559.9       363.7
Noninterest income .......................       199.8        205.9        419.4        192.6       266.8       210.5       148.5
Noninterest expense ......................       435.3        409.6        855.8        721.3       681.8       557.0       313.1
Income before income taxes ...............       246.0        222.2        440.2        242.9       308.5       213.4       199.1
Income taxes .............................        85.0         80.1        157.8         79.7       109.5        69.6        67.7
Income before minority interest and
   cumulative effect of change in
   accounting principle...................       161.0        142.1        282.4        163.2       199.0       143.8       131.4
Minority interest ........................         (.7)        (3.4)        (7.8)         1.5         4.9         0.4        --
Income before cumulative effect of change
   in accounting principle................       161.7        145.5        290.2        161.7       194.1       143.4       131.4
Cumulative effect of change in accounting
   principle(1)...........................       (32.4)        (7.2)        (7.2)        --          --          --          --
Net income ...............................       129.3        138.3        283.0        161.7       194.1       143.4       131.4
Income before cumulative effect, as
   adjusted(2)............................       161.7        161.2        323.3        187.7       218.5       163.3       136.6
Net income, as adjusted(2) ...............       129.3        154.1        316.1        187.7       218.5       163.3       136.6
Operating cash earnings(3) ...............       168.2        166.6        337.7        281.7       243.0       194.5       138.5
Income before cumulative effect per common
   share (diluted)........................  $     1.75   $     1.59   $     3.15   $     1.86  $     2.26  $     1.75  $     1.92
Net income per common share (diluted)  ...        1.40         1.51         3.07         1.86        2.26        1.75        1.92
Income before cumulative effect per common
   share (diluted), as adjusted(2)........        1.75         1.77         3.51         2.15        2.55        1.99        2.00
Net income per common share (diluted), as
   adjusted(2)............................        1.40         1.69         3.43         2.15        2.55        1.99        2.00
Operating cash earnings per common share
   (diluted)(3)...........................        1.82         1.82         3.66         3.23        2.84        2.37        2.03
Weighted-average common and common-
   equivalent shares outstanding during
   the period (in thousands)..............      92,658       91,339       92,174       87,120      85,695      81,918      68,258

Consolidated Balance Sheet Data (at period
   end):
Loans(4) .................................  $   18,453   $   16,476   $   17,311   $   14,378  $   12,791  $   11,219  $    5,463
Total assets .............................      25,735       23,488       24,304       21,939      20,281      18,050      10,794
Deposits .................................      18,788       17,170       17,842       15,070      14,062      14,221       7,830
Total shareholders' equity ...............       2,337        2,198        2,281        1,779       1,660       1,453         857

                                                 Six Months Ended
                                                      June 30,                    Year Ended December 31,
                                                 -----------------       -----------------------------------------------------
                                                  2002        2001        2001        2000        1999        1998        1997
                                                 -----       -----       -----       -----       -----       -----       -----
                                                  (unaudited)     (dollars in millions, except per share data)
Other Data:
Return on average assets(2) ...............       1.01%       1.36%       1.33%       0.86%       1.10%       1.13%       1.41%
Operating cash return on average assets(3).       1.35        1.51        1.47        1.34        1.26        1.41        1.45
Return on average common equity(2) ........      11.37       15.37       14.83       11.20       13.98       12.51       20.18
Operating cash return on average common
   equity(3)...............................      23.34       25.82       25.44       27.43       26.79       26.58       25.42
Efficiency ratio(2) .......................      60.00       59.02       59.16       62.57       64.16       67.58       58.34
Operating cash efficiency ratio(3) ........      58.66       57.66       57.40       57.44       60.31       61.30       57.81
Net interest margin .......................       4.65        4.62        4.64        4.27        4.31        4.56        4.29
Nonperforming assets to net loans and
   leases, other real estate owned and
   other nonperforming assets..............       0.63        0.53        0.69        0.49        0.58        0.58        0.31
Allowance for loan losses to nonperforming
   loans...................................     260.01      300.18      236.65      320.69      310.87      354.94      655.59
Allowance for loan losses to net loans and
  leases...................................       1.43        1.40        1.50        1.36        1.60        1.89        1.62
Tier 1 leverage ...........................       6.48        6.69        6.56        6.38        6.16        5.91        6.92
Tier 1 risk-based capital .................       8.05        8.35        8.25        8.53        8.64        8.40       11.96
Total risk-based capital ..................      11.86       11.63       12.20       10.83       11.29       11.34       13.85
Total branches ............................        409         413         412         373         362         345         241

(1) For the six months ended June 30, 2001 and the year ended December 31, 2001, the cumulative effect adjustment relates to the adoption of SFAS No. 133, net of income tax benefit of $4.5 million. For the six months ended June 30, 2002, the cumulative effect adjustment relates to impairment in carrying value of Zions' investments in certain e-commerce subsidiaries, measured as of January 1, 2002, net of income tax benefit of $2.7 million, associated with the adoption of SFAS No. 142.

(2) Adjusted according to SFAS No. 142 for the add-back of goodwill amortization, net of income tax benefit.

(3) Before amortization of goodwill and core deposit intangible assets and merger expenses, the impairment loss on First Security Corporation common stock and the cumulative effect of adoption of SFAS No. 133 and SFAS No. 142.

(4)      Net of unearned income and fees, net of related costs.

         SFAS No. 142 became effective for Zions beginning January 1, 2002. Under this statement, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to specified annual impairment tests. Other intangible assets are amortized over their useful lives. The following table presents transitional disclosures required by SFAS No. 142. The purpose of these transitional disclosures is to reconcile prior period amounts of income before cumulative effect and net income to their respective adjusted amounts for the add-back of goodwill amortization.

                                               Earnings
                                               Six Months
                                                 Ended
                                                June 30,               Year Ended December 31,
                                            ---------------   ------------------------------------------
                                             2002     2001     2001     2000     1999     1998     1997
                                            ------   ------   ------   ------   ------   ------   ------
                                              (unaudited) (dollars in millions, except per share data)
Income before cumulative effect of
   change in accounting principle .......   $161.7   $145.5   $290.2   $161.7   $194.1   $143.4   $131.4
Add-back of goodwill amortization, net
   of income tax benefit ................     --       15.7     33.1     26.0     24.4     19.9      5.2
                                            ------   ------   ------   ------   ------   ------   ------
Income before cumulative effect, as
   adjusted .............................   $161.7   $161.2   $323.3   $187.7   $218.5   $163.3   $136.6
                                            ======   ======   ======   ======   ======   ======   ======
Net income ..............................   $129.3   $138.3   $283.0   $161.7   $194.1   $143.4   $131.4
Add-back of goodwill amortization, net
   of income tax benefit ................     --       15.8     33.1     26.0     24.4     19.9      5.2
                                            ------   ------   ------   ------   ------   ------   ------
Net income, as adjusted .................   $129.3   $154.1   $316.1   $187.7   $218.5   $163.3   $136.6
                                            ======   ======   ======   ======   ======   ======   ======



                                    Earnings Per Share (Diluted)
                                                    Six Months
                                                      Ended
                                                     June 30,            Year Ended December 31,
                                                  -------------   -------------------------------------
                                                  2002    2001    2001    2000    1999    1998    1997
                                                  -----   -----   -----   -----   -----   -----   -----
                                                   (unaudited) (dollars in millions, except per share data)
Income before cumulative effect of change
   in accounting principle ....................   $1.75   $1.59   $3.15   $1.86   $2.26   $1.75   $1.92
Add-back of goodwill amortization, net of
   income tax benefit .........................     --     0.18    0.36    0.29    0.29    0.24    0.08
                                                  -----   -----   -----   -----   -----   -----   -----

Income before cumulative effect, as adjusted ..   $1.75   $1.77   $3.51   $2.15   $2.55   $1.99   $2.00
                                                  =====   =====   =====   =====   =====   =====   =====


Net income ....................................   $1.40   $1.51   $3.07   $1.86   $2.26   $1.75   $1.92
Add-back of goodwill amortization, net of
   income tax benefit .........................     --     0.18    0.36    0.29    0.29    0.24    0.08
                                                  -----   -----   -----   -----   -----   -----   -----

Net income, as adjusted .......................   $1.40   $1.69   $3.43   $2.15   $2.55   $1.99   $2.00
                                                  =====   =====   =====   =====   =====   =====   =====

                              CURRENT DEVELOPMENTS

         By press release dated October 17, 2002, included in its current report on Form 8-K filed with the SEC on October 21, 2002, incorporated by reference into this document, Zions reported third quarter net income of $39.4 million, or $0.43 per diluted share, compared to $81.5 million, or $0.87 per diluted share for the three months ended September 30, 2001, as adjusted for the add-back of goodwill amortization (under Statement of Financial Accounting Standards ("SFAS") No. 142). Zions' third quarter results included a number of non-recurring items, most of which related to previously announced restructuring efforts, asset impairments and venture capital investment write-downs. Zions' third quarter 2002 results reflected the impact of these items as follows:


                                                                 Pretax        Tax-Effected
                                                                 Amount           Amount         Per Diluted
                                                             ($ in millions) ($ in millions)    Average Share
                                                             --------------- ---------------- ------------------
Net impact of non-recurring items on continuing operations .      (33.8)          (20.8)           ($0.23)
Net impact from discontinued operations ....................      (33.9)          (25.9)           ($0.28)
Total net impact of non-recurring items ....................      (67.7)          (46.7)           ($0.51)

         During the second quarter of 2002, Zions completed the sale of an e-commerce related business, Digital Signature Trust, in exchange for a 33% ownership interest in Identrus. During the third quarter of 2002, Zions decided to curtail further its e-commerce related business activities, by restructuring and/or offering for sale parts of its Lexign and Phaos subsidiaries. Accordingly, impairment and restructuring charges were recognized related to these businesses. In accordance with SFAS No. 144, these subsidiaries were treated as discontinued operations. The $22.8 million ($0.25 per diluted share) after-tax impairment charge (reflected in the above-referenced Form 8-K) results from the SFAS No. 144 requirement that such discontinued operations be carried at the lower of their carrying value amount or fair value less costs to sell. During the third quarter of 2002, Zions recognized additional after-tax losses from operations of $3.1 million ($0.03 per diluted share) related to these discontinued operations. For the third quarter of 2002, Zions also incurred a loss of $0.8 million (slightly less than $0.01 per diluted share) related to its investment in Identrus.

         During the third quarter of 2002, Zions also recognized in net income from continuing operations after-tax impairment charges related to venture capital investments and an other than temporary decline in value of a minority interest in an investment banking firm of $16.7 million ($0.18 per diluted share). Other after-tax restructuring and impairment losses on long-lived assets of $4.1 million ($0.05 per diluted share) are also included in net income from continuing operations for the quarter.

         Zions reported net interest income of $261.3 million for the three months ended September 30, 2002 compared to $247.1 million for the same period in 2001. Zions made a provision for loan losses of $22.3 million for the three months ended September 30, 2002 compared to $21.5 million for the same period in 2001. Zions reported non interest expense of $219.2 million for the three months ended September 30, 2002 compared to $214.6 million for the same period in 2001. Zions reported return on average assets of 0.59% and return on average common equity of 6.51% for the three months ended September 30, 2002 compared to 1.32% and 14.51% for the respective items for the same period in 2001.

         Financial highlights for the quarter are as follows:


                      ZIONS BANCORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS


                                                                     Three Months Ended               Nine Months Ended
                                                                        September 30,                   September 30,
                                                                 ---------------------------     ---------------------------
(In thousands, except per share and ratio data)                     2002            2001            2002            2001
                                                                 -----------     -----------     -----------     -----------
                                                                                                (Adjusted) (2)
EARNINGS (3)
Taxable-equivalent net interest income .......................   $   266,660     $   252,214     $   792,247     $   713,074
Net Interest income ..........................................       261,306         247,118         776,560         697,969
Noninterest income ...........................................        74,815         106,044         270,246         310,412
Provision for loan losses ....................................        22,309          21,470          56,104          46,477
Noninterest expense ..........................................       219,158         214,582         640,120         622,047
Income before income taxes and minority interest .............        94,654         117,110         350,582         339,857
Income taxes .................................................        31,772          43,031         120,744         122,816
Minority interest ............................................        (2,486)         (3,251)         (3,211)         (6,638)
Income from continuing operations ............................        65,368          77,330         233,049         223,679
Loss from discontinued operations ............................       (25,922)         (4,533)        (31,897)         (5,386)
Cumulative effect adjustments ................................          --              --           (32,369)         (7,159)
Net Income ...................................................        39,446          72,797         168,783         211,134
Income before cumulative effect, as adjusted (1) .............        39,446          81,549         201,152         242,795
Net income, as adjusted (1) ..................................        39,446          81,549         168,783         235,636

                                                                     Three Months Ended               Nine Months Ended
                                                                        September 30,                   September 30,
                                                                 ---------------------------     ---------------------------
(In thousands, except per share and ratio data)                     2002            2001            2002            2001
                                                                 -----------     -----------     -----------     -----------
                                                                                                (Adjusted) (2)
PER COMMON SHARE (3)
Net income (diluted) .........................................          0.43            0.78            1.83            2.29
Income from continuing operations (diluted), as adjusted (1)..          0.71            0.92            2.52            2.70
Loss from discontinued operations (diluted) ..................         (0.28)          (0.05)          (0.34)          (0.06)
Income before cumulative effect (diluted) as adjusted (1).....          0.43            0.87            2.18            2.64
Net income (diluted), as adjusted (1) ........................          0.43            0.87            1.83            2.56
Dividends ....................................................          0.20            0.20            0.60            0.60
Book Value ...................................................          --              --             25.86           24.29

SELECTED RATIOS (1)
Return on average assets .....................................          0.59%           1.32%           0.87%           1.34%
Return on average common equity ..............................          6.51%          14.51%           9.68%          15.07%
Efficiency ratio .............................................         74.23%          59.43%          64.57%          59.16%
Net interest margin ..........................................          4.53%           4.65%           4.61%           4.63%

(1) Adjusted according to SFAS No. 142 for the add back of goodwill amortization, net of income tax benefit.

(2) Adjusted according to SFAS No. 142 for the impairment to goodwill and reflected as a cumulative effect adjustment, net of income tax benefit.

(3) Adjusted according to SFAS No. 144 for discontinued operations, net of income tax benefit.

                                  RISK FACTORS

         By approving the merger, Frontier shareholders will be choosing to invest in Zions' common stock in exchange for shares of Frontier common stock. An investment in Zions' common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements," beginning at page XX, you should carefully consider the matters described below in determining whether to approve the merger agreement.

FRONTIER HAS ENTERED INTO A CEASE AND DESIST ORDER (THE "ORDER") WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") AND THE ARIZONA SUPERINTENDENT OF BANKS AND IS REQUIRED TO COMPLY WITH THE ORDER. IF THE MERGER IS NOT COMPLETED FOR ANY REASON, FRONTIER MUST RAISE ADDITIONAL CAPITAL AND TAKE OTHER ACTION TO IMPLEMENT THE ORDER THAT WILL INVOLVE SIGNIFICANT EXPENSE TO FRONTIER. THE ORDER MAY CONSTITUTE A BREACH OF THE MERGER AGREEMENT THAT ALLOWS ZIONS TO ELECT NOT TO PROCEED WITH THE MERGER, WHICH WOULD OBLIGATE FRONTIER TO PAY A TERMINATION FEE TO ZIONS.

         The FDIC and the Arizona Superintendent of Banks have expressed concern about Frontier's management, the level of capital, Frontier's asset quality, and other aspects of Frontier's operations. In October 2000, Frontier entered into a memorandum of understanding with the Superintendent and the FDIC under which Frontier agreed to address these concerns. At the time Frontier commenced negotiations with Zions concerning a potential merger, Frontier had addressed nearly all the issues outlined in the memorandum of understanding, and had taken action to reduce the size of the bank in order to meet capital ratio requirements. At the time Frontier commenced merger discussions with Zions, Frontier's chief financial officer and senior credit officer resigned (although the former senior credit officer has continued as a consultant to the bank). Once Frontier entered into a letter of intent with Zions, Frontier suspended efforts to raise capital, because completion of the merger would eliminate any necessity to do so. To assure the safety and soundness of Frontier if the merger fails to occur, the Frontier board entered into the Order with the FDIC and the Superintendent in September 2002 which requires Frontier to take corrective action with respect to these problems. If the merger should fail to occur for any reason, Frontier would be obligated to satisfy all conditions of the Order; compliance could entail Frontier's raising approximately $500,000 to $750,000 of additional capital and incurring additional expenses of approximately $470,000. In addition, if Zions should terminate the merger agreement, Frontier may be obligated to pay Zions a termination fee of up to $500,000. See "The Merger - Frontier Has Agreed to a Cease and Desist Order," beginning at page XX.

FAILURE TO COMPLETE THE MERGER COULD SEVERELY DISADVANTAGE FRONTIER.

         In order to complete the merger, Frontier must focus on meeting all merger conditions. If for any reason the merger does not occur, that failure could adversely affect Frontier's business and make it difficult for Frontier to attract other acquisition partners, if it should choose to do so. Frontier has the liquidity necessary to pay the additional expenses that may be incurred to comply with the cease and desist order and the termination fee that it may be obligated to pay if Zions should terminate the merger agreement. If the merger is not completed, Frontier would be forced to raise additional capital to satisfy the costs for meeting the requirements of the cease and desist order and for any termination fees that it may owe to Zions. Frontier would seek such additional capital first from its shareholders or seek other affiliation or acquisition alternatives. If Frontier could not raise capital or otherwise comply within the time required by the cease and desist order, Frontier would be required to seek additional time for compliance. Frontier has had discussions with several of its shareholders and other potential affiliate targets about the need to raise additional capital and has considered other steps to meet capital ratio requirements, if the merger does not occur. On the basis of those discussions, the Frontier board believes that it would be able to meet the capital ratio requirements and to hire qualified management to comply with the conditions of the cease and desist order and to continue its operations as an independent bank. See the Risk Factor in the previous paragraph.

IF FRONTIER'S NET WORTH OR DEPOSITS ARE NOT MAINTAINED AT SPECIFIED LEVELS, ZIONS AND NATIONAL BANK OF ARIZONA ARE FREE TO CHOOSE NOT TO PROCEED WITH THE MERGER.

         If Frontier's consolidated net worth at the effective time of the merger is less than $6 million plus amounts received by Frontier on the exercise of Frontier stock options, or if the deposits of Frontier at the effective time of the merger as averaged over the relevant fifteen-business-day period are less than $80 million, Zions and National Bank of Arizona are free to choose not to proceed with the merger. See "The Merger - Conditions to Complete the Merger," beginning at page XX. On September 30, 2002, Frontier's consolidated net worth was approximately $6.8 million and its deposits were approximately $88 million.

IF THE MERGER HAS NOT OCCURRED BY DECEMBER 30, 2002, EITHER ZIONS OR FRONTIER MAY CHOOSE NOT TO PROCEED WITH THE MERGER.

         Either Zions or Frontier may terminate the merger agreement if the merger has not been completed by December 30, 2002, unless the failure of the merger to have been completed has resulted from the failure of the party seeking to terminate the merger agreement to have performed its obligations. See "The Merger - Termination and Termination Fees," beginning at page XX.

YOU WILL RECEIVE FEWER SHARES OF ZIONS COMMON STOCK IF FRONTIER'S OPERATIONS ARE NOT MAINTAINED AT OR ABOVE SPECIFIED LEVELS.

         Upon completion of the merger, Frontier common stock will be converted into shares of Zions common stock, up to a maximum of 204,000 shares. Each Frontier share will be converted into the right to receive a fraction of one share of Zions common stock. Because Frontier's average closing deposits or its closing net worth may be less than levels specified in the merger agreement, the number of shares of Zions common stock to be issued in the merger may be fewer than 204,000 shares. See "The Merger - What You Will Receive," beginning at page ___. Accordingly, at the time of your vote, you will not know or be able to calculate the number of Zions shares or value of the Zions shares you will receive.

THE VALUE OF WHAT YOU WILL RECEIVE IN THE MERGER WILL RISE AND FALL AS THE MARKET PRICE OF ZIONS COMMON STOCK RISES AND FALLS.

         Between the date of this document and the effective date of the merger, and following the merger, the market price of Zions common stock will rise and fall. Changes in the price of Zions common stock will affect the value of what you will receive.

YOU WILL HAVE LESS INFLUENCE AS A SHAREHOLDER OF ZIONS THAN AS A SHAREHOLDER OF FRONTIER.

         The shareholders of Frontier currently have the right to control Frontier through their ability to elect the board of directors of Frontier and vote on other matters affecting Frontier. The merger will transfer control of Frontier to Zions. After completion of the merger, former Frontier shareholders will own less than 1/4 of 1% of Zions' outstanding common stock. Consequently, the former Frontier shareholders will exercise much less influence over the management and policies of Zions than they currently exercise over the management and policies of Frontier.

THE MARKET PRICE OF THE SHARES OF ZIONS COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE SHARES OF FRONTIER COMMON STOCK.

         Upon completion of the merger, holders of the Frontier common stock will become holders of Zions common stock. Zions' current businesses and markets differ from those of Frontier and, accordingly, the results of operations of Zions after the merger may be affected by factors different from those currently affecting the results of operations of Frontier. For a discussion of the businesses of Zions and Frontier and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this document and referred to under "Where You Can Find More Information," beginning at page XX.

ZIONS' FUTURE ACQUISITIONS WILL DILUTE YOUR OWNERSHIP OF ZIONS AND MAY CAUSE ZIONS TO BECOME MORE SUSCEPTIBLE TO ADVERSE ECONOMIC EVENTS.

         Zions has acquired other companies with its common stock in the past and intends to acquire or make investments in banks and other complementary businesses with its common stock in the future. Future business acquisitions could be material to Zions, and the degree of success achieved in acquiring and integrating these businesses into Zions could have a material effect on the value of Zions common stock. Zions may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in Zions. Acquisitions also could require Zions to use substantial cash or other liquid assets or to incur debt. In those events, Zions could become more susceptible to economic downturns and competitive pressures.

                       THE FRONTIER SHAREHOLDERS' MEETING

WHEN AND WHERE THE FRONTIER SPECIAL MEETING WILL BE HELD

         Frontier will hold a special meeting of its shareholders at the Bill Hancock Center, located at 550 North Ninth Place, Show Low, Arizona on ____________, 2002 at 10:00 a.m. local time.

WHAT WILL BE VOTED ON AT THE FRONTIER SPECIAL MEETING

         At the special meeting, the Frontier shareholders will consider a proposal

         o To approve the merger agreement, which will approve the merger of Frontier with and into National Bank of Arizona and related matters; and

         o To transact such other business as may properly come before the Frontier special meeting.

         Frontier shareholders will take action on the above matters at a special meeting on ___________, 2002, or any later date to which the special meeting is postponed or adjourned.

         The Frontier board is unaware of other matters to be voted on at the Frontier special meeting. If other matters do properly come before the Frontier special meeting, including consideration of a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies, Frontier intends that the persons named in the proxies will exercise their discretion to vote the shares represented by proxies in the accompanying form, as they determine to be appropriate.

SHAREHOLDERS ENTITLED TO VOTE

         Frontier has set _____________, 2002 as the record date to determine which Frontier shareholders will be entitled to vote at the Frontier special meeting. Only Frontier shareholders at the close of business on the record date will be entitled to receive notice of and to vote at the Frontier special meeting. As of the record date, there were [911,764] issued and outstanding shares of Frontier common stock and [32,482] issued and outstanding stock options that were subject to exercise. Each Frontier shareholder on the record date is entitled to one vote per share, and may cast such votes either in person or by properly executed proxy.

VOTE REQUIRED TO APPROVE THE MERGER

         Approval of the merger agreement, the merger and related matters requires the affirmative vote of holders of 66 2/3% of the outstanding shares of Frontier common stock entitled to vote at the Frontier special meeting. Therefore, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement, the merger and related matters. Accordingly, the Frontier board urges Frontier shareholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

         In order to have a quorum, a majority of the total voting power of the outstanding shares of Frontier's common stock entitled to vote at the Frontier special meeting must be represented at the Frontier special meeting in person or by proxy.

VOTING YOUR SHARES

         The Frontier board is soliciting proxies from the Frontier shareholders. This will give you an opportunity to vote at the Frontier special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions by a named agent. If you do not vote by proxy or attend the Frontier special meeting and vote in person, it will have the same effect as voting against the merger. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares FOR approval of the merger agreement, the merger and related matters.

HOW PROXIES ARE COUNTED

         We will count as present at the Frontier meeting for purposes of determining the presence or absence of a quorum for the transaction of business at the Frontier special meeting

         o those shares of Frontier common stock held by persons attending the Frontier special meeting whether or not they are voting, and

         o those shares of Frontier common stock for which Frontier has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

CHANGING YOUR VOTE

         Any Frontier shareholder may revoke the proxy at any time before the vote at the meeting in one or more of the following ways:

         o delivering a written notice of revocation to the President and Chief Executive Officer of Frontier bearing a later date than the proxy;

         o        submitting a later-dated proxy; or

         o appearing in person and voting at the meeting. Attendance at the Frontier special meeting will not by itself constitute a revocation of a proxy, unless you complete and submit a ballot.

         You should send any written notice of revocation or subsequent proxy to Frontier, Attention: Mr. Tony J. Swartz, President and Chief Executive Officer, 550 North Ninth Place, Show Low, Arizona 85902, or hand deliver the notice of revocation or subsequent proxy to Mr. Swartz at or before the taking of the vote at the Frontier special meeting.

SOLICITATION OF PROXIES AND COSTS

         Frontier will bear its costs of solicitation of proxies. Frontier will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Frontier will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation. In addition to solicitation by use of the mails, directors, officers and employees acting on behalf of Frontier may solicit proxies in person or by telephone, telegraph, facsimile or other means of communications. Frontier will not compensate these directors, officers and employees but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. You may direct any questions or requests for assistance regarding this proxy statement/prospectus and related proxy materials to Mr. Tony J. Swartz, President and Chief Executive Officer of Frontier, by telephone at (928) 537-2933.

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

RECOMMENDATION OF FRONTIER BOARD

         The Frontier board has unanimously approved the merger agreement, the merger and the related matters. The Frontier board believes that the merger agreement, the merger and related matters are in the best interests of Frontier and the Frontier shareholders, and unanimously recommends that the Frontier shareholders vote FOR approval of the merger agreement, the merger and the related matters. See "The Merger - Recommendation of the Frontier Board and Frontier's Reasons for the Merger," beginning at page ___.

                                   PROPOSAL 1

                                   THE MERGER

         The following summary describes the material terms of the merger agreement and the merger. We have attached a copy of the merger agreement to this proxy statement/prospectus as Appendix A, and we have incorporated it into this document by reference. We urge all shareholders to read the merger agreement carefully in its entirety. We qualify this summary in its entirety by reference to the merger agreement.

GENERAL

         We expect to complete the merger in the fourth quarter of 2002. Under the merger agreement, Frontier will merge with and into National Bank of Arizona and following the merger the separate corporate existence of Frontier will cease. National Bank of Arizona will survive and continue its corporate existence as a national banking association under the laws of the United States. The merger of Frontier with and into National Bank of Arizona will become effective upon receipt of a certification letter from the Office of the Comptroller of the Currency and the filing of articles of merger with the Arizona Corporation Commission, or at such later time specified in these documents. Completion of the merger is subject to the satisfaction or waiver of conditions set forth in the merger agreement and described in "The Merger - Conditions to Complete the Merger," beginning at page ___. When we refer below to the effective time of the merger of Frontier and National Bank of Arizona, we mean the time the merger is completed.

         The National Bank of Arizona articles of association will be the articles of association of the combined company. The National Bank of Arizona bylaws will be the bylaws of the combined company.

         Each share of Frontier common stock issued and outstanding at the effective time of the merger will be converted into the right to receive shares of Zions common stock in accordance with the provisions of the merger agreement. Upon completion of the merger, Zions will issue to the former Frontier shareholders up to a maximum of 204,000 shares of Zions common stock for all the shares of Frontier common stock outstanding as of the effective time of the merger. This calculation assumes that there is no decline in the average closing deposits of Frontier below $85,000,000, nor a decline in the closing net worth of Frontier below $6,500,000. The maximum of 204,000 shares of Zions common stock to be issued in the merger will be reduced if the average closing deposits of Frontier fall below $85,000,000 or if the closing net worth of Frontier falls below $6,500,000. See "The Merger - What You Will Receive," beginning at page XX.

BACKGROUND OF THE MERGER

         At various times prior to November 2001, the Frontier board considered proposals from investors and other banking institutions for a merger or other acquisition transaction. The board considered each of these proposals on its own merits. From time to time over the past several years, senior management of National Bank of Arizona has made inquiries of senior management of Frontier concerning the possible merger of Frontier and National Bank of Arizona. These inquiries were very general in nature, did not include any specific proposals, and did not lead to acquisition discussions.

         Prior to November 2001, the board's Strategic Planning Committee and the Frontier board generally operated under a strategy that contemplated that Frontier would remain an independent bank. The success of this strategy, however, was dependent upon Frontier's ability to raise capital to support its growth and its ability to continue to be an effective competitor in its banking markets.

         In October 2000, the Frontier board entered into a memorandum of understanding with the FDIC and the Arizona Superintendent of Banks in order to strengthen the bank and improve the quality of its assets. In the opinion of the Frontier board, the bank had, by November 2001, made substantial progress in addressing the memorandum of understanding issues, other than increasing capital. Once Frontier entered into a letter of intent with Zions and began serious merger discussions, Frontier elected to suspend its efforts to raise additional capital and instead focus on completing the merger, which would eliminate any requirements to raise capital. Frontier's regulatory posture was not a major factor in determining whether Frontier should consider a merger or seek to remain independent and seek additional capital. The board's primary focus was on selecting a course of action that would over time deliver the greatest value to Frontier's shareholders.

         On October 29, 2001, John J. Gisi, chairman and chief executive officer of National Bank of Arizona, contacted Greg Butler, chairman of the Frontier board, and expressed an interest in discussing a possible merger between Frontier and National Bank of Arizona. During this period, the Frontier board was also contacted by an investor group that indicated an interest in acquiring a majority of Frontier's issued and outstanding stock or, in the alternative, purchasing the bank.

         On November 29, 2001, the Frontier board met in executive session to consider the two indications of interest received by Frontier. After discussion concerning pricing and the valuation of Frontier, the Frontier board appointed a committee consisting of directors Greg Butler, Elizabeth McCarty and Mark Wirth to contact National Bank of Arizona and discuss the potential of a merger with National Bank of Arizona.

         In February 2002, the Frontier board advised National Bank of Arizona that although Frontier had an interest in a potential merger, other matters required the board's attention, and the board would revisit a potential merger with National Bank of Arizona at a later time. The board's response to National Bank of Arizona reflected, in part, a difference in opinion among directors whether a merger was in the best interest of Frontier's shareholders.

         In March 2002, the Frontier board again discussed the possibility of an acquisition transaction. After reaching a general consensus that Frontier's shareholders would benefit from increased stock liquidity and an affiliation with a larger bank, the Frontier board concluded that it would consider potential merger candidates if they provided Frontier and its shareholders with appropriate value and a competitive advantage. With the board's approval, Frontier executed a confidentiality agreement with National Bank of Arizona to discuss a potential acquisition. The Frontier board appointed two members, Mark Wirth and Elizabeth McCarty, as its representatives to discuss and begin to negotiate a potential acquisition transaction. This committee was advised that the Frontier board was seeking a price that was a multiple of book value of 1.25x or higher. The committee was instructed to contact at least five other banking institutions in order to determine their interest, possible pricing, and the timing of a potential transaction.

         The committee contacted six potential merger candidates, including National Bank of Arizona and the investor group that had previously expressed an interest in Frontier. In response, during April 2002 representatives of National Bank of Arizona and Zions conducted a due diligence review of the business and operations of Frontier. Meanwhile, Frontier also received indications of interest from the investor group to acquire a majority of Frontier's stock or to purchase the bank. The investor group also conducted a limited due diligence review of Frontier. On April 26, 2002, National Bank of Arizona submitted to Frontier a non-binding indication of interest in acquiring Frontier in exchange for shares of Zions stock with a base value of $10.9 million, subject to certain reductions and contingent on additional due diligence with respect to the loan portfolio, certain regulatory issues, and other aspects of the business and operations of Frontier. The investor group also submitted on May 2, 2002, a written, non-binding proposal for the purchase of a controlling interest in Frontier or, in the alternative, all of Frontier.

         The board of directors of Zions approved the acquisition of Frontier at its April 26, 2002 meeting.

         The Frontier board's committee considered the responses of National Bank of Arizona and the investor group and presented them to the entire Frontier board on May 11, 2002, together with a written report evaluating the proposals and recommending that the Frontier board pursue the National Bank of Arizona proposal, because that proposal provided greater value to Frontier shareholders, from a financial point of view, and would provide readily tradable shares to Frontier shareholders. After considering the committee's recommendation, the Frontier board unanimously determined to pursue a merger with National Bank of Arizona and authorized the execution of a non-binding letter of intent. Frontier and National Bank of Arizona executed a non-binding letter of intent on May 11, 2002, and entered into negotiations to reach a definitive agreement whereby Frontier would be merged into National Bank of Arizona.

         Representatives of National Bank of Arizona and Zions conducted an additional due diligence review of Frontier and its business and operations during July 2002 to update its earlier findings and to assess the consequences of natural disasters that occurred in June 2002 and affected many parts of the service area of Frontier since the time of National Bank of Arizona's and Zions' prior due diligence. The board of directors of National Bank of Arizona approved the merger with Frontier at its July 12, 2002 meeting.

         On [July 22,] 2002, National Bank of Arizona and Zions made a revised offer to Frontier of a maximum of 204,000 shares of Zions stock, subject to reduction in the event that net worth and deposit maintenance levels are not satisfied by Frontier. National Bank of Arizona presented Frontier with a draft of a merger agreement embodying this proposal on [July 23,] 2002.

         On August 2, 2002, Frontier's president and chief executive officer presented the terms and conditions of proposed merger agreement among Frontier, National Bank of Arizona, and Zions to the Frontier board. The Frontier board

         o        reviewed the terms and conditions of the proposed merger;

         o considered the amount and nature of what was being offered to Frontier shareholders in exchange for their Frontier stock;

         o considered the effect of the proposed merger on Frontier, its shareholders, employees and customers; and

         o        considered alternatives to the proposed merger.

         After considering Frontier's value, consulting with its professional advisors, and reviewing the competing offer from the investor group, the Frontier board concluded that merging with National Bank of Arizona was in the best interests of Frontier and its shareholders and that what Zions and National Bank of Arizona offered to pay was fair from a financial point of view to Frontier shareholders. At this meeting the Frontier board approved the terms and conditions of merger proposed by National Bank of Arizona and Zions and unanimously voted to approve the merger with National Bank of Arizona. The Frontier board instructed the president and chief executive officer to finalize the terms and conditions to be contained in the definitive merger agreement, subject to the approval of a committee consisting of directors Ray Roles, Tony Swartz, Neal Thompson, and Mark Wirth.

         During the first half of August 2002, the parties and their counsel resolved various issues, including the levels of net worth and deposits that Frontier would need to maintain to avert a reduction in the number of shares of Zions stock to be paid to shareholders of Frontier; certain conditions to the merger involving the minimum net worth and minimum average deposits of Frontier; and the termination fee to be paid to a party who terminates the merger agreement for various reasons. During this period, counsel for the parties finalized the text of the merger agreement with respect to these and other issues.

         The Frontier board's merger committee approved the final text of this agreement on August 16, 2002, and the agreement was executed by Frontier, National Bank of Arizona, and Zions on August 16, 2002. National Bank of Arizona issued a press release on August 19, 2002 announcing the agreement.

RECOMMENDATION OF THE FRONTIER BOARD AND FRONTIER'S REASONS FOR THE MERGER

         The Frontier board believes that the terms of the merger agreement are fair and in the best interests of Frontier and its shareholders. In reaching its unanimous determination to approve the merger agreement, the Frontier board consulted with its management and legal counsel, and considered a number of factors, including without limitation, the following:

                  o Frontier's prospects if it were to remain independent;

                  o        the possibility of raising additional capital;

                  o the value of the Zions shares offered for Frontier's stock;

                  o the price offered for Frontier stock by other investors;

                  o the value of merger consideration received by other banks of comparable size and quality;

                  o Zions' business, management, growth history and commitment to banking in rural communities;

                  o the desirability of providing Frontier shareholders with readily tradable securities,

                  o the likelihood of obtaining timely all required regulatory approvals;

                  o the competitive conditions in the Arizona banking business and the banking business in northeastern Arizona;

                  o the likelihood of obtaining better transaction value for shareholders;

                  o the likelihood of completing the merger in a relatively short period; and

                  o the benefit of Frontier shareholders receiving readily tradable shares of Zions stock in the merger.

         In reaching its determination to approve and recommend the merger agreement, the Frontier board did not assign any specific weights to the foregoing factors, and individual directors may have weighed factors differently. The board placed significant weight on its assessment of the quality of Zions as a financial institution, the value of the transaction to Frontier shareholders, the stock liquidity a merger would provide for Frontier's shareholders, and Zions' commitment to a community banking approach to Frontier's customer base. The board concluded that the merger with Zions and National Bank of Arizona will provide Frontier shareholders enhanced liquidity and marketability of their shares and a better opportunity for growth. Additionally, the Frontier board concluded that National Bank of Arizona's community banking approach is compatible with Frontier's overall approach to its customers and employees, and that the two entities will be able to form a strong banking commitment to Arizona's rural communities.

         In considering whether the merger was in the best interests of Frontier's shareholders, the board of directors also considered the bank's regulatory position and the possibility that Frontier might become subject to a cease and desist order. See "The Merger - Frontier Has Agreed to a Cease and Desist Order," beginning at page ___. In the view of a majority of the Frontier board, this factor was not determinative in recommending that shareholders approve Zions' proposal because Frontier had other alternatives to address its regulatory issues, including raising capital and strengthening management, and the board believed that the bank had made significant progress in that regard.

         For the reasons set forth above, the Frontier board believes that the merger is fair to, and in the best interests of, Frontier and its shareholders. ACCORDINGLY, THE FRONTIER BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND

RECOMMENDS THAT THE FRONTIER SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

NO OPINION OF FINANCIAL ADVISOR

         Frontier has not engaged an independent financial advisor to advise or opine as to the financial fairness of what will be received by the Frontier shareholders in the merger. Nevertheless, the Frontier board unanimously believes the value to be received to be fair to the Frontier shareholders from a financial point of view. In reaching this conclusion, the Frontier board considered offers the board had received from other investors; the likelihood of obtaining more valuable merger consideration; the value of merger consideration paid by other institutions in acquiring banks of similar size and quality to Frontier; the quality of Zions' and NBA's management; and Zions' record of growth and historical ability to deliver value to its shareholders. See "The Merger - Recommendation of the Frontier Board and Frontier's Reasons for the Merger," beginning at page XX.

WHAT YOU WILL RECEIVE

         In the merger, holders of Frontier common stock will receive shares of Zions common stock. With the exception of shares of Frontier for which cash is paid by Frontier upon perfection of a Frontier shareholder's dissenters' rights, at the effective time of the merger each share of Frontier common stock issued and outstanding immediately prior to the effective time will automatically be converted into the right to receive that number of shares of Zions common stock calculated by dividing the "consideration number," as defined below, by the number of shares of Frontier common stock that shall be issued and outstanding at the effective time of the merger.

         We define various terms used to calculate the exchange ratio, as follows:

         o The term "exchange ratio" means the "consideration number" divided by the number of shares of Frontier common stock that are issued and outstanding at the effective time of the merger.

         o The term "consideration number" means 204,000 shares of Zions common stock, minus the "reduction number."

         o The term "reduction number" means the number reached by summing the following two items:

                  o if the average closing deposits are less than $85,000,000, 8.5 percent of the difference between $85,000,000 and the average closing deposits, and

                  o if the closing net worth is less than $6,500,000, 100 percent of the difference between $6,500,000 and the closing net worth; then

                  o dividing that sum by $50.98, and rounding the result to the nearest whole number.

         o The term "average closing deposits" means the average of the total deposits of Frontier over the fifteen-business-day period ending on the business day before the effective time of the merger.

         o The term "closing net worth" means the consolidated net worth of Frontier in accordance with generally accepted accounting principles as of the close of business on the business day before the effective time of the merger.

         Upon completion of the merger, Frontier shareholders will receive up to a maximum of 204,000 shares of Zions common stock for all the shares of Frontier common stock that they own. However, if Frontier's average closing deposits fall below $85,000,000 or Frontier's closing net worth falls below $6,500,000, the number of shares of Zions common stock issued to Frontier shareholders would be less than the maximum total of 204,000 shares. As of September 30, 2002, the last practicable date prior to printing this document, the total deposits of Frontier were $88,308,248 and the consolidated net worth of Frontier was $6,785,462.

         If there is no reduction to the maximum number of 204,000 shares of Zions common stock issuable in the merger and all currently outstanding options to purchase Frontier common stock are exercised before the merger, then each of the 944,246 shares of Frontier common stock that would then be outstanding would be exchangeable for 0.2160 of a share of Zions common stock. We have provided this exchange ratio for illustrative purposes only. As we have described above, the merger consideration to be received by Frontier's shareholders is variable and may change if Frontier's average closing deposits or closing net worth falls below levels specified in the merger agreement. Consequently, you should not rely upon the assumed exchange ratio referenced above to be the exchange ratio. We cannot determine at this time the exchange ratio. It will be calculated at the effective time of the merger and may be less than the illustrative exchange ratio that we have used in this paragraph.

         At the effective time of the merger, holders of Frontier common stock will cease to be shareholders of Frontier and will no longer have any rights as Frontier shareholders, other than the right to receive Zions stock, and cash in lieu of fractional shares; for this purpose, Zions' stock will be valued at $50.98 per share. After the effective time, there will be no transfers on Frontier's stock transfer books of any shares of Frontier common stock.

FRONTIER'S OFFICERS AND DIRECTORS HAVE INTERESTS THAT MAY INFLUENCE OR EVEN OBLIGATE THEM TO SUPPORT AND APPROVE THE MERGER

         Various Frontier directors and officers are entitled under Frontier's organizational documents and Arizona law to receive indemnification against losses, claims, damages and liabilities incurred in connection with threatened or actual suits, claims or proceedings (whether civil, criminal or administrative) arising from events, matters, actions or omissions that occurred prior to the merger. Zions and National Bank of Arizona have agreed that following the merger neither will take any action to abrogate or diminish any of these rights to indemnification. Consequently, these Frontier directors and officers may have interests in the merger that are different from, or are in addition to, your interests in the merger. See "The Merger - Conduct of Business Pending Completion of the Merger - Indemnification," beginning at page ___. As a result, these directors and officers, who owned approximately [26.6%] of the issued and outstanding Frontier common stock as of the record date of the meeting, and hold options that may be exercised with respect to an additional [1.6%] of Frontier common stock may be more likely to vote to approve the merger agreement and the merger than if they did not have these interests.

         All of Frontier's directors, including Mr. Tony J. Swartz, its President and Chief Executive Officer, have already agreed to recommend the merger to the Frontier shareholders for approval, subject to fulfilling their fiduciary duty to Frontier and its shareholders, and to vote in favor of the proposal to approve the merger agreement and the merger. As of the close of business on the record date for the Frontier special meeting, these directors beneficially owned approximately [26.6%] of the outstanding shares of Frontier common stock entitled to vote at the meeting and hold options that may be exercised with respect to an additional [3.6%] of Frontier common stock . See "The Merger - Voting Agreements," beginning at page ___.

Frontier Has Agreed to a Cease and Desist Order

         Frontier and its board of directors work closely with the FDIC and the Arizona Superintendent of Banks to fulfill their regulatory obligations and to assure that Frontier is operated in a safe and sound manner. Over the past year, the FDIC and the Arizona Superintendent of Banks have expressed concern about the quality of some of Frontier's loans, the level of Frontier's capital, the adequacy of Frontier's credit management, and the establishment of improved procedures to eliminate similar problems in the future. In October 2000, Frontier entered into a memorandum of understanding with the Superintendent and the FDIC under which Frontier agreed to take various actions to improve the condition of the bank, including improving management by obtaining a senior lending officer, improving loan credit quality and tighten credit requirements, increase supervision by the board of directors, establish better internal credit accountability review and improve the adequacy of the Frontier loan loss reserve, correct regulatory violations, implement an internal audit program, and increase capital, and other things. At the time Frontier commenced negotiations with Zions concerning a potential merger, Frontier had addressed nearly all the issues outlined in the memorandum of understanding, and had taken substantial steps toward meeting the capital ratio requirements of the memorandum of understanding. At about the time Frontier began merger discussions with Zions, Frontier's chief financial officer and senior credit officer resigned, although the former senior credit officer has continued as a consultant to the bank. Once Frontier entered into a letter of intent with Zions, Frontier suspended its efforts to raise capital, because the merger would eliminate any necessity to do so.

         The Frontier board has continued to work closely with the FDIC and the Superintendent to address these issues. The FDIC and Superintendent have advised Frontier that any remaining regulatory issues will be resolved if the merger is completed. Nevertheless, to assure the soundness of Frontier, if the proposed merger is not completed, the Frontier board in September 2002 entered into a cease and desist order with the FDIC and the Superintendent which, among other things, requires that Frontier, within 90 days after September 29, 2002, the effective date of the order, assure that adequate management is in place, including the retention of a chief financial officer, senior lending officer, a qualified senior compliance officer, and a chief executive officer; increase the supervision and oversight of Frontier's compliance program; increase Tier 1 capital to equal or exceed 7.5% of Frontier's total assets; charge off any assets classified as "loss" and one-half of any assets classified as "doubtful"; curb extensions of credit to borrowers whose loans are classified as "substandard" or "doubtful"; over a period of 360 days, decrease Frontier's substandard or doubtful loans from a total of $6.8 million to not more than $2.3 million; correct certain guidance and lending control deficiencies; adopt and implement a profit plan; eliminate certain regulatory violations; and take other action designed to assure the safety and soundness of Frontier and compliance with all applicable laws and regulations.

         If the merger is completed, the cease and desist order will be irrelevant; and the staff of the FDIC has confirmed to Frontier in writing that the cease and desist order will not apply to Zions or National Bank of Arizona, as the surviving bank. If the merger is not completed, Frontier must raise capital and take other action to implement the order. These actions would involve significant expense to Frontier. To do so, Frontier will be required to raise additional capital (in the approximate amount of $500,000 to $750,000) and will be required to incur expenses to assure that the other conditions of the cease and desist order are met, including employing the necessary management personnel to comply with the terms and conditions of the cease and desist order. Frontier estimates that, in addition to meeting the increased capital requirements, the cost of complying with the cease and desist order would be approximately $470,000. See "Risk Factors - Frontier has entered into a cease and desist order." The issuance of the order may also constitute a breach of the merger agreement that would allow Zions to elect not to proceed with the merger. At this time, Zions has not advised Frontier that it does not intend to proceed with the merger.

         If the merger is not completed, Frontier will seek to raise capital and take other action to satisfy the terms of the cease and desist order. Based on discussions with shareholders and others who have expressed an interest in investing in Frontier, the Frontier board believes that it will be able to satisfy the requirements of the cease and desist order.

         As of June 30, 2002, Frontier's capital ratios exceed the minimum capital levels established by FDIC regulation, and Frontier is considered well capitalized under the regulatory framework for prompt corrective action established by FDIC regulation, although Frontier's Tier 1 capital as of that date does not equal or exceed the level of 7.5% of Frontier's total assets that the FDIC and the Superintendent previously requested and that is now required by the cease and desist order. To be categorized as well capitalized under the prompt corrective action framework, Frontier must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table.


   As of June 30, 2002 (unaudited)              Frontier      Minimum for capital   To be well
          (dollars in 000s)                      Actual        adequacy purposes    capitalized
                                            ----------------   ----------------   ----------------
                                            Amount     Ratio   Amount     Ratio   Amount     Ratio
                                            ------    ------   ------    ------   ------    ------
Total capital to risk-weighted assets ...   $7,650    11.88%   $5,150     8.00%   $6,478    10.00%
Tier 1 capital to risk-weighted assets ..    6,792    10.55     2,575     4.00     3,863     6.00
Tier 1 capital to average assets ........    6,792     6.94     2,936     3.00     4,893     5.00

ACCOUNTING TREATMENT

         Zions will account for the merger as a purchase. Zions will record, at fair value, the acquired assets and assumed liabilities of Frontier. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Zions may record goodwill. Zions will include in its results of operations the results of Frontier's operations after the merger.

REGULATORY APPROVALS

         National Bank of Arizona and Frontier have filed an application with the Office of the Comptroller of the Currency (the "OCC") pursuant to the federal Bank Merger Act requesting approval of the merger. Copies of this application have been provided to the U.S. Department of Justice and other governmental agencies. We are awaiting the action of the OCC on this application. The application describes the terms of the merger, the parties involved, and the activities to be conducted by the combined bank as a result of the merger, and contains other financial and managerial information. In evaluating the application, the OCC will consider the financial and managerial resources and prospects of the existing and combined institutions and the benefits that may be expected from the merger. Among other things, the OCC will evaluate the capital adequacy of the combined bank after completion of the merger. In addition, under the Community Reinvestment Act of 1977, the OCC will take into account the record of performance of National Bank of Arizona and Frontier in meeting the credit needs of their communities, including low- and moderate-income neighborhoods.

         The OCC may deny an application if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States. The OCC may also deny an application if it determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the OCC finds that the anti-competitive effects of the transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

         Applicable federal law provides for the publication of notice and public comment on the application to be filed by National Bank of Arizona and Frontier with the OCC. Under current law, the merger may not be completed until the OCC has approved the merger and a period of 30 days, or as few as 15 days if prescribed by the OCC with the concurrence of the Attorney General of the United States, following the date of approval of the merger by the OCC, has expired. The commencement of an antitrust action by the U.S. Department of Justice would stay the effectiveness of the approval of the OCC, unless a court specifically orders otherwise.

         National Bank of Arizona filed an application with the Arizona State Banking Department under Title 6 of the Arizona Revised Statutes requesting approval of the merger. The Arizona State Banking Department approved this application on October 16, 2002.

         REGULATORY APPROVAL DOES NOT CONSTITUTE AN ENDORSEMENT OR RECOMMENDATION OF THE MERGER AS BEING IN THE INTEREST OF THE SHAREHOLDERS. The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that what will be received by Frontier shareholders is fair or that the merger is financially favorable to Frontier shareholders. In particular, favorable action by the OCC reflects only its view that the merger does not contravene applicable competitive standards imposed by law and is consistent with regulatory policies related to safety and soundness.

         Zions has received written confirmation by the Department of Financial Institutions of the State of Utah that its approval will not be required to consummate the proposed merger of Frontier into National Bank of Arizona.

         Zions, National Bank of Arizona and Frontier are not aware of any governmental approvals or requirements arising under banking laws and regulations whose receipt or satisfaction is necessary for the merger to become effective other than those described above. Zions, National Bank of Arizona and Frontier intend to seek any other approval and to take any other action that may be required to effect the merger.

         The merger cannot be completed unless all necessary regulatory approvals are granted and all statutory waiting periods thereafter have expired. There can be no assurance that any required approval not already received can be obtained either prior to or after the special meeting or, if obtained, there can be no assurance as to the date of any of those approvals or the absence of any litigation challenging those approvals. There can likewise be no assurance that the U.S. Department of Justice, the Attorney General of the State of Arizona, or private persons will not challenge the merger on antitrust grounds, or, if a challenge is made, the result of the challenge.

FRONTIER BOARD OF DIRECTORS SUPPORT AGREEMENT

        When the parties signed the merger agreement, the Frontier directors, individually and as a group, agreed, subject to fulfilling their fiduciary duty to Frontier and its shareholders, to support the merger agreement and to recommend its adoption by the Frontier shareholders. The Frontier directors also agreed, individually and as a group, not to solicit or, subject to their fiduciary duty to Frontier and its shareholders, negotiate or accept any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of Frontier from any person other than Zions.

VOTING AGREEMENTS

         At the same time that the merger agreement was signed, nineteen shareholders of Frontier, eighteen of whom were directors, former directors and/or officers of Frontier or their affiliates, or their relatives entered into individual voting agreements with Zions. Under the voting agreements, these individuals agreed, among other things:

         o to vote in favor of the merger all shares of Frontier common stock beneficially owned by them at any meeting of shareholders of Frontier called to consider and vote on the merger;

         o not to vote in favor of any sale of control, merger, consolidation, plan of liquidation, sale of assets or reclassification of Frontier with any person other than Zions; and

         o not to sell or transfer any shares of Frontier common stock held by them to any transferee, unless the transferee expressly agrees in writing to be bound by the terms of the voting agreement.

         Nothing in their voting agreements, however, will limit or otherwise interfere with their actions as directors of Frontier or will affect their ability to vote or dispose of their shares if the merger agreement with Zions has first been terminated in accordance with its terms.

         As of the record date of the special meeting, these nineteen shareholders beneficially owned a total of [633,711] shares of Frontier common stock, representing approximately [69.5%] of the shares of Frontier common stock entitled to vote at the special meeting and enough to approve the merger without the concurrence of any other Frontier shareholders.

DISSENTERS' OR APPRAISAL RIGHTS

         Under provisions of the National Bank Act which apply to the merger, Frontier shareholders are entitled to exercise dissenters' rights in connection with the merger. A Frontier shareholder who perfects his or her rights will be entitled to receive the fair value in cash for his or her shares of Frontier common stock. See "Rights of Dissenting Shareholders," beginning at page ___.

INCLUSION OF ZIONS' COMMON STOCK ON NASDAQ NATIONAL MARKET

         A condition to the merger is that the Nasdaq shall have authorized the shares of Zions common stock to be issued in the merger for inclusion on the Nasdaq National Market. Zions' common stock is listed on the Nasdaq National Market under the symbol "ZION." See "Price Range of Common Stock and Dividends," beginning on page ___.

DIVIDENDS

         Zions expects that after the merger, subject to approval and declaration by its board, it will continue its current dividend policy and declare regularly scheduled quarterly cash dividends on the shares of its common stock consistent with past practices. The current annualized rate of cash dividends on the shares of Zions common stock is $0.80 per share. Zions is not obligated to continue the payment of this dividend.

         If Zions declares a dividend on its common stock after the merger closes and before you exchange your Frontier stock certificates for Zions stock certificates, your dividend will be paid to the exchange agent to be given to you only after you exchange your stock certificates. See "Exchange of Frontier Certificates," beginning at page ___.

         The merger agreement provides that, until the merger closes, Frontier will not declare, authorize, distribute or pay any cash dividends, property dividends, stock dividends, stock splits or issuance of stock, with respect to any class of the Frontier stock, except on the exercise of stock options, without the prior written consent of Zions. See "Price Range of Common Stock and Dividends," beginning at page ___.

EXCHANGE OF FRONTIER CERTIFICATES

         Promptly after the effective time, Zions will deliver to the exchange agent, Zions First National Bank, certificates representing the shares of Zions common stock that are issuable in the merger for shares of Frontier common stock. Zions will also deposit with the exchange agent an estimated amount of cash payable instead of fractional shares. Promptly after the effective time, Zions will cause the exchange agent to send to each holder of record of shares of Frontier common stock at the effective time of the merger a notice specifying the effective time and notifying the holder to surrender his, her or its certificate or certificates to Zions First National Bank for exchange. Zions First National Bank will deliver to holders of Frontier common stock who surrender their certificates to the exchange agent, together with any other required documentation, certificates representing the number of shares of Zions common stock to which the surrendering holders are entitled.

         CONSEQUENTLY, TO OBTAIN THE BENEFIT OF THE MERGER, YOU MUST DELIVER YOUR FRONTIER STOCK CERTIFICATES TO THE EXCHANGE AGENT IN ORDER TO RECEIVE YOUR ZIONS SHARES AND ANY DIVIDENDS THAT MAY BE PAID ON THESE SHARES IN THE FUTURE.

         Zions will not issue any fractional shares in the merger. Instead, Zions First National Bank will pay each holder of Frontier common stock who would otherwise be entitled to a fractional share of Zions common stock an amount in cash, without interest, calculated by multiplying that fraction by $50.98.

         HOLDERS OF FRONTIER COMMON STOCK SHOULD NOT SEND IN CERTIFICATES REPRESENTING FRONTIER COMMON STOCK UNTIL THEY RECEIVE A NOTICE FROM ZIONS FIRST NATIONAL BANK, THE EXCHANGE AGENT, TO SUBMIT THEIR FRONTIER SHARES FOR EXCHANGE.

         If you have lost your stock certificate, you may submit an affidavit of lost certificate, together with an agreement of indemnification, in a form satisfactory to the exchange agent, together with any additional documentation the exchange agent may require in order to obtain your Zions stock certificate.

         IF YOU HAVE NOT SURRENDERED FOR EXCHANGE YOUR FRONTIER STOCK CERTIFICATE (OR PROPERLY SUBMITTED AN AFFIDAVIT OF LOST CERTIFICATE AND RELATED DOCUMENTS) BY THE THIRD ANNIVERSARY AFTER THE DATE THE MERGER IS COMPLETED, THE ZIONS STOCK INTO WHICH YOUR FRONTIER STOCK IS CONVERTED WILL BE RETURNED TO ZIONS, TOGETHER WITH ANY DIVIDENDS OR OTHER DISTRIBUTIONS ATTRIBUTABLE TO THOSE SHARES, AND YOU WILL NOT BE ENTITLED TO RECEIVE ANY ZIONS STOCK, DIVIDENDS OR OTHER MERGER CONSIDERATION. CONSEQUENTLY, ALL FRONTIER SHAREHOLDERS SHOULD EXCHANGE THEIR OLD FRONTIER STOCK CERTIFICATES FOR ZIONS STOCK PROMPTLY AFTER RECEIVING NOTICE FROM THE EXCHANGE AGENT, IN ORDER NOT TO LOSE THEIR RIGHTS.

         Frontier shareholders who wish to exercise their dissenters' rights in connection with the merger (see "Rights of Dissenting Shareholders," beginning at page ___) should follow precisely the procedures set forth in the National Bank Act (see Appendix B) in order to receive the cash value for those shares. Dissenting shareholders should not follow the procedures for certificate exchange that will be used by the non-dissenting shareholders.

FRONTIER STOCK OPTIONS

         Options to purchase Frontier common stock, which their holders have not exercised prior the effective time of the merger, will automatically be cancelled and will cease to represent a purchase right of any nature. Zions will not assume any options to purchase Frontier common stock, nor will Zions issue any substitute options to the holders of those options. As of August 16, 2002,

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

eleven officers of Frontier held options to purchase a total of 32,482 shares of Frontier common stock at a weighted average exercise price of $8.31 per share. It is anticipated that all options will be exercised prior to completion of the merger.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties made by Frontier, National Bank of Arizona and/or Zions relating to the following matters:

         o due organization, good standing and due registration as corporation and business
         o requisite corporate power and authority to enter into the merger agreement and related transactions
         o non-contravention of certain organizational documents, laws, agreements or governmental orders
         o        valid, binding nature of the merger agreement
         o compliance with the Bank Holding Company Act and certain other regulatory requirements
         o        subsidiaries
         o        capital structure
         o        organizational documents and books and records
         o        financial statements
         o        regulatory approvals and filings, contracts and commitments
         o        call reports
         o        absence of undisclosed liabilities and other developments
         o        reserve for possible credit losses
         o        tax and accounting matters
         o        consolidated net worth
         o        regulatory examinations
         o        regulatory and governmental reports
         o        compliance with laws regarding transactions with insiders
         o        registration of securities
         o        litigation, regulatory action and governmental proceedings
         o        federal deposit insurance and other insurance
         o        labor matters
         o        employee benefit plans
         o        employee compensation
         o        fiduciary and insurance activities
         o        environmental liability
         o        intangible property
         o        real and personal property
         o        loans, leases and discounts
         o        material contracts
         o        employment and severance agreements
         o        capital expenditures
         o        repurchase agreements
         o        internal controls
         o        stock dividends
         o        brokerage and advisor fees and agreements
         o        interest rate risk management instruments
         o        COBRA matters
         o        proper disclosure
         o        regulatory and other approvals to consummate the merger

CONDUCT OF BUSINESS PENDING COMPLETION OF THE MERGER

         The merger agreement contains various covenants and agreements that govern Frontier's, National Bank of Arizona's, and Zions' actions prior to the effective time of merger, including the following:

         Conduct of Business. Frontier has agreed that it will conduct its business diligently and substantially in the same manner as previously conducted. Frontier has further agreed to use commercially reasonable efforts to preserve intact its business organization, to keep available its present employees, and to preserve its present relationships with customers and business associates.

         Capital Stock. Frontier has agreed to restrictions on its ability to authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of Frontier stock upon exercise of stock options outstanding on the date of the merger agreement), or grant any options to acquire additional securities, or declare or distribute any stock dividend or authorize a stock split. Frontier has agreed not to make any direct or indirect redemption, purchase or other acquisition of its capital stock.

         Dividends. Frontier has agreed not to declare or pay any cash dividends or property dividends with respect to any class of its capital stock.

         Compensation; Employment Agreements; Benefit Plans. Frontier has agreed not to:

         o increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee, except for increases in the ordinary course of business, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of March 31, 2002; nor

         o create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit, except as otherwise required by law; nor

         o enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by the merger agreement.

         Dispositions, Acquisitions and Capital Expenditures. Frontier has agreed not to:

         o either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated in the merger agreement; nor

         o incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction, except in the ordinary course of its business or to accomplish the transactions contemplated by the merger agreement; nor

         o subject any of its properties or assets to any lien, claim, charge, option, or encumbrance, other than in the ordinary course of business; nor

         o enter into or assume any commitment to make capital expenditures, any of which individually exceeds $10,000 or which in the aggregate exceed $25,000.

         Amendments. The merger agreement provides that Frontier will not amend its articles of incorporation or bylaws, nor convert its charter or form of entity to any other charter or form of entity.

         Preservation of Business.  Frontier has agreed that it will:

         o carry on its business and manage its assets and properties diligently and substantially in the same manner as before the execution of the merger agreement;

         o maintain the ratio of its loans to its deposits at approximately the same level as existed at August 16, 2002, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it and for the imposition of more stringent loan underwriting criteria;

         o except for transactions in the ordinary course of business and investments in federal funds, manage its investment portfolio in substantially the same manner and under substantially the same investment policies as from January 1, 2002 to August 16, 2002, and take no action to change to any material extent the percentage which its investment portfolio bears to its total assets, or to lengthen to any material extent the average maturity of its investment portfolio, or of any significant category of its portfolio;

         o use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel;

         o use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with customers and others having business dealings with it;

         o not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and

         o conduct its affairs so that at the effective time of the merger none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in the merger agreement will remain unfulfilled by reason of its actions or omissions.

         Acquisition Proposals.  Frontier has agreed that it will not:

         o solicit or encourage any inquiries or proposals to acquire more than one percent of Frontier common stock or any significant portion of its assets;

         o afford any third party which may be considering such a transaction access to its properties, books or records except as required by mandatory provisions of law;

         o enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for such a transaction; or

         o authorize or permit any of its directors, officers, employees or agents to do or permit any of the activities referred to in this paragraph.

         Frontier has agreed to keep Zions immediately informed of any offer or proposed offer to acquire any shares of its stock capital stock or any significant portion of its assets or of any other matter which could adversely affect the merger agreement or the merger.

         Employee Benefit Matters. Employees of Frontier who become participants in any employment benefit plan of Zions will receive credit for prior service with Frontier for purposes of eligibility and vesting, but not for benefit accrual purposes, as long as such crediting of service does not result in duplication of benefits.

         Regulatory Applications and Filings. Zions and Frontier have agreed that they will cooperate and use their commercially best efforts to effect all filings and obtain all necessary government approvals to complete the merger.

         Indemnification. After the merger, neither Zions nor National Bank of Arizona will take any action to abrogate or diminish any right accorded under Frontier's articles of incorporation or bylaws as they existed immediately prior to the merger to any person who, on or prior to the merger, was a director or officer of Frontier to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses, and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising from events, matters, actions, or omissions occurring on or prior to the merger. To the extent permitted by law, all rights to such indemnification accorded under the articles of incorporation and bylaws of Frontier to any person who, on or prior to the merger, was a director or officer of Frontier will survive the merger and, following the merger, to the extent permitted by law, Zions and National Bank of Arizona will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the merger.

         Certain Other Covenants. The merger agreement contains other covenants of the parties relating to:

         o the preparation and distribution of this proxy statement/prospectus;

         o        cooperation in issuing public announcements;

         o        confidentiality; and

         o        the delvery of financial statements of Frontier to Zions.

CONDITIONS TO COMPLETE THE MERGER

         The obligations of Zions, National Bank of Arizona and Frontier to complete the merger are subject to the satisfaction or waiver of conditions, including:

         o        obtaining the approval of the shareholders of Frontier;

         o        obtaining all required governmental approvals;

         o the absence of any law, regulation or other governmental requirement enjoining, preventing or making illegal the completion of the merger;

         o the absence of any action, suit or proceeding, instituted or threatened before or by any governmental authority, which restrains, enjoins or prohibits the merger or which would materially restrict the operation of the business of Frontier;

         o the declaration of effectiveness of the registration statement by the SEC and the absence of any stop order or proceedings seeking a stop order;

         o the delivery of an opinion to Zions and Frontier to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

         o the representations and warranties of the other party being materially true and correct as of the effective time of the merger, except for representations and warranties made as of a specified date which will be materially true and correct as of such specified date;

         o all of the covenants and obligations of the other party to be performed and met on or prior to the effective time of the merger having been performed and met; and

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

         o each of Zions and Frontier having received a certificate signed by designated executive officers of the other party to the effect that the above two conditions have been satisfied.

         Zions and National Bank of Arizona will not be obligated to complete the merger unless

         o the consolidated net worth of Frontier is not less than the sum of $6 million and the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after March 31, 2002; and

         o Frontier's average closing deposits are not less than $80 million.

TERMINATION AND TERMINATION FEES

         General Termination Rights. The parties may terminate the merger agreement at any time prior to the effective time, whether before or after approval by the Frontier shareholders:

         o        by mutual written consent of the parties;

         o by either Zions or Frontier, as appropriate, if any of the following occurs:

                  o the merger has not been completed by December 30, 2002, except to the extent that the failure to complete the merger results from the failure of the party seeking termination to perform or observe the agreements and covenants of such party;

                  o the Frontier shareholders fail to approve the merger agreement at the Frontier special meeting;

                  o any governmental entity has issued a final, non-appealable order denying an approval or consent that is required to complete the merger; or

                  o the board of directors of either Zions or Frontier has determined in good faith after consultation with counsel that the merger has become inadvisable or impracticable because a governmental authority has instituted litigation to restrain or invalidate the merger.

         o        by Frontier if any of the following occur:

                  o the material incorrectness when made of any of Zions' or National Bank of Arizona's representations and warranties; or

                  o a material breach or a material failure by Zions or National Bank of Arizona of its respective covenants, and Zions or National Bank of Arizona, as appropriate, has not cured the breach or failure.

         o        by Zions if either of the following occurs:

                  o the material incorrectness when made of any of Frontier's representations and warranties; or

                  o a material breach or a material failure by Frontier of its covenants, and Frontier has not cured the breach or failure.

         Termination and Damages for Breach of the Merger Agreement. If termination of the merger agreement is the result of material incorrectness of any representation or warranty (except for a good-faith, inadvertent omission from a schedule or disclosure in an update to a schedule) or the material breach or material failure of a covenant, the party whose representations or warranties were materially incorrect or which materially breached the covenant will be liable to the other party in the amount of $500,000.

         If termination of the merger agreement is the result of material incorrectness of any representation or warranty of Frontier due to a good-faith, inadvertent omission from a schedule or disclosure in an update to a schedule, Frontier will be liable to Zions in the amount of $250,000. Also, if termination of the merger agreement is the result of material incorrectness of any representation or warranty of Frontier due to a good-faith, inadvertent omission from a schedule or disclosure in an update to a schedule and if within eighteen months of such termination Frontier executes a definitive agreement with respect to a proposal to obtain 25% or more of the stock or assets of Frontier, then Frontier will be liable to Zions for an additional amount of $250,000.

AMENDMENT AND WAIVER

         Subject to compliance with applicable law, the party benefited by a particular provision of the merger agreement may, prior to the merger, waive that provision. The parties may amend or modify any provision at any time by an agreement in writing between them.

SURVIVAL OF CERTAIN PROVISIONS

         If the Merger Agreement Becomes Effective. After the merger, various provisions of the merger agreement regarding the following matters will remain effective:

         o        confidentiality of information;

         o information provided for applications and the registration statement; and

         o        indemnification of Frontier directors and officers.

         If the Merger Agreement Terminates before the Effective Time. If the merger agreement terminates before the effective time, various provisions of the merger agreement regarding the following matters will remain effective:

         o        confidentiality of information;

         o information provided for applications and the registration statement;

         o liability of the companies to each other as a result of the termination of the merger agreement; and

         o        allocation of expenses incurred.

RESTRICTIONS ON RESALES BY AFFILIATES

         Zions has registered the shares of common stock to be issued to the Frontier shareholders under the Securities Act. Holders of these securities who are not deemed to be "affiliates," as defined in the rules under the Securities Act, of Zions or Frontier may trade their shares freely without restriction.

         Any subsequent transfer of shares by any person who is an affiliate of Frontier at the time of submission of the merger agreement to the Frontier shareholders for their vote will, under existing law, require either:

         o the further registration under the Securities Act of the shares of Zions common stock to be transferred;

         o compliance with Rule 145 under the Securities Act, which permits limited sales under certain circumstances; or

         o the availability of another exemption from registration of the shares.

         An affiliate of Frontier is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Frontier. We expect these restrictions to apply to the directors and executive officers of Frontier and the holders of 10% or more of the Frontier common stock. The same restrictions apply to certain relatives or the spouses of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Zions will give stop transfer instructions to the transfer agent with respect to those shares of Zions common stock held by persons subject to these restrictions, and Zions will place a legend on the certificates for their shares accordingly.

         Rule 145 under the Securities Act governs resales by recipients of registered securities sold in certain transactions covered by Rule 145(a), such as statutory mergers. Under Rule 145, an affiliate may be treated as engaged in a distribution and, therefore, an underwriter under the Securities Act, unless certain exemptions are available. Rule 145(d) provides an exemption if the securities sold by an affiliate are sold in accordance with certain provisions of Rule 144. In general, Frontier affiliates may sell their Zions stock received in the merger in exchange for their Frontier stock so long as current public information exists with respect to Zions; sales do not exceed 1% of all issued and outstanding shares of Zions or an average weekly reported volume during the four calendar weeks preceding the sale; and the sales are completed through broker transactions.

         Frontier has agreed to use commercially reasonable efforts to cause each person who is an affiliate of Frontier for purposes of Rule 145 under the Securities Act to deliver to Zions a written agreement intended to ensure compliance with the Securities Act.

ALLOCATION OF COSTS AND EXPENSES

         Each party to the merger agreement will be responsible for paying its own costs and expenses, including the fees and expenses of its own counsel, financial advisors, accountants and tax advisors. However, the merger agreement expressly allocates certain specified expenses as follows:

         o Frontier will pay the cost of printing and delivering the proxy statement/prospectus to its shareholders; and

         o Zions will pay the cost of registering under the federal and state securities laws the shares of Zions common stock that Zions will issue to the Frontier shareholders.

                           REGULATION AND SUPERVISION

         The following discussion sets forth the material elements of the regulatory framework applicable to bank holding companies and banks and their non-bank affiliates and provides certain specific information relevant to Zions and Frontier. This regulatory framework is primarily intended for the protection of depositors and the deposit insurance funds that insure bank deposits, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations, or regulatory policies applicable to Zions and its subsidiaries and Frontier may have a material effect on the business of these entities.

         As a bank holding company and a financial holding company under the Bank Holding Company Act, Zions is supervised and regulated by the Board of Governors of the Federal Reserve System, referred to in this document as the Federal Reserve Board. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Zions, please refer to Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001, and any subsequent reports Zions files with the SEC, which are incorporated by reference in this prospectus/proxy statement. As a result of this regulatory framework, Zions' earnings are affected by actions of

         o        the Federal Reserve Board;

         o        the OCC, which regulates some of our banking subsidiaries;

         o the Federal Deposit Insurance Corporation, referred to in this document as the FDIC, which regulates all our banking subsidiaries to varying extents, and which insures the deposits of our banking subsidiaries within certain limits; and

         o the SEC, which regulates the activities of certain of Zions' subsidiaries engaged in the securities business.

         Zions' earnings are also affected by general economic conditions, regulatory policies and legislative action. A change in applicable statutes, regulations or regulatory policy may have a material effect on Zions' business. Depository institutions, including Zions' bank subsidiaries, are also affected by various federal laws and regulatory policies, including those relating to consumer protection and similar matters. Zions also has other financial services subsidiaries that are regulated, supervised and examined by the regulatory bodies named above, as well as other state and federal regulatory agencies and self-regulatory organizations. Zions' non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

         As a commercial bank organized under the laws of the State of Arizona which is not a member of the Federal Reserve System, Frontier is subject to supervision, regulation, and examination by the Arizona Superintendent of Banks and the FDIC. Frontier is subject to extensive state and federal statutes and regulations that significantly affect its business and activities. Frontier must file reports with its regulators concerning its activities and financial condition and obtain regulatory approval to enter into certain transactions. Frontier is also subject to periodic examinations by the Arizona Superintendent of Banks and the FDIC, to ascertain compliance with various regulatory requirements. Regulatory authorities have broad flexibility to initiate proceedings designed to prohibit banks from engaging in unlawful activities and unsafe and unsound banking practices.

         Zions and Frontier are also affected by various other governmental requirements and regulations, general economic conditions, and the fiscal and monetary policies of the federal government and the Federal Reserve Board. The monetary policies of the Federal Reserve Board influence to a significant extent the overall growth of loans, investments, deposits, interest rates charged on loans, and interest rates paid on deposits. The nature and impact of future changes in monetary policies are often not predictable.

SUPPORT OF SUBSIDIARY BANKS

         Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks by standing ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. The support expected by the Federal Reserve Board may be required at times when the bank holding company may not have the resources or inclination to provide it.

         The National Bank Act permits the OCC to order the pro-rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails, within three months, to pay that assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. (The banking statutes of Arizona do not confer similar authority upon the Arizona Superintendent of Banks to assess the shareholders of Frontier for any capital deficiency experienced by Frontier or to order the sale of their stock to cover the deficiency.) In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

         If a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

LIABILITY OF COMMONLY CONTROLLED BANKS

         Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

         o the default of a commonly controlled FDIC-insured depository institution; or

         o any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

         "Default" generally is defined as the appointment of a conservator or receiver, and "in danger of default" generally is defined as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

DEPOSITOR PREFERENCE STATUTE

         In the "liquidation or other resolution" of an institution by any receiver, federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against an insured bank are afforded a priority over other general unsecured claims against that bank, including federal funds and letters of credit.

CAPITAL REQUIREMENTS

         Zions is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board. For a discussion of the material elements of these requirements and guidelines, please refer to Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001, and any subsequent reports that Zions files with the SEC, which are incorporated by reference into this document. Frontier is subject to similar risk-based capital and leverage requirements adopted by the FDIC. Zions was in compliance with the applicable minimum capital requirements as of ____________, 2002. The Superintendent of Banks of the State of Arizona and the Federal Deposit Insurance Corporation have requested that Frontier increase its Tier 1 leverage capital ratio to 7.5%. As of June 30, 2002, Frontier's Tier 1 leverage capital ratio was 6.94%. In addition, as of June 30, 2002, Frontier was well-capitalized, based on the prompt corrective action ratios and guidelines adopted under the Federal Deposit Insurance Corporation Improvement Act of 1991 and described with reference to their applicability to the bank subsidiaries of Zions in Zions' annual report on Form 10-K for the fiscal year ended December 31, 2001. It should be noted, however, that a bank's capital category is determined solely for the purpose of applying prompt corrective action regulations of its primary federal banking regulator, and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.

DIVIDEND RESTRICTIONS

         Zions is a legal entity separate and distinct from its subsidiaries. In general, under the law of its state of incorporation, Zions cannot pay a cash dividend if such payment would render it insolvent. The revenues of Zions consist primarily of dividends paid by its bank subsidiaries. Various federal and state statutory provisions limit the amount of dividends the bank subsidiaries of Zions can pay to Zions and Frontier can pay to its shareholders without regulatory approval. Dividend payments by national banks are limited to the lesser of:

         o        the level of undivided profits; and

         o absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years.

         Arizona law establishes two limitations on the payment of dividends by banks organized under it:

         o a dividend may not be paid if it would render a bank insolvent; and

         o a dividend payable other than in a bank's own stock may not be paid out of capital surplus without the approval of the Arizona Superintendent of Banks.

         At June 30, 2002, approximately $193.5 million was available for payment of dividends to Zions by its bank subsidiaries without regulatory approval.

         In addition, federal bank regulatory authorities have authority to prohibit banks from engaging in an unsafe or unsound practice in conducting their business. Depending upon the financial condition of the bank in question, the payment of dividends could be deemed to constitute an unsafe or unsound practice. The ability of the bank subsidiaries of Zions and Frontier to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         We requested Duane Morris LLP, counsel to Zions, to deliver an opinion as to the anticipated federal income tax consequences of the merger. In rendering its opinion, Duane Morris LLP assumed, among other things, that the merger and related transactions will take place as described in the merger agreement. Consummation of the merger is conditioned upon the receipt of an opinion that the merger will qualify as a reorganization under Section 368(a)(1) of the Internal Revenue Code.

         In the opinion of Duane Morris LLP, the material federal income tax consequences of the merger are as follows:

         o the merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code;

         o Zions, National Bank of Arizona, and Frontier will be parties to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

         o no gain or loss will be recognized by Zions, National Bank of Arizona, or Frontier by virtue of being parties to the reorganization;

         o no gain or loss will be recognized by the shareholders of Frontier upon their receipt of Zions common stock in exchange for their Frontier common stock, except that a holder of Frontier common stock who receives cash in lieu of a fractional share of Zions common stock should recognize gain or loss equal to the difference between the cash received and the shareholder's basis in that fractional share, and the gain or loss should be capital gain or loss if the fractional share would have been a capital asset in the hands of the shareholder;

         o the tax basis of the shares of Zions common stock (including fractional interests) received by the Frontier shareholders will be the same as the tax basis of their Frontier common stock exchanged for the Zions stock; and

         o the holding period of the Zions common stock in the hands of former Frontier shareholders will include the holding period of their Frontier common stock exchanged for the Zions stock, provided the Frontier common stock is held as a capital asset at the effective date of the merger.

         We include the above discussion for general information only. The discussion does not address the state, local or foreign tax aspects of the merger. The discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. You should consult your own tax advisor with respect to the specific tax consequences of the merger to you including the application and effect of state, local and foreign tax laws.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Zions common stock trades on the Nasdaq National Market under the symbol "ZION." Following the merger, the shares of Zions common stock will continue to trade on the Nasdaq National Market under that symbol.

         Frontier common stock is owned by [274] holders of record, as of the record date. No established trading market for Frontier common stock exists, and over the years little trading in Frontier common stock has occurred. Reliable information concerning the prices at which Frontier common stock has traded in private, negotiated transactions is not publicly available or generally known to Frontier. On occasion, Frontier has become aware of the trading price of its stock in private transactions. Information concerning those trading prices has been omitted based on Frontier's belief that such prices are not necessarily representative of a fair market price for Frontier common stock during any particular period. Since August 16, 2002, the date of execution of the merger agreement, there have been no trades of Frontier's common stock (excluding share reissuances by Frontier at the request of shareholders) and stock options to purchase 240 shares have been exercised at an average price of $8.42 per share.

         The following table sets forth for the periods indicated, the range of high and low sales prices of the Zions common stock, and the amount of cash dividends declared per share by Zions.

                                                       ZIONS
                                                       -----
                                            SALES PRICES
                                            ------------
                                        HIGH            LOW        DIVIDENDS
                                       ------          ------       ------
2000
      First Quarter                    $59.75          $36.44       $ 0.29
      Second Quarter                    48.63           39.94         0.20
      Third Quarter                     51.75           41.06         0.20
      Fourth Quarter                    62.75           46.81         0.20
2001
      First Quarter                    $61.94          $46.94       $ 0.20
      Second Quarter                    59.54           50.42         0.20
      Third Quarter                     59.76           51.62         0.20
      Fourth Quarter                    53.51           42.45         0.20
2002
      First Quarter                    $59.27          $48.96        $0.20
      Second Quarter                    59.40           50.31         0.20
      Third Quarter                     55.34           42.30         0.20
      Fourth Quarter (through                                         0.20
      October___,2002

         Frontier has paid no cash dividends with respect to the years ended December 31, 1999, 2000, and 2001. Frontier paid a 2% stock dividend for the year ending December 31, 2001.

         The timing and amount of future Zions dividends will depend upon earnings, cash requirements, the financial condition of Zions and its subsidiaries, applicable government regulations, and other factors deemed relevant by the Zions board. As described under "Regulation and Supervision - Dividend Restrictions," beginning at page ___, various federal and state laws limit the ability of affiliated banks to pay dividends to Zions. The merger agreement restricts the cash dividends payable on Frontier common stock pending completion of the merger. See "The Merger - Conduct of Business Pending Completion the Merger," beginning at page ___.

         On August 16, 2002, the last full trading day prior to the public announcement of the proposed merger, the highest sales price of Zions common stock was $53.64 per share, the lowest sales price of Zions common stock was $52.52 per share and the last reported sales price of Zions common stock was $53.34 per share. On October ____, 2002, the most recent practicable date prior to the printing of this proxy statement/prospectus, the last reported sales price of Zions common stock was $[_________] per share. We urge shareholders to obtain current market quotations prior to making any decisions with respect to the merger.

         As of September 30, 2002, there were 6,729 holders of record of Zions common stock and 274 holders of record of Frontier common stock.

                       DESCRIPTION OF ZIONS CAPITAL STOCK

Authorized Capital Stock

         The following statements are brief summaries of the material provisions of Zions' preferred stock and common stock and are qualified in their entirety by the provisions of Zions' articles of incorporation.

PREFERRED STOCK. The articles of incorporation of Zions authorize the issuance of 3,000,000 shares of preferred stock with no par value per share. There are no shares of Zions preferred stock outstanding. Zions' articles of incorporation authorize the Zions board to provide, without further shareholder action, for the issuance of one or more series of preferred stock. The Zions board has the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and or other special rights, qualifications, limitations, restrictions and redemption, conversion or exchangeability provisions. Holders of preferred stock have no preemptive rights.

COMMON STOCK. Zions is authorized to issue 350,000,000 shares of common stock with no par value per share. There are approximately [91,708,110] shares of common stock of Zions outstanding at ________, 2002. The holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights. Holders of Zions common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

SHAREHOLDER RIGHTS PLAN. As of September 27, 1996, Zions adopted a Shareholder Protection Rights Agreement (the "Rights Plan"). In connection with that plan, the Zions board (1) declared a dividend of one right for each share of common stock held of record as of the close of business on October 11, 1996 and (2) authorized the issuance of one right to attach to each share of common stock issued after October 11, 1996, and prior to the occurrence of certain events described in the Rights Plan. The rights are attached to all common stock certificates that were outstanding on October 25, 1996, or have been issued since that date, and no separate rights certificates have been or will be distributed until the occurrence of certain events described in the Rights Plan. Until such separation, no right may be exercised or traded separately from the common stock certificate to which it is attached. Following separation, the rights may, depending upon the occurrence of certain events described in the Rights Plan, entitle the holders thereof to either purchase or receive additional shares of common stock. The rights will expire at the close of business on October 11, 2006, unless earlier redeemed by Zions in accordance with the terms of the Rights Plan.

         The shareholder rights will cause substantial dilution to a person or group that attempts to acquire Zions on terms not approved by the Zions board, except by means of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the Zions board, as the rights may be redeemed by Zions prior to the time that a person or group has acquired beneficial ownership of 10% or more of the shares of Zions common stock.

         The Rights Plan is designed to protect the interests of Zions' shareholders in the event of an unsolicited attempt to acquire Zions, including a gradual accumulation of shares in the open market. Zions believes the plan provides protection against a partial or two-tier tender offer that does not treat all shareholders equally and against other coercive takeover tactics which could impair the Zions board's ability to represent Zions' shareholders fully. Management believes that the rights should also deter any attempt by a controlling shareholder to take advantage of Zions through self-dealing transactions. The Rights Plan is not intended to prevent a takeover of Zions. Issuing the rights has no dilutive effect, does not affect reported earnings per share and does not change the way in which Zions shares are traded. However, the exercise of rights by some but not all of Zions' shareholders would have a dilutive effect on non-exercising shareholders. Moreover, some may argue that the Rights Plan has the potential for "entrenching" current management by allowing current voting shareholders to increase their voting shares, thus making a tender offer more difficult and costly.

REGISTRAR AND TRANSFER AGENT

         Zions' registrar and transfer agent is Zions First National Bank.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

         Upon completion of the merger, the shareholders of Frontier will become shareholders of Zions. Zions is incorporated under the laws of the State of Utah and, accordingly, the rights of Zions shareholders are governed by the Zions articles of incorporation, the Zions bylaws and the laws of the State of Utah, including the Utah Revised Business Corporation Act ("UBCA"). Frontier is incorporated under the laws of the State of Arizona, and accordingly, the rights of Frontier shareholders are governed by the Frontier articles of incorporation, the Frontier bylaws and the laws of the State of Arizona, including the Arizona Business Corporation Act. As shareholders of Zions following the merger, the rights of former Frontier shareholders will be governed by Utah law, including the UBCA, the Zions articles of incorporation and the Zions bylaws. The following chart summarizes the material differences between the rights of holders of Frontier common stock as shareholders of Frontier prior to the merger and as shareholders of Zions following the merger. You can obtain copies of the governing corporate instruments of Zions and Frontier, without charge, by following the instructions listed under "Where You Can Find More Information," beginning at page ___.

                             FRONTIER                                   ZIONS
                             --------                                   -----
Authorized and Outstanding   Authorized: 2,000,000 shares of common     Authorized: 350,000,000 shares of common
Capital Stock                stock, par value of $1.00 per share, and   stock, no par value, and 3,000,000 shares
                             1,000,000 shares of preferred stock, no    of preferred stock, no par value.
                             par value.

                             Outstanding: 911,764 shares of common      Outstanding:  [91,708,110] shares of
                             stock and no shares of preferred stock     common stock and no shares of preferred
                             at the date of this document.              stock at the date of this document.

Preemptive Rights            Frontier's articles of incorporation do    Under Zions' articles, preemptive rights
                             not provide for preemptive rights to       to acquire unissued shares, treasury
                             acquire any shares of Frontier.            shares or any other securities of Zions
                                                                        are not permitted.

Quorum Requirements          Under Arizona law, the holders             The UBCA and Zions' bylaws require a majority of
                             of a majority of the issued                outstanding shares entitled to be cast on a
                             and outstanding shares of the capital      matter for a quorum to exist.
                             stock entitled to vote on a matter
                             constitutes a quorum.

Special Meeting of           Under Frontier's bylaws, the board of      Under Zions' bylaws, the board of
Shareholders                 directors, the president, or the holders   directors or the president may call a
                             of at least 20% of all of the              special meeting of shareholders; the UBCA
                             outstanding shares may call a special      provides that holders of at least 10% of
                             meeting of the shareholders.               all votes entitled to be cast on an issue
                                                                        proposed have the right to call a special
                                                                        meeting.

Shareholder Action by        Arizona law provides that shareholder      Utah law provides that action by Zions'
Written Consent              action may be taken without a meeting by   shareholders may be taken by written
                             all of the shareholders, if written        consent if signed by all of the
                             consents are signed by all of the          shareholders entitled to vote with respect
                             shareholders entitled to vote with         to the subject matter of the vote.
                             respect to the subject matter of the
                             vote.

                             FRONTIER                                   ZIONS
                             --------                                   -----
Inspection of Voting List    Under Arizona law, any shareholder who     Under Utah law, any shareholder is
of Shareholders              has been a shareholder for at least six    entitled to inspect and copy a
                             months, or who will be a shareholder       corporation's organizational documents and
                             holding at least five percent of the       certain other records of the corporation
                             outstanding stock of a corporation is      during regular business hours at the
                             entitled to inspect and copy the           corporation's principal office, if the
                             corporation's organizational documents     shareholder gives the corporation at least
                             and certain other records of the           five business days notice.
                             corporation during regular business
                             hours at the corporation's principal       Zions' bylaws state that shareholders may
                             office, if the shareholder gives the       inspect a list of shareholders at the time
                             corporation at least five business days    and place of a meeting of shareholders and
                             notice.                                    during the whole time of the meeting.  The
                                                                        UBCA requires the shareholders list to be
                             Also, under Arizona law, the               available for inspection beginning on the
                             shareholders may inspect a list of         earlier of ten days before the meeting or
                             shareholders at the time and place of a    two business days after notice of the
                             meeting of shareholders and at any time    meeting is given.
                             during the meeting or during any
                             adjournment of the meeting.  Arizona law
                             also requires that the shareholders list
                             be made available for inspection by any
                             shareholder at the corporation's
                             principal office or another place
                             identified in the notice of the meeting,
                             beginning two business days after the
                             notice of the meeting is given.

Classification of the        Frontier's articles divide the board of    Zions' articles divide the board of
Board of Directors           directors into three classes as nearly     directors into three classes as nearly
                             equal in size as possible.                 equal in size as possible.

Election of the Board of     Under Arizona law, directors are elected   Under Utah law, directors are elected by a
Directors                    through cumulative voting.  Directors      plurality of the votes cast.  This means
                             are elected by a plurality of the votes    that the nominees who receive the most
                             cast.  This means that the nominees who    votes will be elected.
                             receive the most votes will be elected.

Cumulative Voting            Under Frontier's bylaws, the               Under Zions' articles, cumulative voting
                             shareholders are entitled to cumulate      in the election of directors is not
                             their votes by multiplying the number of   permitted.
                             votes they are entitled to cast by the
                             number of directors to be elected and to
                             cast the product for a single candidate
                             or to distribute the product among two
                             or more candidates.

Number of Directors          The articles of incorporation of           Zions' bylaws provide that the board will
                             Frontier require that the number of        consist of between three and fifteen
                             directors be no less than five and no      directors as determined by the board of
                             more than fifteen, with the exact number   directors.
                             fixed by bylaw or the board of directors.

                             FRONTIER                                   ZIONS
                             --------                                   -----

Removal of Directors         Under Arizona law, the shareholders may    Zions' articles provide that the
                             remove a director, with or without         shareholders, by a vote of two-thirds of
                             cause, by a majority vote of the issued    the outstanding shares, may remove a
                             and outstanding shares entitled to vote,   director. Removal may be for or without
                             but if less than all of the directors      cause.
                             are to be removed, no one director may be
                             removed if the votes cast against that
                             director's removal would be sufficient to
                             elect that director if then cumulatively
                             voted at an election of the entire board.

Vacancies on the Board of    The articles of incorporation of           Zions' bylaws state that a vacancy can be
Directors                    Frontier provide that a vacancy on the     filled by the remaining directors, and
                             board of directors may be filled by        the that director may serve for the remaining
                             board until an election by the             term of the predecessor director; a
                             shareholders. Arizona law provides that    director appointed by the board to fill
                             a the affirmative vote of a majority of    vacancy created by reason of an increase
                             the directors present at a meeting at      in the number of directors may serve only
                             which a quorum is present is required to   until the next election of directors by
                             fill the vacancy.                          the shareholders.

Liability of Directors       The articles of incorporation of           Under Zions' articles, directors are not
                             Frontier do not limit its directors'       personally liable to Zions or its
                             personal liability for breaches of         shareholders for monetary damages for
                             fiduciary duty as directors.               breaches of fiduciary duty as a director,
                                                                        except (1) for breach of the director's
                                                                        duty of loyalty, or (2) for acts and omissions
                                                                        not in good faith or which involve intentional
                                                                        misconduct or a knowing violation of law,
                                                                        or for any transaction where the director
                                                                        received an improper personal benefit.

Indemnification of           Under Arizona law, a corporation may       Under the UBCA, a corporation may
Directors, Officers,         indemnify a director or officer if his     indemnify a director, officer, employee or
Employees or Agents          or her conduct was (i) in good faith and   agent if he or she acted in good faith and
                             (ii) he or she reasonably believed that    in a manner he or she reasonably believed
                             the conduct, in the case of conduct in     to be in, or not opposed to, the best
                             his or her official capacity, was in the   interest of Zions and, with respect to any
                             best interests of the corporation, or in   criminal action or proceeding, had no
                             other cases, at least not opposed to the   reasonable cause to believe his or
                             her best interests of the corporation.     conduct was unlawful.

                             FRONTIER                                   ZIONS
                             --------                                   -----

Restrictions upon Certain    Under Arizona law, a transaction of a      Zions' articles provide that certain
Business Transactions        corporation in which a director has a      business transactions with a person who
                             beneficial interest cannot be enjoined,    owns, directly or indirectly, over 10% of
                             set aside or give rise to an award of      outstanding stock must be approved by a
                             damages or other sanctions on the ground   majority vote of the continuing directors
                             of a personal interest or conflict of      or a shareholder vote of at least 80% of
                             interest of the director, so long as one   outstanding voting shares.  Such business
                             of the following conditions is             transactions include mergers,
                             satisfied: (1) the transaction was         consolidations, sales of all or more than
                             approved by a majority, but at least       20% of the corporation's assets, issuance
                             two, of the directors who are qualified    of securities of the corporation,
                             as independent from the transaction and    reclassifications that increase voting
                             the director involved in the               power of the interested shareholder, or
                             transaction; or (2) the transaction was    liquidations, spin-offs or dissolution of
                             approved by a majority of the votes        the corporation.  Zions is also subject to
                             entitled to be cast by the holders of      the Utah Control Shares Acquisitions Act,
                             all shares which are qualified as being    which limits the ability of persons
                             held independent of the director           acquiring more than 20% of Zions' voting
                             involved in the transaction; or (3) the    stock to vote those shares absent approval
                             transaction is established by a court to   of voting rights by the holders of a
                             have been fair to the corporation, as      majority of all shares entitled to be
                             judged according to the circumstances at   cast, excluding all interested shares.
                             the time of the commitment.  Other than
                             the above provision, Frontier is not
                             subject to the Arizona laws that limit
                             control share acquisitions and business
                             combinations.  The articles and bylaws
                             of Frontier are silent regarding any
                             special restrictions on transactions
                             with affiliates and interested
                             directors, merger, consolidation,
                             liquidation or dissolution of Frontier.

Amendments to Articles of    Arizona law provides that amendments       Zions' articles provide that the articles
Incorporation                require the affirmative vote of the        of incorporation may be amended or
                             majority of shareholders entitled to       repealed as permitted by Utah law.  The
                             vote.                                      UBCA permits an amendment of the articles
                                                                        of incorporation by approval by a majority
                                                                        of the board of directors and a majority
                                                                        of the outstanding common stock entitled
                                                                        to be cast. Zions' articles further provide
                                                                        that amendment to Articles IX (regarding
                                                                        the classified board), X (regarding quorum
                                                                        requirements and management of Zions by the
                                                                        board), and XVI (regarding amendment of
                                                                        Zions' articles) requires approval by
                                                                        two-thirds of the outstanding shares; and
                                                                        amendment of Article XVII (regarding business
                                                                        transactions with related persons) requires
                                                                        approval by 80% of the outstanding shares.


                             FRONTIER                                   ZIONS
                             --------                                   -----
Amendments to Bylaws         Frontier's articles of incorporation       Under Utah law, the board may amend, adopt
                             provide that the board may make, alter     or repeal bylaws; however, the bylaws
                             or amend the bylaws, unless otherwise      require a two-thirds vote of the
                             provided by the shareholders at any        outstanding shares entitled to vote if the
                             general or special meeting called for      amendment or repeal would, among other
                             that purpose; however, the bylaws          things, restrict or limit the power or
                             require a two-thirds vote of the           authority of the board or any officer of
                             outstanding shares entitled to vote if     Zions; or would require the approval of
                             the amendment or repeal would, among       the shareholders in order for the board or
                             other things, restrict or limit the        any officer to take any action; or would
                             power or authority of the board or any     change the number of directors or quorum
                             officer of Frontier; or would require      requirements.  Under Utah law, Zions'
                             the approval of the shareholders in        shareholders also may amend the bylaws.
                             order for the board or any officer to
                             take any action; or would change the
                             number of directors or quorum
                             requirements.  Under Arizona law,
                             Frontier's shareholders also may amend
                             or repeal the bylaws.

Appraisal/ Dissenters'       Under Arizona law, a shareholder is        Zions' shareholders do not have appraisal
Rights                       entitled to dissent from and obtain        rights.
                             payment of the fair value of the
                             shareholder's shares in the event of a
                             plan of merger, a plan of share exchange
                             and a sale or exchange of all or
                             substantially all of the property of the
                             corporation.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Frontier shareholders will have rights to dissent from the merger agreement and obtain the fair value of their Frontier shares in cash in accordance with the procedures established by the National Bank Act. Arizona law provides that in connection with the merger of a state bank such as Frontier with a national bank such as National Bank of Arizona, the action to be taken by the merging bank and "its rights and liabilities and those of its shareholders shall be as prescribed at the time of the action by the law of the United States
.. . . ." The following discussion is qualified in its entirety by reference to
Appendix B that presents the statutory provisions governing dissenters' rights for each Frontier shareholder.

         Any Frontier shareholder who contemplates exercising a holder's right to dissent is urged to read carefully the provisions of the National Bank Act attached to this proxy statement/prospectus as Appendix B. The following is a summary of the steps to be taken if the right to dissent is to be exercised, and should be read with the full text of the law found at Appendix B. A DISSENTING SHAREHOLDER MUST TAKE EACH STEP IN THE INDICATED ORDER AND IN STRICT COMPLIANCE WITH THE PROVISIONS OF THE LAW IN ORDER TO PERFECT DISSENTERS' RIGHTS. THE FAILURE OF A FRONTIER SHAREHOLDER TO COMPLY PRECISELY WITH THESE PROCEDURAL STEPS ON A TIMELY BASIS WILL RESULT IN A LOSS OF THAT SHAREHOLDER'S DISSENTERS' RIGHTS.

         Payment to dissenting shareholders of the fair value of their Frontier shares will be made only if the merger is approved by the Frontier shareholders, approved by the OCC, and completed.

         Any shareholder of Frontier who desires to exercise his or her dissenters' rights must do the following:

         o vote against the merger agreement at the special meeting or give written notice at or prior to the special meeting to the presiding officer that he or she dissents from the plan of merger;

         o make written request for the cash value of his or her shares to the surviving bank, National Bank of Arizona, at any time before thirty days after the effective date of the merger; and

         o accompany the above written request with the surrender of his or her Frontier stock certificates.

         After making request for payment, the dissenting shareholder will not be entitled to vote or exercise any other rights of a shareholder. Dissenting shareholders will be notified in writing of the effective date of the merger.

         FAILURE TO VOTE AGAINST THE MERGER AGREEMENT WILL CONSTITUTE A WAIVER OF A SHAREHOLDER'S APPRAISAL RIGHTS UNLESS HE OR SHE GIVES WRITTEN NOTICE PRIOR TO OR AT THE SPECIAL MEETING TO THE PRESIDING OFFICER AT THE SPECIAL MEETING THAT HE OR SHE DISSENTS FROM THE PLAN OF MERGER. HOWEVER, SIMPLY BECAUSE A SHAREHOLDER VOTES AGAINST THE MERGER AGREEMENT AT THE SPECIAL MEETING OR GIVES WRITTEN NOTICE PRIOR TO OR AT THE SPECIAL MEETING THAT HE OR SHE DISSENTS FROM THE PLAN OF MERGER DOES NOT MEAN THAT HE OR SHE IS THEN ENTITLED TO RECEIVE THE VALUE OF HIS OR HER SHARES. A FRONTIER SHAREHOLDER MUST ALSO MAKE A WRITTEN REQUEST TO THE SURVIVING BANK (NATIONAL BANK OF ARIZONA) FOR PAYMENT OF THE VALUE OF HIS OR HER SHARES AT ANY TIME BEFORE THIRTY DAYS AFTER THE EFFECTIVE DATE OF THE MERGER AND MUST ACCOMPANY THAT REQUEST WITH A SURRENDER OF HIS OR HER STOCK CERTIFICATES. MERE FAILURE TO VOTE OR MERELY VOTING AGAINST THE MERGER OR MERELY FILING A NOTICE OF DISSENT WILL NOT SATISFY THE REQUIREMENT FOR A WRITTEN DEMAND.

         Unless the above procedure is followed precisely, a Frontier shareholder will be presumed to have acquiesced in the approval of the merger and waived his or her dissenters' rights. As noted above, failure to vote against the merger agreement and the merger will not waive a shareholder's dissenters' rights if the shareholder has filed a written notice prior to the special meeting and has not voted in favor of the merger agreement. If a Frontier shareholder abstains from voting on the merger agreement, this will not waive dissenters' rights so long as the appropriate written notice is properly and timely filed at or prior to the special meeting. Mere notice filed after the special meeting, absent compliance with the other specific requirements, will not preserve a shareholder's dissenters' rights.

         In the event a shareholder does not in order to perfect his or her dissenters' rights, that shareholder will be bound by the terms of the merger agreement, including the requirement to exchange his or her shares of Frontier common stock for his or her pro rata share of the Zions stock in the merger, and will be entitled to receive his or her pro rata share of Zions' stock following completion of the merger, in the same manner as those shareholders who have not exercised their dissenters' rights.

         The National Bank Act provides that the appraisal of the shares of any dissenting shareholder will be ascertained according to the appraisal procedures set forth in the applicable state law, if state law procedures exist. FRONTIER SHAREHOLDERS CONSIDERING SEEKING APPRAISAL BY EXERCISING THEIR DISSENTERS' RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR FRONTIER COMMON STOCK DETERMINED UNDER THE NATIONAL BANK ACT COULD BE MORE THAN, THE SAME AS, OR LESS THAN THEIR PRO RATA SHARE OF ZIONS' STOCK THAT THEY ARE ENTITLED TO RECEIVE UNDER THE MERGER AGREEMENT IF THEY DO NOT EXERCISE THEIR DISSENTERS' RIGHTS.

         Because exercise of these rights requires strict adherence to the relevant provisions of the National Bank Act, each shareholder desiring to exercise his or her dissenters' rights is advised individually to consult the law (as provided in Appendix B to this proxy statement/prospectus) and comply with the relevant provisions of the law.

         Frontier shareholders wishing to exercise their dissenters' rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.

                                  OTHER MATTERS

         As of the date of this document, the Frontier board knows of no matters that will be presented for consideration at the Frontier special meeting other than as described in this document. If any other matters shall properly come before the Frontier special meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Frontier.

                                  LEGAL MATTERS

         Duane Morris LLP, Washington, D.C., counsel for Zions, will pass upon the validity of the Zions common stock to be issued in connection with the merger and certain federal income tax consequences of the merger.

                                     EXPERTS

         The consolidated financial statements for the years ended December 31, 2001 and 2000, of Zions Bancorporation incorporated by reference in the Zions Bancorporation Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 1999 of Zions Bancorporation and subsidiaries have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, appearing in Zions Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2001, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Zions files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Zions files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Zions' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. In addition, you may read and copy Zions' SEC filings at the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500. Zions' Internet address is www.zionsbancorporation.com.

         Zions has filed a registration statement on Form S-4 to register with the SEC the Zions common stock to be issued to the holders of Frontier common stock in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Zions in addition to being a proxy statement of Frontier for the Frontier special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows Zions to "incorporate by reference" information into this proxy statement/prospectus, which means that Zions can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Zions has previously filed with the SEC. The following documents which Zions incorporates by reference into this proxy statement/prospectus contain important information about Zions, Zions' finances and Zions' common stock:

         o Annual Report on Form 10-K for the year ended December 31, 2001;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

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

         o Current Reports on Form 8-K, filed with the SEC on April 23, 2002, July 23, 2002, August 6, 2002, August 15, 2002, August
                  21, 2002, September 10, 2002, October 4, 2002 and October 21, 2002;

         o the description of Zions common stock and rights set forth in Zions' registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions; and

         o the description of Zions' common stock as set forth above under the caption "Description of Zions Capital Stock."

         Zions incorporates by reference additional documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the effective time of the merger.

         Zions has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Zions, and Frontier has supplied all such information relating to Frontier.

         If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through Zions or the SEC. Frontier shareholders can obtain documents incorporated by reference from Zions without charge, excluding all exhibits unless Zions has specifically incorporated by reference an exhibit in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Zions at the following address:

         Zions Bancorporation
         One South Main, Suite 1134
         Salt Lake City, Utah 84111
         Attention:  Ms. Jennifer R. Jolley
         Assistant Secretary
         Tel: (801) 524-4787

         If you would like to request documents from Zions, please do so by _____________, 2002 to receive them prior to the Frontier special meeting.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE FRONTIER PROPOSAL. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED ____________, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF SHARES OF ZIONS COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Zions has used and incorporated by reference "forward-looking statements" in this proxy statement/prospectus, including one or more of the following:

         o projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items;

         o descriptions of plans or objectives of management for future operations, products or services;

         o        forecasts of future economic performance; and

         o descriptions of assumptions underlying or relating to any of the foregoing.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "will permit," "will afford," "believes," "expects," "may," "should," "projected," "contemplates," or "anticipates." These statements are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to risks and uncertainties that could cause actual results of Zions to differ materially. Zions has used these statements to describe its expectations and estimates in various sections of this proxy statement/prospectus.

         Factors that might cause such differences include, but are not limited to: the timing of closing the proposed merger being delayed; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally in areas in which Zions conducts its operations, being less favorable than expected; the cost and effort required to integrate aspects of the operations of Frontier being more difficult than expected; expected cost savings from the proposed merger not being fully realized or realized within the expected time frame; and legislation or regulatory changes which adversely affect the ability of Zions to conduct its current and future operations. Zions disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included in this proxy statement/prospectus to reflect future events or developments. Zions' actual results could differ materially from those set forth in the forward-looking statements because of many reasons, including the risk factors listed above. This list may not be exhaustive.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER made as of the sixteenth day of August, 2002, among NATIONAL BANK OF ARIZONA ("NBA"), a national banking association having its principal office in Tucson, Arizona, FRONTIER STATE BANK ("Frontier"), an Arizona banking corporation having its principal office in Show Low, Arizona, and ZIONS BANCORPORATION ("Zions"), a Utah corporation having its principal office in Salt Lake City, Utah

                                WITNESSETH THAT:

     WHEREAS, NBA and Frontier desire to affiliate with each other through the merger of Frontier with and into NBA, with NBA to be the surviving corporation (the "Merger");

     WHEREAS, Zions is a bank holding company and the sole shareholder of NBA;

     WHEREAS, the respective boards of directors of NBA, Frontier, and Zions have determined that it would be in the best interests of NBA or Frontier, as the case may be, its shareholders and customers, for NBA and Frontier to merge with each other;

     WHEREAS, the respective Boards of Directors of NBA and Frontier have agreed to cause the Merger pursuant to the provisions of section 215a of the National Bank Act and sections 6-212 and 10-1101 et seq. of the Arizona Revised Statutes;

     WHEREAS, the board of directors of Zions has agreed that Zions should become a party to this Agreement and Plan of Merger;

     WHEREAS, the parties intend that the Merger qualify as a tax-free reorganization under section 368(a) of the Code; and

     WHEREAS, the parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW,  THEREFORE,   in  consideration  of  these  premises  and  the  mutual
agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1.
                     DEFINITIONS AND RULES OF INTERPRETATION

     Section 1.01 CERTAIN DEFINITIONS. The terms set forth below are used in this Agreement with the following meanings:

          (a) "Affiliates Agreement" shall mean a written agreement substantially in form and substance as that set forth as Exhibit IV.

          (b) "Average Closing Deposits" shall mean the average of the total deposits of Frontier as determined in accordance with GAAP over the fifteen-business-day period ending on the Business Day before the Effective Time.

          (c) "BHC Act" shall mean the Bank Holding Company Act of 1956, as amended.

          (d) "BIF" shall mean the Bank Insurance Fund of the FDIC.

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

          (e) "Business Day" shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or authorized by law to be closed in the State of Arizona.

          (f) "Call Reports" shall mean FFIEC Consolidated Reports of Condition and Income.

          (g) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          (h) "Closing Net Worth" shall mean the consolidated net worth of Frontier as of the close of business on the Business Day before the Effective Time as determined in accordance with GAAP.

          (i) "Collateral Real Estate" shall mean real property at any time held as collateral for any outstanding loan by Frontier.

          (j) "Commissioner" shall mean the Commissioner of Financial Institutions of the State of Utah.

          (k) "Consideration Number" shall mean 204,000 less the Reduction
Number.

          (l) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (m) "Constituent Banks" shall mean NBA and Frontier.

          (n) "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

          (o) "Department" shall mean the Arizona State Banking Department.

          (p) "E & Y" shall mean Ernst & Young LLP.

          (q) "Effective Time" shall mean the date and time to be specified by NBA to the Office of the Comptroller of the Currency as the effective time of the Merger.

          (r) "Environmental Laws" shall mean the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

          (s) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (t) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (u) "Exchange Ratio" shall mean the Consideration Number divided by the number of shares of Frontier Stock that shall be issued and outstanding at the Effective Time.

          (v) "FDI Act" shall mean the Federal Deposit Insurance Act, as amended.

          (w) "FDIC" shall mean the Federal Deposit Insurance Corporation.

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

          (x) "FFIEC" shall mean the Federal Financial Institutions Examination Council.

          (y) "Frontier" shall have the meaning set forth in the preamble.

          (z) "Frontier Affiliate" shall mean:

              (i) any executive officer of Frontier,

              (ii) any director of Frontier,

              (iii) any person who owns 10 percent or more of the outstanding Frontier Stock, and

              (iv) any other Person that possesses, directly or indirectly, the power to direct or cause the direction of management and policies of Frontier, whether through the ownership of voting securities, by contract, or otherwise.

          (aa) "Frontier Option" shall mean a stock option to purchase Frontier Stock not exercised prior to the Effective Time.

          (bb) "Frontier Stock" shall mean the common stock, $1.00 par value, of Frontier.

          (cc) "Frontier Financial Statements" shall mean the audited consolidated statement of condition of Frontier as of each of December 31, 1999, December 31, 2000, and December 31, 2001, and the related audited consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity of Frontier for each of the periods then ended, and the notes thereto, and the unaudited consolidated statement of condition of Frontier as of March 31, 2002 and the related unaudited consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity of Frontier for the period then ended, and the notes thereto.

          (dd) "Frontier Plans" shall mean all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, performance share, stock appreciation right, phantom stock, savings, and profit-sharing plans, all employment, deferred compensation, fringe benefit, consulting, bonus, non-competition, and collective bargaining agreements, and group insurance contracts and other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff and vacation plans, contracts, and arrangements and employee benefit plans and agreements, whether or not subject to ERISA, whether formal or informal, whether written or oral, whether legally binding or not, under which any current or former employee of Frontier has any present right to future benefits or payments or under which Frontier has any present or future liability.

          (ee) "Frontier Real Estate" shall mean any real property at any time owned or leased by Frontier.

          (ff) "GAAP" shall mean generally accepted accounting principles in the United States.

          (gg) "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government having authority in the United States, whether federal, state, or local.

          (hh) "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances, as defined by 42 U.S.C. ss. 9601(14), any "pollutant or contaminant," as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws.

          (ii) "Insider" shall mean any Frontier Affiliate, any other officer or beneficial holder of 5 percent or more of the common stock of Frontier, and any Person "controlled" (as that term is defined in the Financial Institutions Regulatory and Interest Rate Control Act of 1978) by any of them.

          (jj) "IRS" shall mean the Internal Revenue Service within the United States Department of the Treasury.

          (kk) "Losses" shall mean losses, expenses, claims, demands, damages, liabilities, judgments, fines, penalties, costs, expenses (including reasonable attorneys fees) and amounts paid in settlement.

          (ll) "Material" and its variants shall:

               (i) when used in section 1.1(nn) and in articles 5, 7, and 8 with reference to items normally expressed in dollars, be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Frontier as of March 31, 2002, as determined in accordance with GAAP;

               (ii) when used in articles 6 and 9 with reference to items normally expressed in dollars, be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Zions as of March 31, 2002, as determined in accordance with GAAP; and

               (iii) otherwise and, notwithstanding subsections (i) and (ii) of this section 1.01(ll), when used anywhere in this Agreement with explicit reference to any of the federal securities laws or to the Registration Statement or when used within the definition given to the term "Material Adverse Effect," be construed and understood in accordance with standards of materiality as judicially determined under the federal securities laws.

          (mm) "Material Adverse Effect" shall mean, with respect to a Person, a Material adverse effect on the business, results of operations, financial condition, or prospects of such Person and its subsidiaries taken as a whole or a Material adverse effect on such Person's ability to consummate the transactions contemplated hereby on a timely basis; provided, that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced Person the cause of which is (i) any change in banking laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) any action or omission of Frontier taken with the prior written consent of Zions, or of Zions or any of its subsidiaries taken with the prior written consent of Frontier, or (iv) any changes in general economic conditions affecting banks or their holding companies.

          (nn) "Material Adverse Environmental Condition" shall mean any contamination or other condition caused by or related to a Hazardous Substance in violation of any applicable Environmental Law which contamination would be reasonably expected to result in Material liabilities or remediation costs in excess of $25,000.

          (oo) "Merger" shall have the meaning set forth in the recitals.

          (pp) "NBA" shall have the meaning set forth in the preamble.

          (qq) "NBA Common Stock" shall have the meaning set forth in section 2.02(h).

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

          (rr) "New Certificate" shall have the meaning set forth in section 2.06(b).

          (ss) "OCC" shall mean the Office of the Comptroller of the Currency within the United States Department of the Treasury.

          (tt) "Old Certificate" shall have the meaning set forth in section 2.06(c).

          (uu) "Ordinary Course of Business" shall mean an action taken by a Person only if:

               (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

               (ii) such action is not required to be authorized by the board of directors of such Person; and

               (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

          (vv) "Organizational Documents" shall mean:

               (i) the articles or certificate of incorporation and the bylaws of a corporation;

               (ii) the partnership agreement and any statement of partnership of a general partnership;

               (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership;

               (iv) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and

               (v) any amendment to any of the foregoing.

          (ww) "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          (xx) "Person" shall mean an individual, firm, corporation, partnership, trust, Governmental Authority, association, unincorporated organization, or any other entity.

          (yy) "Proxy Statement" shall mean the proxy statement that shall be a part of the Registration Statement.

          (zz) "Qualifying Event" shall mean a qualifying event as defined in section 603 of ERISA.

          (aaa) "Reduction Number" shall mean the number reached by summing the following items, dividing the total thereby reached by $50.98, and rounding the result to the nearest whole number:

               (i) if the Average Closing Deposits are less than $85,000,000,
8.5 percent of the difference between $85,000,000 and the Average Closing Deposits; and

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

               (ii) if the Closing Net Worth is less than $6,500,000, 100 percent of the difference between $6,500,000 and the Closing Net Worth.

          (bbb) "Registration Statement" shall mean the registration statement to be filed by Zions with the SEC pursuant to the Securities Act in connection with the registration of the shares of Zions Stock to be used as consideration in connection with the Merger.

          (ccc) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping.

          (ddd) "Riegle Act" shall mean the Riegle Community Development and Regulatory Improvement Act of 1994.

          (eee) "SAIF" shall mean the Savings Association Insurance Fund of the FDIC.

          (fff) "SEC" shall mean the United States Securities and Exchange Commission.

          (ggg) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (hhh) "Surviving Bank" shall have the meaning set forth in section 2.02(a).

          (iii) "Taxes" shall mean federal, state, local, and foreign income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, gross receipts, license, employment, severance, stamp, premium, windfall profits, social security (or similar unemployment), disability, transfer, registration, value added, alternative, or add-on minimum, estimated, or capital stock and franchise tax and other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

          (jjj) "Zions" shall have the meaning set forth in the preamble.

          (kkk) "Zions Bank" shall mean Zions First National Bank, a national banking association with its head office located in Salt Lake City, Utah.

          (lll) "Zions Financial Statements" shall mean the audited consolidated statement of condition of Zions as of each of December 31, 1999, December 31, 2000, and December 31, 2001, and the related audited consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity of Zions for each of the periods then ended, and the notes thereto, and the unaudited consolidated statement of condition of Zions as of March 31, 2002, and the related unaudited consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity of Zions for the period then ended, and the notes thereto, each as filed with the SEC.

          (mmm) "Zions Stock" shall mean the common stock of Zions, no par value.

     Section 1.02 INTERPRETATION. Article titles, headings to sections and any table of contents are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim in this Agreement. As used in this Agreement, "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; references to a Person are also to its successors and assigns; except as the context may otherwise require, "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section, or other subdivision of this Agreement or attachment to this Agreement; references to any gender include the other; except as the context may otherwise require, the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to "article," "section," or another subdivision or to an "Exhibit" or "Schedule" are to an article, section, or subdivision of this Agreement or an "Exhibit" or "Schedule" to this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction, and enforcement of this Agreement or any amendment, schedule or exhibit to this Agreement.

                                   ARTICLE 2.
                                  COMBINATION

     Section 2.01 MERGER OF NBA AND FRONTIER. Subject to the provisions of this Agreement, at the Effective Time Frontier will be merged with and into NBA.

     Section 2.02 EFFECT OF THE MERGER. At the Effective Time:

          (a) The Constituent Banks shall be a single entity, which shall be a national banking association and shall be NBA. NBA is hereby designated as the surviving entity in the Merger and is hereinafter sometimes called the "Surviving Bank."

          (b) The separate existence of Frontier shall cease, its corporate existence shall be merged into and continued in the Surviving Bank, and the Surviving Bank shall be deemed to be the same corporation as each of the Constituent Banks.

          (c) The Surviving Bank shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a national banking association organized under the National Bank Act.

          (d) The Surviving Bank shall thereupon and thereafter possess all of the rights, interests, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all choses in action and debts due on whatever account, including subscriptions for shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further action, act, deed, or other transfer; and the title to any real estate, or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank, upon the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of the Constituent Banks at the Effective Time, subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such Constituent Bank prior to the Effective Time.

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

          (e) The Surviving Bank shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Banks; and any claim existing or action or proceeding pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Bank may be proceeded against or substituted in its place. The Surviving Bank expressly assumes and agrees to perform all of Frontier's liabilities and obligations. Neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Merger.

          (f) The Articles of Association of NBA as they exist immediately prior to the Effective Time shall be the Articles of Association of the Surviving Bank until later amended pursuant to federal law.

          (g) The Bylaws of NBA as they exist immediately prior to the Effective Time shall be the Bylaws of NBA until later amended pursuant to federal law.

          (h) The authorized shares of capital stock of NBA as of the Effective Time shall be 200,000 shares of Common Stock, $30.00 par value (the "NBA Common Stock").

          (i) Subject to the terms, conditions, and limitations set forth herein, at the Effective Time and until surrendered for exchange and payment, each outstanding stock certificate which, prior to the Effective Time, represented shares of the Frontier Stock, other than any shares of Frontier Stock held by NBA (other than in a fiduciary, representative, or custodial capacity), which shall be canceled without any payment therefor, shall, by virtue of this Agreement and without any action on the part of the holder or holders thereof, cease to represent an issued and existing share and shall be converted into a right to receive from Zions, and shall for all purposes represent the right to receive, upon surrender of the certificate formerly representing such shares, a certificate representing the number of shares of Zions Stock specified in section 2.03(a) of this Agreement; provided that, with respect to any matters relating to stock certificates representing Frontier Stock, NBA and Zions may rely conclusively upon the record of shareholders maintained by Frontier containing the names and addresses of the holders of record of Frontier Stock at the Effective Time.

     Section 2.03 CONSIDERATION FOR MERGER.

          (a) Subject to the terms, conditions, and limitations set forth herein, upon surrender of his, her or its certificate or certificates in accordance with Section 2.02(i), each holder of shares of Frontier Stock as of the Effective Time shall be entitled to receive, in exchange for the shares of Frontier Stock held of record by such shareholder as of the Effective Time and represented by such certificate or certificates, the product of the number of shares of Frontier Stock so represented and the Exchange Ratio.

          (b) Notwithstanding anything to the contrary herein, no shares of Zions Stock shall be issued in respect of any shares of Frontier Stock the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to chapter 13 of title 10 of the Arizona Revised Statutes and section 215a(b) of title 12, United States Code, and as a result payment therefor is made, such holders to have only the rights provided by chapter 13 of title 10 of the Arizona Revised Statutes and section 215a of title 12, United States Code.

     Section 2.04 NO FRACTIONAL SHARES. Zions will not issue fractional shares of its stock. In lieu of fractional shares of Zions Stock, if any, each shareholder of Frontier who is entitled to a fractional share of Zions Stock shall receive an amount of cash equal to the product of such fraction times $50.98. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

     Section 2.05 DIVIDENDS; INTEREST. No shareholder of Frontier will be entitled to receive dividends on his, her or its Zions Stock until he, she or it exchanges his, her or its certificates representing Frontier Stock for Zions Stock. Any dividends declared on Zions Stock to holders of record at or after the Effective Time shall, with respect to stock to be delivered pursuant to this Agreement to shareholders of Frontier who have not exchanged their certificates

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representing Frontier Stock for Zions Stock, be paid to the Exchange Agent (as designated in section 2.06 of this Agreement) and, upon receipt from a former shareholder of Frontier of certificates representing shares of Frontier Stock, the Exchange Agent shall in accordance with the other provisions of this article 2 forward to such former shareholder of Frontier (i) certificates representing his, her or its shares of Zions Stock, (ii) dividends declared thereon subsequent to the Effective Time (without interest) and (iii) the cash value of any fractional shares determined in accordance with section 2.04.

     Section 2.06 DESIGNATION OF EXCHANGE AGENT.

          (a) The parties to this Agreement hereby designate Zions Bank as Exchange Agent to effect the exchanges contemplated hereby.

          (b) Zions will, promptly after the Effective Time, issue and deliver to Zions Bank the share certificates representing shares of Zions Stock (each a "New Certificate") and the cash to be paid to holders of Frontier Stock in accordance with this Agreement.

          (c) If any New Certificate is to be issued in a name other than that in which the certificate formerly representing Frontier Stock (an "Old Certificate") and surrendered for exchange was issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall pay to Zions Bank any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of Zions Bank that such tax has been paid or is not payable.

          (d) Any holder of Frontier Stock whose Old Certificate has been lost and who submits to the Exchange Agent with respect to the Old Certificate an affidavit of lost certificate together with an agreement of indemnification, in each case in a form reasonably satisfactory to the Exchange Agent, and together with such other documentation as the Exchange Agent customarily requires in cases of lost stock certificates, will be treated as if he, she, or it had surrendered the lost Old Certificate to the Exchange Agent.

          (e) If Old Certificates are not surrendered and exchanged for New Certificates prior to three years after the Effective Time (or, in any particular case, prior to the date before the third anniversary of the Effective Time on which the whole shares of Frontier Stock, the dividends and other distributions, if any, and cash in lieu of fractional shares described below would otherwise escheat to or become the property of any Governmental Authority), (i) the number of whole shares of Zions Stock into and for which the shares of Frontier Stock theretofore represented by such Old Certificates shall have been converted, (ii) the amount of dividends and other distributions, if any, which theretofore have become payable to holders of record at or after the Effective Time with respect to such number of whole shares of Zions Stock, (iii) the amount of dividends and other distributions, if any, declared by Frontier payable to holders of record of shares of Frontier Stock at a time prior to the Effective Time but payable subsequent to the Effective Time, (iv) the amount of dividends and other distributions, if any, which subsequently become payable with respect to such number of whole shares of Zions Stock, and (v) the amount of cash in lieu of fractional shares which would have been payable with respect to the shares of Frontier Stock theretofore represented by such Old Certificates, shall become the property of Zions (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any other Person previously entitled thereto.

     Section 2.07 NOTICE OF EXCHANGE. Promptly after the Effective Time, Zions Bank shall mail to each holder of one or more certificates formerly representing Frontier Stock a notice specifying the Effective Time and notifying such holder to surrender his, her or its certificate or certificates to Zions Bank for exchange. Such notice shall be mailed to holders by regular mail at their addresses on the records of Frontier.

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     Section 2.08 ACTS TO CARRY OUT THIS MERGER PLAN.

          (a) Frontier and its proper officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm in NBA title to such property or rights as are specified in sections 2.02(c) and 2.02(d) of this Agreement and otherwise to carry out the purposes of this Agreement.

          (b) If, at any time after the Effective Time, NBA shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in NBA its right, title, or interest in or under any of the rights, properties, or assets of Frontier acquired or to be acquired by NBA as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Frontier and its proper officers and directors shall be deemed to have granted to NBA an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in NBA and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of NBA are fully authorized in the name of Frontier or otherwise to take any and all such action.

     Section 2.09 TREATMENT OF STOCK OPTIONS. At the Effective Time, each Frontier Option, whether vested or unvested, shall automatically be cancelled and shall cease to represent a purchase right of any nature. Zions hereby expressly declines to assume the Frontier Options, to substitute options to purchase Zions Stock in place of the Frontier Options, or to assume any obligations under any stock plans under which Frontier Options have been or may be issued. Prior to their cancellation, nothing in this Agreement shall prohibit the exercise of options to purchase Frontier Stock that are outstanding as of the date of this Agreement.

     Section 2.10 VOTING AGREEMENTS. Simultaneously herewith, each shareholder of Frontier who is listed on Schedule 2.10 shall each enter into an agreement with Zions, substantially in form and substance as that set forth as Exhibit I, in which he or she agrees to vote all shares of Frontier Stock which may be voted, or whose vote may be directed, by him or her, in favor of the transactions contemplated by this Agreement at the meeting of shareholders at which such transactions shall be considered.

     Section 2.11 EMPLOYEE BENEFITS. If any employee of Frontier becomes a participant in any employment benefit plan, practice, or policy of Zions, such employee shall be given credit under such plan, practice, or policy for all service prior to the Effective Time with Frontier for purposes of eligibility and vesting, but not for benefit accrual purposes, for which such service is taken into account or recognized, provided that there be no duplication of such benefits as are provided under any employee benefit plans, practices, or policies of Frontier that continue in effect following the Effective Time.

     Section 2.12 ENVIRONMENTAL INVESTIGATION. Prior to the Effective Time, Zions shall have the right, but not the obligation, at its sole cost and expense, to cause such investigations and tests to be made as it reasonably deems necessary to determine whether there has been any soil, surface water, groundwater or building space contamination on or under the Frontier Real Estate. Frontier shall cooperate with Zions and its agents or contractors in their evaluation and testing of the Frontier Real Estate, including by providing Zions and its agents or contractors reasonable access to pertinent records and documents in Frontier's possession. Any investigations or tests performed by Zions shall be conducted in a manner so as not to damage in any material respect the Frontier Real Estate and so as not to interfere in any material respect with the business or operations conducted at the Frontier Real Estate. Zions shall give Frontier reasonable prior notice of its intention to conduct any investigation or test under this section. Zions shall furnish Frontier with a copy of each report or investigation setting forth the results of any test performed by Zions as soon as reasonably practicable after receipt.

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                                   ARTICLE 3.
                                 EFFECTIVE TIME

         The Effective Time shall be the date and time specified by NBA to the Office of the Comptroller of the Currency, which shall be the latest of: Section

     3.01 SHAREHOLDER APPROVAL. The day upon which the shareholders of Frontier approve, ratify, and confirm the Merger; or

     Section 3.02 OCC APPROVAL. The first to occur of (a) the date thirty days following the date of the order of the OCC approving the Merger, or (b) if, pursuant to section 321(b) of the Riegle Act, the OCC shall have prescribed a shorter period of time with the concurrence of the Attorney General of the United States, the date on which such shorter period of time shall elapse; or

     Section 3.03 UTAH COMMISSIONER APPROVAL. If such an order shall be required by law, the date five Business Days following the date of the order of the Commissioner approving the transactions contemplated by this Agreement; or

     Section 3.04 ARIZONA STATE BANKING DEPARTMENT APPROVAL. If such an order shall be required by law, the date five Business Days following the date of the order of the Department approving the transactions contemplated by this Agreement; or

     Section 3.05 OTHER REGULATORY APPROVALS. The date upon which any other Material order, approval, or consent of a federal or state regulator of financial institutions or financial institution holding companies authorizing consummation of the transactions contemplated by this Agreement is obtained or any waiting period mandated by such order, approval, or consent has run; or

     Section 3.06 EXPIRATION OF STAYS. Five Business Days after any stay of the approvals of any of the OCC, the Commissioner, or the Department of the transactions contemplated by this Agreement or any injunction against closing of said transactions is lifted, discharged, or dismissed; or

     Section 3.07 MUTUAL AGREEMENT. Such other date as shall be mutually agreed to in writing by Zions and Frontier.

                                   ARTICLE 4.
        CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF THE PARTIES

         The obligations of Zions, NBA, and Frontier to consummate the Merger and the issuance of stock incident thereto shall be subject to the conditions that at or before the Effective Time:

     Section 4.01 REGULATORY APPROVALS. Orders, consents, and approvals required to consummate the Merger shall have been entered by the requisite Governmental Authorities, and all statutory waiting periods in respect thereof shall have expired.

     Section 4.02 REGISTRATION STATEMENT.

          (a) Effectiveness. The Registration Statement shall have become effective under the Securities Act, and Zions shall have received all required state securities laws or "blue sky" permits and other required authorizations or confirmations of the availability of exemptions from registration requirements necessary to issue Zions Stock in the Merger.

          (b) Absence of Stop-Order. Neither the Registration Statement nor any such required permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order by the SEC or any state securities authority.

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     Section 4.03 APPROVAL BY SHAREHOLDERS OF FRONTIER. The shareholders of
Frontier shall have authorized, ratified, and confirmed the Merger by not less than the requisite percentage of the outstanding voting stock of each class of Frontier, in accordance with the applicable laws of the State of Arizona and the National Bank Act.

     Section 4.04 FEDERAL INCOME TAXATION. Zions and Frontier shall have received a written opinion of Duane Morris LLP, or of another firm mutually agreeable to Zions and Frontier, applying existing law, that the Merger shall qualify as a reorganization under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Zions, NBA, Frontier, and others.

     Section 4.05 ADVERSE LEGISLATION. Subsequent to the date of this Agreement no legislation shall have been enacted and no regulation or other governmental requirement shall have been adopted or imposed that renders or will render consummation of the Merger impossible or illegal.

     Section 4.06 ABSENCE OF LITIGATION. No action, suit, or proceeding shall have been instituted or shall have been threatened before or by any Governmental Authority to restrain, enjoin, or prohibit the Merger, or which would reasonably be expected to restrict Materially the operation of the business of Frontier or the exercise of any rights with respect thereto or to subject any of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided Materially adversely to any party hereto or its subsidiaries, directors, or officers.

                                   ARTICLE 5.
             CONDITIONS PRECEDENT TO PERFORMANCE OF THE OBLIGATIONS
                                OF ZIONS AND NBA

         The obligations of Zions and NBA to consummate the Merger and the issuance of stock incident thereto are subject to the satisfaction, at or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Zions in writing unless not so permitted by law:

     Section 5.01 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Frontier contained in this Agreement that are qualified as to Materiality or Material Adverse Effect shall be true and correct as of the Effective Time, and all representations and warranties of Frontier contained in this Agreement that are not so qualified shall be true and correct in all Material respects as of the Effective Time, in either case with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Frontier contained in this Agreement which specifically relate to an earlier date shall be true and correct in all Material respects as of such earlier date. All covenants and obligations to be performed or met by Frontier at or prior to the Effective Time shall have been so performed or met. On the date of the Effective Time, the president and chief executive officer and the cashier of Frontier shall deliver to Zions a certificate to that effect. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of Frontier made in this Agreement.

     Section 5.02 OPINION OF FRONTIER COUNSEL. Zions shall have received a favorable opinion from Ryley Carlock & Applewhite, a professional association, dated the date of the Effective Time, substantially in form and substance as
Exhibit II.

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     Section 5.03 OPINION OF FRONTIER LITIGATION COUNSEL. Zions shall have received a favorable opinion from legal counsel handling litigation matters for Frontier, dated the date of the Effective Time, substantially in form and substance as Exhibit III.

     Section 5.04 NO ADVERSE DEVELOPMENTS.

          (a) During the period from March 31, 2002 to the Effective Time, (i) there shall not have been any Material Adverse Effect with respect to Frontier; and (ii) none of the events described in clauses (a) through (f) of section 7.16 of this Agreement shall have occurred, and each of the practices and conditions described in clauses (x) through (z) of that section shall have been maintained.

          (b) As of the Effective Time, the capital structure of Frontier, as adjusted to account for the issuance of shares of Frontier Stock incident to the exercise of options to purchase Frontier Stock that are outstanding as of the date of this Agreement, shall be as stated in section 7.09.

          (c) As of the Effective Time, other than liabilities incurred in the Ordinary Course of Business subsequent to March 31, 2002, there shall be no liabilities of Frontier which are Material to Frontier on a consolidated basis which were not reflected on the consolidated statement of condition of Frontier as of March 31, 2002 or in the related notes to the consolidated statement of condition of Frontier as of March 31, 2002.

          (d) No adverse action shall have been instituted or, except as set forth on Schedule 5.04(d), threatened against Frontier by any Governmental Authority, or referred by a Governmental Authority to another Governmental Authority, for the enforcement or assessment of penalties for the violation of any laws or regulations relating to equal credit opportunity, fair housing, fair lending, or truth in lending.

          (e) Zions shall have received a certificate dated the date of the Effective Time, signed by the president and chief executive officer and the cashier of Frontier, certifying to the matters set forth in paragraphs (a), (b),
(c), and (d) of this section 5.04. The delivery of such officers' certificate shall in no way diminish the warranties and representations of Frontier made in this Agreement.

     Section 5.05 CONSOLIDATED NET WORTH. At and as of the Effective Time, the consolidated net worth of Frontier as determined in accordance with GAAP shall not be less than the sum of (a) $6,000,000, (b) the proceeds to Frontier of the sale of any treasury stock since March 31, 2002, and (c) the aggregate contributions to capital caused by the payments accompanying the exercise of any stock options on or after March 31, 2002.

     Section 5.06 LOAN LOSS RESERVE. At and as of the Effective Time, the aggregate reserve for loan losses of Frontier as determined in accordance with GAAP shall not be less than $1,000,000.

     Section 5.07 DEPOSITS. The Average Closing Deposits shall not be less than $80,000,000.

     Section 5.08 CERTAIN LOAN SALES. The loan sales required by section 8.08 shall have been consummated in accordance with the requirements of that section.

     Section 5.09 AFFILIATES' AGREEMENTS. Zions shall have received an Affiliates Agreement:

          (a) on or before the date of this Agreement, from each Person other than Elizabeth McCarty who, on the date of this Agreement, is a Frontier Affiliate,

          (b) within twenty days of the date of this Agreement, from Elizabeth McCarty, and

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          (c) not later than ten days after any other Person becomes a Frontier
Affiliate, from such Person.

     Section 5.10 MATERIAL ADVERSE ENVIRONMENTAL CONDITION. If, within sixty days of the date of this Agreement, Zions has provided to Frontier a written objection to a Material Adverse Environmental Condition at any Frontier Real Estate, Frontier shall have cured such Material Adverse Environmental Condition in a manner reasonably satisfactory to Zions.

     Section 5.11 LITIGATION. If the litigation set forth on Schedule 5.11 shall not have been settled or otherwise finally resolved, then after consultation with NBA Frontier shall have made adequate provision on its books for the loss it might reasonably suffer in the event that that litigation is determined adversely to Frontier.

                                   ARTICLE 6.
         CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF FRONTIER

     The obligations of Frontier hereunder are subject to the satisfaction, at or prior to the Effective Time, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Frontier in writing unless not so permitted by law:

     Section 6.01 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Zions and NBA contained in this Agreement that are qualified as to Materiality or Material Adverse Effect shall be true and correct as of the Effective Time, and all representations and warranties of Zions and NBA contained in this Agreement that are not so qualified shall be true and correct in all Material respects as of the Effective Time, in either case with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Zions and NBA contained in this Agreement which specifically relate to an earlier date shall be true and correct in all Material respects as of such earlier date. All covenants and obligations to be performed or met by Zions or NBA at or prior to the Effective Time shall have been so performed or met. On the date of the Effective Time, either the president or an executive vice president of Zions and either the chairman, the president, or an executive vice president of NBA shall deliver to Frontier a certificate to that effect. The delivery of such officers' certificate shall in no way diminish the warranties, representations, covenants, and obligations of Zions and NBA made in this Agreement.

     Section 6.02 OPINION OF ZIONS COUNSEL. Frontier shall have received a favorable opinion from Duane Morris LLP, dated the date of the Effective Time, substantially in form and substance as Exhibit V.

     Section 6.03 NO ADVERSE DEVELOPMENTS. During the period from March 31, 2002 to the Effective Time, there shall not have been any Material Adverse Effect with respect to Zions, and Frontier shall have received a certificate dated the date of the Effective Time signed by either the president of Zions or an executive vice president of Zions to the foregoing effect. The delivery of such officer's certificate shall in no way diminish the warranties and representations of Zions made in this Agreement.

     Section 6.04 STATUS OF ZIONS STOCK. The shares of Zions Stock to be issued to the shareholders of Frontier upon consummation of the Merger shall have been authorized for inclusion on the Nasdaq National Market (or another national securities exchange) subject to official notice of issuance.

                                   ARTICLE 7.
                   REPRESENTATIONS AND WARRANTIES OF FRONTIER

     Frontier represents and warrants to Zions and NBA as follows:

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     Section 7.01 ORGANIZATION, POWERS, AND QUALIFICATION. Frontier is a
corporation which is duly organized, validly existing, and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Frontier owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not have a Material Adverse Effect on Frontier. Frontier is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in a Material Adverse Effect on Frontier.

     Section 7.02 EXECUTION AND PERFORMANCE OF AGREEMENT. Frontier has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

     Section 7.03 ABSENCE OF VIOLATIONS. Except as set forth on Schedule 7.03:

          (a) Frontier is not (i) in violation of its Organizational Documents,
(ii) in violation of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any Governmental Authority, or (iii) in violation of or in default with respect to any order, writ, injunction, decree, license, regulation, or demand of any Governmental Authority, except, in the case of (ii) or (iii), for such violations or defaults which in the aggregate could not reasonably be expected to have a Material Adverse Effect on Frontier; and Frontier has not received any claim or notice of violation with respect thereto;

          (b) neither Frontier nor any member of its management is a party to any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FDIC, the Department, any other banking or securities authority of the United States or the State of Arizona, or any other Governmental Authority that relates to the conduct of the business of Frontier or its assets; and no such agreement, memorandum, order, condition, or decree is pending or threatened;

          (c) Frontier has established policies and procedures to provide reasonable assurance of compliance in a safe and sound manner with the federal banking, credit, housing, consumer protection, and civil rights laws and the regulations adopted under each of those laws, so that transactions be executed and assets be maintained in accordance with such laws and regulations; and the policies and practices of Frontier with respect to all such laws and regulations reasonably limit noncompliance and detect and report noncompliance to its management; and

          (d) Frontier has established a CRA policy which provides for (i) goals and objectives consistent with CRA; (ii) a methodology for self-assessment by the board of directors of Frontier; (iii) ongoing CRA training of all personnel of Frontier, including the members of its board of directors; and (iv) procedures whereby all significant CRA-related activity is documented; and Frontier has officially designated a CRA officer who reports directly to the board of directors and is responsible for the CRA program of Frontier.

     Section 7.04 COMPLIANCE WITH AGREEMENTS. Frontier is not in violation of any term of any security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate, except for such violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect on Frontier.

     Section 7.05 BINDING OBLIGATIONS. Subject to the approval of its shareholders, this Agreement constitutes the valid, legal, and binding obligation of Frontier, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of Frontier.

     Section 7.06 ABSENCE OF DEFAULT; DUE AUTHORIZATION.

          (a) None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the Organizational Documents of Frontier. Such execution, consummation, and

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fulfillment will not (i) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a violation, conflict, or default under, or, except as set forth on Schedule 7.06, give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any property or assets of Frontier pursuant to any agreement or instrument under which Frontier is obligated or by which any of its properties or assets may be bound, including any lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement, or other commitment or arrangement of Frontier in respect of which it is an obligor, except for such conflicts, breaches, violations, defaults, rights of termination, cancellation, or acceleration, or results which in the aggregate could not reasonably be expected to have a Material Adverse Effect on Frontier; (ii) if the Merger is approved by the OCC, the Commissioner, and the Department, violate any law, statute, rule, or regulation of any Governmental Authority to which Frontier is subject and which is Material to its operations; or (iii) violate any judgment, order, writ, injunction, decree, or ruling to which Frontier or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any Person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by, notices to, or filings with the OCC, the Commissioner, the Department, the SEC, state securities commissions, and the Secretary of State of the State of Arizona.

          (b) Except for approval of this Agreement by the affirmative vote of not less than the requisite percentage of the outstanding voting stock of each class of Frontier, in accordance with the applicable laws of the State of Arizona, no other corporate proceedings on the part of Frontier are necessary to approve or authorize this Agreement, the Merger, or the other transactions contemplated by this Agreement or the carrying out of the transactions contemplated hereby.

          (c) Frontier has made no election to be subject to any of the provisions of chapter 23, title 10 of the Arizona Revised Statutes. The board of directors of Frontier has taken all necessary action so that any applicable provisions of the takeover laws of any other state and any comparable provisions of the Organizational Documents of Frontier do not and will not apply to this Agreement, the Merger, or the transactions contemplated hereby.

          (d) Frontier has not adopted any shareholder rights plan, "poison pill" or similar plan, or any other plan which could result in the grant of any rights to any Person, or which could enable or require any rights to be exercised, distributed or triggered, in the event of the execution, delivery, or announcement of this Agreement, or in the event of the consummation of the Merger or any of the transactions contemplated by this Agreement.

     Section 7.07 COMPLIANCE WITH BHC ACT; CERTAIN BANK REGULATORY MATTERS.

          (a) No corporation or other entity is registered or is required to be registered as a bank holding company under the BHC Act by virtue of its control over Frontier or over any company that directly or indirectly has control over Frontier.

          (b) Except as set forth on Schedule 7.07(b), as of March 31, 2002, the capital ratios of Frontier comply fully with all terms of all currently outstanding supervisory and regulatory requirements and with the conditions of all regulatory orders and decrees.

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    Section 7.08 SUBSIDIARIES.

          (a) Except as set forth on Schedule 7.08, Frontier does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold with the power to vote any shares of the capital stock of any company (except shares held by Frontier for the account of others in a fiduciary or custodial capacity in the Ordinary Course of Business and shares of any Federal Reserve Bank or any Federal Home Loan Bank).

          (b) Frontier does not have any direct or indirect equity or ownership interest, which represents 5 percent or more of the aggregate equity or ownership interest of any entity (including corporations, partnerships, and joint ventures).

     Section 7.09 CAPITAL STRUCTURE.

          (a) The authorized capital stock of Frontier consists of (i) 2,000,000 shares of Frontier Stock, of which, as of the date of this Agreement, 911,517 shares have been duly issued and are validly outstanding, fully paid, and nonassessable, and held by approximately 274 shareholders of record, and (ii) 1,000,000 shares of preferred stock, no par value, the designations, preferences, privileges, and voting powers of which are to be determined upon issuance, none of which are issued or outstanding as of the date of this Agreement. The aforementioned shares of Frontier Stock are the only voting securities of Frontier authorized, issued, or outstanding as of such date; and except as set forth on Schedule 7.09, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of Frontier, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Frontier. No shares of Frontier Stock are held by Frontier as treasury shares. None of the Frontier Stock is subject to any restrictions upon the transfer thereof under the terms of the Organizational Documents of Frontier.

          (b) Schedule 7.09 lists all options to purchase Frontier securities currently outstanding and, for each such option, the date of issuance, date of exercisability, exercise price, type of security for which exercisable, and date of expiration. Schedule 7.09 further lists all shares of Frontier Stock reserved for issuance pursuant to stock option plans, agreements, or arrangements but not yet issued and all options upon shares of Frontier Stock designated or made available for grant but not yet granted.

          (c) None of the shares of Frontier Stock has been issued in violation of the preemptive rights, if any, of any shareholder.

          (d) To the knowledge of Frontier, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of more than 1 percent of the issued and outstanding shares of any class of the capital stock of Frontier to vote or to dispose of his, her, or its shares of capital stock of that entity.

          (e) Frontier has not granted any shareholders' rights to dissent from any merger.

     Section 7.10 ORGANIZATIONAL DOCUMENTS AND MINUTE BOOKS. The copies of the Organizational Documents of Frontier that have been provided to Zions are true, correct, and complete copies thereof. The minute books of Frontier which have been made available to Zions contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of Frontier since its inception. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all Material corporate actions of the shareholders and board of directors of Frontier and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of Frontier.

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     Section 7.11 BOOKS AND RECORDS. The books and records of Frontier fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all Material respects with all applicable accounting and legal requirements. Frontier follows GAAP applied on a consistent basis in the preparation and maintenance of its books of account and financial statements.

     Section 7.12 REGULATORY APPROVALS AND FILINGS, CONTRACTS, COMMITMENTS, ETC. Frontier has made available to Zions:

          (a) All regulatory approvals received since January 1, 1994, of Frontier relating to all bank and nonbank acquisitions or the establishment of de novo operations;

          (b) All Frontier Plans, accompanied by any agreements, including trust agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them), and any actuarial reports and audits relating to such Frontier Plans;

          (c) All Material contracts, agreements, leases, mortgages, and commitments to which Frontier is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

          (d) All contracts, agreements, leases, mortgages, and commitments, whether or not Material, to which Frontier is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments;

          (e) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not Material, to which Frontier is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which Frontier operates its businesses or is authorized to operate its businesses, or with respect to which Frontier has any application pending for authorization to operate its businesses;

          (f) Any pending application, including any documents or materials related thereto, which has been filed by Frontier with any Governmental Authority with respect to the establishment of a new office or the acquisition or establishment of any additional banking or nonbanking subsidiary;

          (g) A written description of the legal structure and business methods employed by Frontier in making investment securities, other investment products, and insurance available to its customers; and

          (h) All federal, state, and local tax returns, including any amended returns, filed by Frontier for the years 1994 through 2002, a copy of the most recent audit examination of Frontier by the IRS, and a copy of all substantive correspondence or other documents with respect to any examination that has not yet been resolved, a copy of the most recent examination from each state or local tax agency if any, for Frontier, and a copy of all substantive correspondence or other documents with respect to any examination that has not yet been resolved, and all tax rulings, closing agreements, settlement agreements, or similar documents with respect to Frontier received from or entered into with the IRS or any other taxing authority since January 1, 1990 or that would have continuing effect after the Effective Time.

     Section 7.13 FINANCIAL STATEMENTS. Frontier has furnished to Zions the Frontier Financial Statements. All of the Frontier Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in

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accordance with GAAP consistently applied in all Material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), and (b) are in accordance with the books and records of Frontier, and (c) fairly reflect the consolidated financial position of Frontier as of such dates, and the consolidated results of operations of Frontier for the periods ended on such dates, and do not fail to disclose any Material extraordinary or out-of-period items, and (d) reflect, in accordance with GAAP consistently applied in all Material respects, adequate provision for, or reserves against, the possible consolidated loan losses of Frontier as of such dates.

     Section 7.14 CALL REPORTS.

          (a) Frontier has made available to Zions its Call Reports for the calendar quarter dated March 31, 2000 and each calendar quarter thereafter. All of such Call Reports, including the related schedules and memorandum items, were prepared in accordance with GAAP consistently applied in all Material respects or, to the extent different from GAAP, accounting principles mandated by the applicable instructions to such Call Reports.

          (b) No adjustments are required to be made to the equity capital account of Frontier as reported on any of the Call Reports referred to in subsection 7.14(a), in any Material amount, in order to conform such equity capital account to equity capital as would be determined in accordance with GAAP as of such date.

     Section 7.15 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 7.15, at March 31, 2002, Frontier had no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was Material, or which when combined with all similar obligations or liabilities would have been Material, to Frontier, except (a) as disclosed in the Frontier Financial Statements, or (b) as set forth on Schedule 7.15, or (c) for unfunded loan commitments made by Frontier in the Ordinary Course of Business. The amounts set up as current liabilities for taxes in the Frontier Financial Statements are sufficient for the payment of all Taxes accrued in accordance with GAAP and unpaid at March 31, 2002. Since March 31, 2002, Frontier has not incurred or paid any obligation or liability that would be Material (on a consolidated basis) to Frontier, except (x) for obligations incurred or paid in connection with transactions by it in the Ordinary Course of Business, or (y) as set forth on Schedule 7.15, or (z) as expressly contemplated herein.

     Section 7.16 ABSENCE OF CERTAIN DEVELOPMENTS. Since March 31, 2002, except as set forth on Schedule 7.16, there has been (a) no Material Adverse Effect with respect to Frontier, (b) no Material deterioration in the quality of the consolidated loan portfolio of Frontier, and no Material increase in the consolidated level of nonperforming assets or nonaccrual loans at Frontier or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses; (c) no declaration, setting aside, or payment by Frontier of any regular dividend, special dividend, or other distribution with respect to any class of capital stock of Frontier; (d) no repurchase by Frontier of any of its capital stock; (e) no Material loss, destruction, or damage to any Material property of Frontier, which loss, destruction, or damage is not covered by insurance; and (f) no Material acquisition or disposition of any asset, nor any Material contract outside the Ordinary Course of Business entered into by Frontier nor any substantial amendment or termination of any Material contract outside the Ordinary Course of Business to which Frontier is a party, nor any other transaction by Frontier involving an amount in excess of $25,000 other than for fair value in the Ordinary Course of Business. Since March 31, 2002, except as set forth on
Schedule 7.16, (x) Frontier has conducted its business only in the Ordinary Course of Business; (y) Frontier, on a consolidated basis, has maintained the quality of its loan portfolio and that of each of its major components at approximately the same level as existed at March 31, 2002; and (z) Frontier, on a consolidated basis, has administered its investment portfolio pursuant to essentially the same policies and procedures as existed during 2001 and the first three months of 2002, and has taken no action to lengthen the average maturity of the investment portfolio, or of any significant category thereof, to any Material extent.

     Section 7.17 RESERVE FOR POSSIBLE CREDIT LOSSEs. The most recent of the Frontier Financial Statements reflect a consolidated reserve for possible credit losses that is adequate in accordance with GAAP to absorb reasonably anticipated

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losses in the consolidated loan and lease portfolios of Frontier, in view of the size and character of such portfolios, current economic conditions, and other pertinent factors. Management reevaluates the adequacy of such reserve each month based on portfolio performance, current economic conditions, and other factors.

     Section 7.18 TAX MATTERS.

          (a) Except as set forth on Schedule 7.18, all Tax returns and reports required to be filed by or on behalf of Frontier have been timely filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 2001, and all returns filed are complete and accurate and properly reflect its Taxes for the periods covered thereby. All Taxes shown or required to be shown on filed returns have been paid except for any not yet due and payable. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any Taxes that might result in a determination adverse to Frontier, except as reserved against in the Frontier Financial Statements. All Taxes due with respect to completed and settled examinations or concluded litigation have been properly accrued or paid.

          (b) Frontier has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (c) To the extent any Taxes are due from, but have not yet been paid by, Frontier for the period or periods beginning January 1, 2002 or thereafter through and including the date of the Effective Time, adequate provision on an estimated basis has been made for the payment of such taxes by establishment of appropriate tax liability accounts on the monthly financial statements of Frontier.

          (d) Deferred Taxes of Frontier have been provided for in accordance with GAAP as in effect on the date of this Agreement.

          (e) The deductions of Frontier for bad debts taken and the reserve of Frontier for loan losses for federal income tax purposes at December 31, 2001, were not greater than the maximum amount permitted under the provisions of section 585 of the Code.

          (f) Other than liens arising under the laws of the State of Arizona with respect to Taxes assessed and not yet due and payable, there are no tax liens on any of the properties or assets of Frontier.

          (g) Frontier (i) has timely filed all information returns or reports required to be filed with respect to Taxes, including those required by sections 6041, 6041A, 6042, 6045, 6049, 6050H, and 6050J of the Code, (ii) has properly and timely provided to all Persons, other than taxing authorities, all information reports or other documents (for example, Form 1099s, Form W-2s, and so forth) required to be provided to such Persons under applicable law, and
(iii) has exercised due diligence in obtaining certified taxpayer identification numbers as required under applicable law.

          (h) The taxable year end of Frontier for federal income tax purposes is, and since the inception of Frontier has continuously been, December 31.

          (i) Frontier has in all Material respects satisfied all federal, state, local, and foreign withholding tax requirements including income, social security, and employment tax withholding.

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          (j) Frontier (i) is not, and has not been a member of a group filing a consolidated, combined, or unitary tax return, other than a group the common parent of which is or was Frontier, and (ii) has no liability for the Taxes of any Person (other than Frontier) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (k) At no time has Frontier made an election to be taxed under Subchapter S of the Code and corresponding provisions under any applicable state and local laws.

     Section 7.19 CONSOLIDATED NET WORTH. The consolidated net worth of Frontier on the date of this Agreement, as determined in accordance with GAAP, is not less than the sum of (a) $6,876,000, (b) the proceeds to Frontier of the sale of treasury stock since March 31, 2002, and (c) the proceeds to Frontier of the exercise of stock options to purchase shares of Frontier Stock since March 31, 2002.

     Section 7.20 EXAMINATIONS. To the extent consistent with law, Frontier has heretofore disclosed to Zions relevant information contained in the most recent safety-and-soundness, compliance, CRA, and other Reports of Examination with respect to Frontier issued by each of the Department and the FDIC. Such information so disclosed consists of all Material information with respect to the financial, operational, and legal condition of Frontier which is included in such reports, and does not omit or will not omit any information necessary to make the information disclosed not misleading.

     Section 7.21 REPORTS. Since January 1, 1999, Frontier has effected all registrations and filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to effect or file with (a) the FDIC, (b) the United States Department of the Treasury, (c) the Department, (d) the SEC, and (e) any other Governmental Authority having jurisdiction over its operations. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any Material fact or which omits to state any Material fact necessary in order to make the statements contained therein not false or misleading.

     Section 7.22 FIRA COMPLIANCE AND OTHER TRANSACTIONS WITH INSIDERS. Except as set forth on Schedule 7.22, (a) no Insider has any ongoing Material transaction with Frontier on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Frontier not in the Ordinary Course of Business; and (c) all other extensions of credit by Frontier to any Insider have heretofore been disclosed in writing by Frontier to Zions.

     Section 7.23 SEC REGISTERED SECURITIES. No equity or debt securities of Frontier are registered or required to be registered under the Securities Act or the Exchange Act.

     Section 7.24 LEGAL PROCEEDINGS. Except as disclosed in the Frontier Financial Statements or as set forth on Schedule 7.24, there is no claim, action, suit, arbitration, investigation, or other proceeding pending against Frontier before any Governmental Authority, arbitrator, or "impartial mediator" or, to the knowledge of Frontier, threatened or contemplated against or affecting it or its property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a Material Adverse Effect on Frontier or which otherwise could prevent, hinder, or delay consummation of the transactions contemplated by this Agreement.

     Section 7.25 ABSENCE OF GOVERNMENTAL PROCEEDINGS. Except as set forth on
Schedule 7.25, Frontier is not a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any Governmental Authority and, to the knowledge of Frontier, no such proceeding is threatened.

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     Section 7.26 FEDERAL DEPOSIT INSURANCE.

          (a) The deposits held by Frontier are insured within statutory limits by the BIF pursuant to the provisions of the FDI Act, and Frontier has paid all regular premiums and special assessments and filed all related reports and statements required of it under the FDI Act.

          (b) Frontier is a member of and pays insurance assessments to the BIF. None of the deposits of Frontier are insured by the SAIF, and Frontier pays no insurance assessments to the SAIF.

     Section 7.27 OTHER INSURANCE. Frontier carries insurance with reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. All premiums to date have been paid in full. Frontier is not in default with respect to any such policy which is Material to it.

     Section 7.28 LABOR MATTERS.

          (a) Frontier is not a party to or bound by any collective bargaining contracts with respect to any employees of Frontier. Since its inception there has not been, nor to the knowledge of Frontier was there or is there threatened, any strike, slowdown, picketing, or work stoppage by any union or other group of employees against Frontier or any of its premises, or any other labor trouble or other occurrence, event, or condition of a similar character. Frontier is not aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

          (b) Except as set forth on Schedule 7.28, Frontier is, to its knowledge, in compliance in all Material respects with all federal and state laws, regulations, and orders respecting employment and employment practices (including Title VII of the Civil Rights Act of 1964), terms and conditions of employment, and wages and hours; and Frontier is not engaged in any unfair labor practice. Except as set forth on Schedule 7.28, no dispute exists between Frontier and any of its employee groups regarding any employee organization, wages, hours, or conditions of employment which would Materially interfere with the business or operations of Frontier.

     Section 7.29 EMPLOYEE BENEFIT PLANS.

          (a) Schedule 7.29 contains a complete list of all the Frontier Plans.

          (b) As to each of the Frontier Plans, Frontier has made available to Zions until the Effective Time true, complete, current, and accurate copies of
(i) the executed document or documents governing the plan, including the related trust agreement, insurance policy, and summary plan description (or other description in the case of an unwritten plan); (ii) the most recent and prior two years' actuarial and financial report prepared with respect to the plan if it constitutes a "qualified plan" under section 401(a) of the Code; (iii) the Forms 5500 with all schedules for the last three years; (iv) all IRS rulings, determination letters, and any open requests for such rulings and letters that pertain to the plan; and (v) to the extent they pertain to the plan, attorneys' responses to auditors' requests for information for the last three years.

          (c) Except for funding obligations and liabilities to the PBGC pursuant to section 4007 of ERISA, all of which have been fully paid, Frontier does not have any tax, penalty, or liability with respect to any Frontier Plan under ERISA, the Code, or any other applicable law, regulation, or ruling. As to each Frontier Plan with respect to which a Form 5500 has been filed, no Material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof, other than regular accruals and contributions.

          (d) Each Frontier Plan intended to be a "qualified plan" under the Code complies in all Material respects with ERISA and applicable provisions of

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the Code. Frontier has no Material liability under any Frontier Plan which is not reflected on the Frontier Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, anniversary awards and the like, provided that such liabilities are not in any event Material). There have not been any "prohibited transactions" with respect to any Frontier Plan within the meaning of section 406 of ERISA or, where applicable, section 4975 of the Code, nor have there been any "reportable events" within section 4043 of ERISA nor any accumulated funding deficiency within section 302 of ERISA or section 402 of the Code. Neither Frontier nor any entity under common control under section 414(b),
(c), or (m) of the Code has or had any obligation to contribute to any multiemployer plan. As to each Frontier Plan that is subject to Title IV of ERISA, the value of assets of such Frontier Plan is at least equal to the present value of the vested and unvested accrued benefits in such Frontier Plan on a termination and ongoing basis, based upon applicable PBGC regulations and the actuarial methods and assumptions used in the most recent actuarial report. Frontier has no obligation to provide retiree welfare benefits.

          (e) No action, claim, or demand of any kind has been brought or threatened by any potential claimant or representative of such a claimant under any plan, contract, or arrangement referred to in subsection (a) of this section 7.29, other than routine claims for benefits in the ordinary course, where Frontier may be either (i) liable directly on such action, claim, or demand; or
(ii) obligated to indemnify any Person or group of Persons with respect to such action, claim, or demand which is not fully covered by insurance maintained with reputable, responsible financial insurers or by a self-insured plan.

     Section 7.30 COMPENSATION. Schedule 7.30 contains a true and correct statement of the names, relationships with Frontier, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2001 of each director, officer, or other employee of Frontier whose aggregate compensation for the fiscal year ended December 31, 2001 exceeded $60,000 or whose aggregate compensation at present exceeds the rate of $60,000 per annum. Except as set forth on Schedule 7.30, since December 31, 2001 Frontier has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Frontier Plan or program been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any individual that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Frontier by reason of section 280G of the Code.

     Section 7.31 FIDUCIARY AND INSURANCE ACTIVITIES.

          (a) Frontier is duly qualified and registered and in good standing in accordance with the laws of each jurisdiction in which it is required to so qualify or register as a result of or in connection with its fiduciary or custodial activities as conducted. Frontier is duly registered under and in compliance with all requirements of the federal Investment Advisers Act of 1940 as amended, or is exempt from registration thereunder and from compliance with the requirements thereof. Since January 1, 1995, Frontier has conducted, and currently is conducting, all fiduciary and custodial activities in all Material respects in accordance with all applicable law.

          (b) Schedule 7.31(b) sets forth (i) a description of each type of insurance activity in which Frontier engages or has present plans to engage and
(ii) for each state of the United States, the line or lines of business for which Frontier or any subsidiary of Frontier holds an insurance license, indicating the state in which Frontier or such subsidiary holds a resident license or charter, as applicable.

     Section 7.32 ENVIRONMENTAL LIABILITY.

          (a) Except as set forth on Schedule 7.32, Frontier has no knowledge as of the date of this Agreement, nor has it been notified by any Governmental Authority, that it is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Environmental Laws.

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          (b) Except as set forth on Schedule 7.32, neither Frontier, nor, to the knowledge of Frontier, any borrower of Frontier has received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has Frontier or, to the knowledge of Frontier, any borrower of Frontier received any notification that any Hazardous Substance that it has disposed of in violation of an Environmental Law has been found at any site at which a Governmental Authority is conducting a remedial investigation or other action pursuant to any Environmental Law.

          (c) No portion of the Frontier Real Estate has been used by Frontier for the handling, processing, storage or disposal of Hazardous Substances in a manner that violates any Environmental Laws and, to the knowledge of Frontier, except as set forth on Schedule 7.32 no underground tank or other underground storage receptacle for Hazardous Substances is located on any of the Frontier Real Estate. In the course of its activities, Frontier has not generated and is not generating any hazardous waste on any of the Frontier Real Estate in a manner, which violates any Environmental Laws. There has been no past or present Release of Hazardous Substances by Frontier in violation of an Environmental Law on, upon, or into any of the Frontier Real Estate. In addition, to the knowledge of Frontier, except as set forth on Schedule 7.32, there have been no such Releases on, upon, or into any real property in the vicinity of any of the Frontier Real Estate that, through soil or groundwater contamination, may be located on any of such Frontier Real Estate.

          (d) With respect to any Collateral Real Estate, except as set forth on
Schedule 7.32, Frontier has not since January 1, 1999 received notice from any Frontier borrower or third party, and has no knowledge of the receipt of any such notice since January 1, 1990, and has no knowledge that any Frontier borrower has generated or is generating any hazardous waste on any of the Collateral Real Estate in a manner which violates any Environmental Laws or that there has been any Release of Hazardous Substances by any such borrower on, upon, or into any of the Collateral Real Estate in violation of an Environmental Law, or that there has been any Release in violation of an Environmental Law on, upon, or into any real property in the vicinity of any of the Collateral Real Estate that, through soil or groundwater contamination, may be located on any of such Collateral Real Estate.

          (e) As used in this section 7.32 only, the term "Frontier" includes Frontier and any partnership or joint venture in which it has an interest.

     Section 7.33 INTANGIBLE PROPERTY. To its knowledge, Frontier owns or possesses the right, free of the claims of any third party, to use all Material trademarks, service marks, trade names, copyrights, patents, and licenses currently used by it in the conduct of its business. To the knowledge of Frontier, no Material product or service offered and no Material trademark, service mark, or similar right used by Frontier infringes any rights of any other Person, and Frontier has not received any written or oral notice of any claim of such infringement.

     Section 7.34 REAL AND PERSONAL PROPERTY. Except for property and assets disposed of in the Ordinary Course of Business, Frontier possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would Materially interfere with the business or operations of Frontier, its real and personal property and other assets (other than leased real or personal property), including those properties and assets reflected in the Frontier Financial Statements as of March 31, 2002, or acquired by Frontier subsequent to that date. The leases pursuant to which Frontier leases real or personal property as lessee are valid and effective in accordance with their respective terms; and there is not, under any such lease, any Material existing default by Frontier or any event which, with the giving of notice or lapse of time or otherwise, would constitute a Material default by Frontier. The real and personal property leased by Frontier as lessee is free from any adverse claim, which would Materially interfere with its business or operation taken as a whole. The Material properties and equipment owned or leased as lessee by Frontier are in normal operating condition, free from any known defects, except such minor defects as do not Materially interfere with the continued use thereof in the conduct of its normal operations.

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    Section 7.35 LOANS, LEASES, AND DISCOUNTS.

          (a) Except as set forth on Schedule 7.35(a), to the knowledge of Frontier each loan, lease, and discount reflected as an asset of Frontier in the Frontier Financial Statements as of March 31, 2002, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms; and no loan, lease, or discount having an unpaid balance (principal and accrued interest) in excess of $25,000, and no outstanding letter of credit or commitment to extend credit having a notional amount in excess of $25,000, is subject to any asserted defense, offset, or counterclaim known to Frontier.

          (b) Except as set forth on Schedule 7.35(b), Frontier does not hold any loans or loan-participation interests purchased from, or participate in any loans originated by, any Person.

     Section 7.36 MATERIAL CONTRACTS. Neither Frontier nor any of its assets, businesses, or operations is a party to, or is bound or affected by, or receives benefits under any Material agreement, arrangement, or commitment not cancelable by it without penalty, other than (a) the agreements set forth on Schedule 7.36, and (b) agreements, arrangements, or commitments entered into in the Ordinary Course of Business consistent with prudent banking practices.

     Section 7.37 EMPLOYMENT AND SEVERANCE ARRANGEMENTS. Schedule 7.37 sets forth

          (a) all employment contracts granted by Frontier to any of its officers, directors, shareholders, consultants, or other management officials and any officer, director, shareholder, consultant, or management official of any affiliate providing for increased or accelerated compensation in the event of a change of control with respect to Frontier or any other event affecting the ownership, control, or management of Frontier; and

          (b) all employment and severance contracts, agreements, and arrangements between Frontier and any officer, director, consultant, or other management official of Frontier.

     Section 7.38 MATERIAL CONTRACT DEFAULTS. All contracts, agreements, leases, mortgages, or commitments referred to in section 7.12(c) are valid and in full force and effect on the date of this Agreement. As of the date of this Agreement and as of the Effective Time, Frontier is not and will not be in default in any Material respect under any Material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

     Section 7.39 CAPITAL EXPENDITURES. Except as set forth on Schedule 7.39, Frontier has no outstanding commitments to make capital expenditures which in the aggregate exceed $25,000.

     Section 7.40 REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which Frontier has purchased securities subject to an agreement to resell, it has a valid, perfected first lien or security interest in the securities securing the agreement, and the value of the collateral securing each such agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     Section 7.41 INTERNAL CONTROLS. Except as set forth on Schedule 7.41, Frontier maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with. These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with GAAP or, and to the extent different from GAAP, accounting principles mandated by the FDIC. The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

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     Section 7.42 DIVIDENDS. Frontier has not paid any dividend to its shareholders that caused its regulatory capital to be less than the amount then required by applicable law, or that exceeded any other limitation on the payment of dividends imposed by law, agreement, or regulatory policy.

     Section 7.43 BROKERS AND ADVISERS. Except as set forth on Schedule 7.43,
(a) there are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Frontier in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of Frontier, and (b) Frontier has not entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     Section 7.44 INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

          (a) Schedule 7.44 contains a true, correct, and complete list of all interest-rate swaps, caps, floors, and options agreements and other interest-rate risk management arrangements to which Frontier is a party or by which any of its properties or assets may be bound.

          (b) All interest-rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Frontier is a party or by which any of its properties or assets may be bound were entered into in the Ordinary Course of Business and, to its knowledge, in accordance with prudent banking practice and applicable rules, regulations, and regulatory policies and with counterparties believed to be financially responsible at the time and are legal, valid, and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Frontier has duly performed in all Material respects of all of its obligations thereunder to the extent that such obligations to perform have accrued; and to the knowledge of Frontier, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     Section 7.45 COBRA MATTERS. Schedule 7.45 sets forth the name, address, telephone number, social security number, and date of Qualifying Event of each individual covered under a group health plan that is subject to section 601 of ERISA and sponsored by Frontier who have experienced a Qualifying Event since January 1, 2001, together with documentation of compliance by Frontier with applicable notice requirements.

     Section 7.46 DISCLOSURE. No representation or warranty hereunder and no certificate, statement, or other document delivered by Frontier hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a Material fact or omits to state a Material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to Frontier which reasonably might have a Material Adverse Effect on Frontier which has not been disclosed in the Frontier Financial Statements or a certificate or other document delivered to Zions by Frontier. All copies of documents delivered to Zions by Frontier under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

     Section 7.47 REGULATORY AND OTHER APPROVALS.

          (a) As of the date of this Agreement, except as set forth on Schedule 7.47, Frontier is not aware of any reason why all Material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for
(i) consummation of the transactions contemplated by this Agreement, and (ii) the

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continuation after the Effective Time of the business of Frontier as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Frontier, could have a Material Adverse Effect on Frontier.

          (b) As of the date of this Agreement, Frontier is not aware of any reason why all Material consents and approvals shall not be procured from all other Persons and entities whose consent or approval shall be necessary for (i) consummation of the transactions contemplated by this Agreement, or (ii) the continuation after the Effective Time of the business of Frontier as such business is carried on immediately prior to the Effective Time.

                                   ARTICLE 8.
                              COVENANTS OF FRONTIER

         Frontier hereby covenants and agrees as follows:

     Section 8.01 RIGHTS OF ACCESS. In addition to any other rights of access provided to Zions and NBA herein, until the Effective Time Frontier will give to Zions and NBA and to their representatives, including their certified public accountants, E & Y, full access during normal business hours to all of the property, documents, contracts, books, and records of Frontier, and such information with respect to their business affairs and properties as Zions or NBA from time to time may reasonably request.

     Section 8.02 SHAREHOLDERS' MEETING. Frontier shall hold a meeting of its shareholders in accordance with section 10-1103 of the Arizona Revised Statutes and section 215a(a)(2) of title 12, United States Code, as promptly as possible after the effectiveness of the Registration Statement, after at least ten days' prior written notice thereof to the shareholders of Frontier, to consider and vote upon the adoption of this Agreement, the Merger, and the other transactions contemplated hereby. Subject to its fiduciary duty to shareholders, the board of directors of Frontier shall approve this Agreement, the Merger, and the other transactions contemplated hereby and recommend to its shareholders that each of the foregoing be adopted.

     Section 8.03 MONTHLY AND QUARTERLY FINANCIAL STATEMENTS; MINUTES OF MEETINGS AND OTHER MATERIALS.

          (a) Frontier will continue to prepare all of the monthly and quarterly financial statements and financial reports to regulatory authorities for the months and quarterly periods ending between March 31, 2002 and the date of the Effective Time which it customarily prepared during the period between January 1, 2000 and March 31, 2002 and shall promptly provide Zions with copies of all such financial statements and reports. All of such financial statements and reports, including the related notes, schedules, and memorandum items, will have been prepared in accordance with GAAP consistently applied in all Material respects (except that Call Reports may be prepared in accordance with the official instructions applicable thereto at the time of filing).

          (b) Frontier shall promptly provide Zions with (i) copies of all of its periodic reports to directors and to shareholders, whether or not such reports were prepared or distributed in connection with a meeting of the board of directors or a meeting of the shareholders, prepared or distributed between the date of this Agreement and the Effective Time, and (ii) complete copies of all minutes of meetings of its board of directors and shareholders which meetings take place between the date of this Agreement and the Effective Time, certified by the secretary or cashier or an assistant secretary or assistant cashier of Frontier, as the case may be.

     Section 8.04 EXTRAORDINARY TRANSACTIONS. Without the prior written consent of Zions, Frontier will not, on or after the date of this Agreement:

          (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock;

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          (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities (except for issuances of Frontier Stock upon exercise of stock options outstanding on the date of this Agreement), or grant any options to acquire such additional securities;

          (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other Person, or enter into any other transaction or agree to effect any other transaction not in the Ordinary Course of Business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein;

          (d) convert the charter or form of entity of Frontier from that in existence on the date of this Agreement to any other charter or form of entity;

          (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock;

          (f) except in the Ordinary Course of Business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction;

          (g) other than in the Ordinary Course of Business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance;

          (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $10,000 or which in the aggregate exceed $25,000;

          (i) price its deposits such that its rates for any category of deposit account exceed the average of the rates being paid by Bank of America National Association, Bank One National Association, National Bank of Arizona, and Wells Fargo Bank Arizona, National Association in eastern Arizona;

          (j) solicit or accept any deposit that, under 12 C.F.R. ss. 337.6(a)(2), would constitute a "brokered deposit";

          (k) except for increases in the Ordinary Course of Business, which together with all other compensation rate increases do not exceed 4.5 percent per annum of the aggregate payroll as of March 31, 2002, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee;

          (l) except as otherwise required by law, create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;

          (m) enter into any employment or personal services contract with any Person, including any contract, agreement, or arrangement described in section 7.37(a), except directly to facilitate the transactions contemplated by this Agreement;

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          (n) purchase any loans or loan-participation interests from, or participate in any loans originated by, any Person; nor

          (o) acquire or establish any subsidiary.

     Section 8.05 Preservation of Business. Frontier will:

          (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore;

          (b) maintain the ratio of its loans to its deposits at approximately the same level as existed as of the date of this Agreement, as adjusted to allow for seasonal fluctuations of loans and deposits of a kind and amount experienced traditionally by it and for the imposition of more stringent loan underwriting criteria;

          (c) except for transactions undertaken in the Ordinary Course of Business, manage its investment portfolio in substantially the same manner and pursuant to substantially the same investment policies as from January 1, 2002 to the date of this Agreement, and will take no action to change to any Material extent the percentage which its investment portfolio bears to its total assets, or to lengthen to any Material extent the average maturity of its investment portfolio, or of any significant category thereof, provided that nothing in this paragraph shall prohibit investments in federal funds;

          (d) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel;

          (e) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with customers and others having business dealings with it;

          (f) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound;

          (g) conduct its affairs so that at the Effective Time none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions;

          (h) not amend its Organizational Documents; and

          (i) not grant or expand any shareholders' rights to dissent from any merger.

     Section 8.06 COMFORT LETTER. At the time of the effectiveness of the Registration Statement, but prior to the mailing of the Proxy Statement, and on the date of the Effective Time, Frontier shall furnish Zions with a letter from Vavrinek, Trine, Day & Co., LLP, its independent auditors, in form and substance acceptable to Zions, stating that (a) they are independent accountants with respect to Frontier within the meaning of the Securities Act and the published rules and regulations thereunder, (b) in their opinion the consolidated financial statements of Frontier included in the Registration Statement comply as to form in all Material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder, and
(c) a reading of the latest available unaudited consolidated financial statements of Frontier and inquiries of certain officials of Frontier responsible for financial and accounting matters as to transactions and events since the date of the most recent consolidated statement of condition included in their most recent audit report with respect to Frontier did not cause them to believe that (i) such latest available unaudited consolidated financial statements are not stated on a basis consistent with that followed in Frontier's

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audited consolidated financial statements; or (ii) except as disclosed in the letter, at a specified date not more than five Business Days prior to the date of such letter, there was any change in Frontier's capital stock or any change in consolidated long-term debt or any decrease in the consolidated net assets of Frontier or the consolidated allowance for loan and lease losses of Frontier as compared with the respective amounts shown in the most recent Frontier audited consolidated financial statements. The letter shall also cover such other matters pertaining to Frontier's financial data and statistical information included in the Registration Statement as may reasonably be requested by Zions.

     Section 8.07 AFFILIATES' AGREEMENTS.

          (a) Frontier will furnish to Zions (i) a list of all individuals known to Frontier who as of the date of execution of this Agreement may be deemed to be a Frontier Affiliate and (ii) if different from the list required by section 8.07(a)(i), a list of all individuals known to Frontier who at the date of Frontier's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be a Frontier Affiliate.

          (b) Frontier will use commercially reasonable efforts to cause each such Frontier Affiliate, except Elizabeth McCarty, to deliver to Zions on or before the date of this Agreement (or, in the case of any individual who becomes a Frontier Affiliate after the date of this Agreement, not later than ten days after such individual becomes a Frontier Affiliate) an Affiliates Agreement.

          (c) Frontier will use commercially reasonable efforts to cause Elizabeth McCarty to deliver an Affiliates Agreement to Zions within twenty days of the date of this Agreement.

     Section 8.08 LOAN SALES. Frontier shall cause all of the loans listed on
Schedule 8.08 to be sold to one or more Persons (other than a subsidiary of Frontier), in one or more transactions, each of which qualifies for sale treatment under GAAP and in the case of each of which, following its consummation:

          (a) Frontier retains no risk of loss from the sold loan resulting from any cause, and

          (b) Frontier has no obligation to any Person for the payment of principal or interest on the sold loan resulting from --

               (i) default on principal or interest by the obligor of the sold loan or from any other deficiencies in the performance of the obligor,

               (ii) changes in the market value of the sold loans after they have been sold,

               (iii) any contractual relationship between Frontier and the purchaser of the sold loan incident to the transfer that, by its terms, could continue even after final payment, default, or other termination of the sold loan, or

               (iv) any other cause.

     Section 8.09 UPDATES TO SCHEDULES. Not less than fifteen Business Days prior to the Effective Time and as of the Effective Time, Frontier will deliver to Zions any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date of this Agreement. Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all Material respects as of the date such schedule is updated, and the update to a schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all Material respects as of a date prior to the date of such update to a schedule. For purposes of determining whether the condition set forth in section 5.01 to obligations of Zions have been met, any such updates to schedules delivered to Zions shall be disregarded unless Zions shall have agreed to accept any changes reflected in such updates to schedules.

     Section 8.10 SUBSEQUENT EVENTS. Until the Effective Time, Frontier will immediately advise Zions in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed by Frontier in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by Frontier of a covenant contained in this Agreement impossible or make such performance Materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

     Section 8.11 INCONSISTENT ACTIVITIES. Unless and until the Merger has been consummated or this Agreement has been terminated in accordance with its terms, Frontier will not (a) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire more than 1 percent of the Frontier Stock or any significant portion of the assets of Frontier (whether by tender offer, merger, purchase of assets, or other transactions of any type); (b) afford any third party which may be considering any such transaction access to its properties, books or records except as required by mandatory provisions of law;
(c) enter into any discussions or negotiations for, or enter into any agreement or understanding which provides for, any such transaction, or (d) authorize or permit any of its directors, officers, employees or agents to do or permit any of the foregoing. If Frontier becomes aware of any offer or proposed offer to acquire any shares of its capital stock or any significant portion of its assets (regardless of the form of the proposed transaction) or of any other matter which could adversely affect this Agreement or the Merger, Frontier shall immediately give notice thereof to Zions.

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     Section 8.12 COBRA OBLIGATIONS. For all individuals covered under a group health plan that is subject to section 601 of ERISA and sponsored by Frontier, and who experience a "qualifying event" (as defined in section 603 of ERISA) within thirty days of the date of this Agreement, Frontier shall remain responsible for providing all notices and election forms necessary to comply with ERISA and the Code and will take all steps necessary to implement elections pursuant to such notices.

     Section 8.13 STOCK OPTION PLAN TERMINATION. Not later than thirty days after the date of this Agreement, the board of directors of Frontier shall approve the termination of the Frontier State Bank 2000 Stock Option Plan in accordance with its terms, with a date of termination that shall be no later than the close of business on the Business Day prior to the date of the Effective Time.

                                   ARTICLE 9.
                 REPRESENTATIONS AND WARRANTIES OF ZIONS AND NBA

         Zions (with respect to itself and NBA), and NBA (solely with respect to itself) each represent and warrant to Frontier as follows:

     Section 9.01 ORGANIZATION, POWERS, AND QUALIFICATION. Each of Zions and NBA is a corporation which is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease properties used in its business, and to carry on its business as now conducted. Each of Zions and NBA owns or possesses in the operation of its business all franchises, licenses, permits, branch certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted, except for those where the failure of such ownership or possession would not have a Material Adverse Effect on Zions. Zions is duly qualified and licensed to do business and is in good standing in every jurisdiction with respect to which the failure to be so qualified or licensed could result in a Material Adverse Effect on Zions.

     Section 9.02 EXECUTION AND PERFORMANCE OF AGREEMENT. Each of Zions and NBA has all requisite corporate power and authority to execute and deliver this Agreement and to perform its terms.

     Section 9.03 BINDING OBLIGATIONS; DUE AUTHORIZATION. This Agreement constitutes the valid, legal, and binding obligations of each of Zions and NBA enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar law, or by general principles of equity. The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of each of Zions and NBA. No other corporate proceedings on the part of either of them are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby.

     Section 9.04 ABSENCE OF DEFAULT. None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the Organizational Documents of Zions or NBA. None of such execution, consummation, or fulfillment will (a) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Zions or NBA pursuant to any agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including any lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor, except for

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such conflicts, breaches, violations, defaults, rights of termination, cancellation, or acceleration, or results which in the aggregate could not reasonably be expected to have a Material Adverse Effect on Zions, or (b) if the Merger is approved by the OCC, the Commissioner, and the Department, violate any law, statute, rule, or regulation of any Governmental Authority to which Zions or NBA is subject and which is Material to its operations, or (c) violate any judgment, order, writ, injunction, decree, or ruling to which it or any of its properties or assets is subject or bound. None of the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will require any authorization, consent, approval, or exemption by any Person which has not been obtained, or any notice or filing which has not been given or done, other than approval of or waiver of jurisdiction over the transactions contemplated by this Agreement by, notices to, or filings with the OCC, the Commissioner, the Department, the SEC, state securities commissions, and the Secretary of State of the State of Arizona.

     Section 9.05 BROKERS AND ADVISERS.

          (a) There are no claims for brokerage commissions, finder's fees, or similar compensation arising out of or due to any act of Zions or NBA in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by or on behalf of either of them.

          (b) Neither Zions nor NBA has entered into any agreement or understanding with any party relating to financial advisory services provided or to be provided with respect to the transactions contemplated by this Agreement.

     Section 9.06 BOOKS AND RECORDS. The books and records of each of Zions and NBA fairly reflect the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all Material respects with all applicable legal and accounting requirements. Each of Zions and NBA follows GAAP applied on a consistent basis in the preparation and maintenance of its books of account and financial statements.

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     Section 9.07 FINANCIAL STATEMENTS. Zions has furnished to Frontier the
Zions Financial Statements. All of the Zions Financial Statements, including the related notes, (a) except as indicated in the notes thereto, were prepared in accordance with GAAP consistently applied in all Material respects (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), and (b) are in accordance with the books and records of Zions, (c) fairly reflect the consolidated financial position of Zions as of such dates, and the consolidated results of operations of Zions for the periods ended on such dates, and do not fail to disclose any Material extraordinary or out-of-period items, and (d) reflect, in accordance with GAAP, consistently applied in all Material respects, adequate provision for, or reserves against, the possible consolidated loan losses of Zions as of such dates.

     Section 9.08 ABSENCE OF CERTAIN DEVELOPMENTS. Since March 31, 2002, there has been (a) no Material Adverse Effect with respect to Zions, and (b) no Material deterioration in the quality of the consolidated loan portfolio of Zions, and no Material increase in the consolidated level of nonperforming assets or nonaccrual loans at Zions or in the level of its consolidated provision for credit losses or its consolidated reserve for possible credit losses.

     Section 9.09 DISCLOSURE. No representation or warranty hereunder and no certificate, statement, or other document delivered by Zions or NBA hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a Material fact or omits to state a Material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading. There is no fact known to Zions or NBA which might have a Material Adverse Effect on Zions which has not been disclosed in the Zions Financial Statements or a certificate or other document delivered by Zions to Frontier. All copies of all documents delivered to Frontier by Zions under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

     Section 9.10 REGULATORY AND OTHER APPROVALS.

          (a) As of the date of this Agreement, Zions and NBA are not aware of any reason why all Material consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement, as shall be necessary for (i) consummation of the transactions contemplated by this Agreement, and (ii) the continuation after the Effective Time of the business of Frontier as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Zions and NBA, could have a Material Adverse Effect on Zions.

          (b) As of the date of this Agreement, Zions and NBA are not aware of any reason why all Material consents and approvals shall not be procured from all other Persons and entities whose consent or approval shall be necessary for
(i) consummation of the transactions contemplated by this Agreement, or (ii) the continuation after the Effective Time of the business of Frontier as such business is carried on immediately prior to the Effective Time.

                                   ARTICLE 10.
                                    CLOSING

     Section 10.01 PLACE AND TIME OF CLOSING. Closing shall take place at the offices of Ryley Carlock & Applewhite, One North Central Avenue, Suite 1200, Phoenix, Arizona, or such other place as the parties choose, commencing at 10:00 a.m., local time, on the date of the Effective Time, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

     Section 10.02 EVENTS TO TAKE PLACE AT CLOSING. At the Closing, the following actions will be taken:

          (a) Such certificates and other documents as are required by this Agreement to be executed and delivered at or prior to the Effective Time and have not been so executed and delivered, and such other certificates and documents as are mutually deemed by the parties to be otherwise desirable for the effectuation of the Closing, will be so executed and delivered; and then

          (b) the Merger and the issuance of shares incident thereto shall be effected; provided, however, that the administrative and ministerial aspects of the issuance of shares incident to the Merger will be settled as soon thereafter as shall be reasonable under the circumstances.

                                   ARTICLE 11.
             TERMINATION, DAMAGES FOR BREACH, WAIVER, AND AMENDMENT

     Section 11.01 TERMINATION BY REASON OF LAPSE OF TIME. Notwithstanding the provisions of section 11.02, this Agreement may be terminated by any party on or after December 30, 2002, by instrument duly authorized and executed and delivered to the other parties, unless (a) the Effective Time shall have occurred on or before such date or (b) the failure of the Effective Time to have occurred on or before such date has been due to the failure of the party seeking to terminate this Agreement to perform or observe its covenants and agreements as set forth herein.

     Section 11.02 GROUNDS FOR TERMINATION. This Agreement may be terminated by written notice of termination at any time before the Effective Time (whether before or after action by shareholders of Frontier):

          (a) by mutual consent of the parties hereto;

          (b) by Zions, upon written notice to Frontier given at any time (i) if any of the representations and warranties of Frontier contained in article 7 was Materially incorrect when made, or (ii) in the event of a Material breach or Material failure by Frontier of any covenant or agreement of Frontier contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Frontier and which Material inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in article 4 or article 5 not being satisfied;

          (c) by Frontier, upon written notice to Zions given at any time (i) if any of the representations and warranties of Zions or NBA contained in article 9 was Materially incorrect when made, or (ii) in the event of a Material breach or Material failure by Zions or NBA of any covenant or agreement of Zions or NBA contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Zions or NBA, as the case may be, and which inaccuracy, breach, or failure, if continued to the Effective Time, would result in any condition set forth in article 4 or article 6 not being satisfied;

          (d) by either Zions or Frontier upon written notice given to the other if the board of directors of either Zions or Frontier shall have determined in its sole judgment made in good faith, after due consideration and consultation with counsel, that the Merger has become inadvisable or impracticable by reason of the institution of litigation by a Governmental Authority to restrain or invalidate the transactions contemplated by this Agreement;

          (e) by either Zions or Frontier upon written notice given to the other if any of the approvals referred to in section 3.02, 3.03, 3.04, or 3.05 are denied and such denial has become final and nonappealable; or

          (f) by either Zions or Frontier upon written notice given to the other if the shareholders of Frontier shall have voted on and failed to adopt this Agreement, at the meeting of such shareholders called for such purpose.

     Section 11.03 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to the provisions of section 11.01 or section 11.02, this Agreement shall become void and have no force or effect, without any liability on the part of Zions, NBA, Frontier, or their respective directors or officers or shareholders, in respect of this Agreement. Notwithstanding the foregoing:

          (a) the provisions of sections 11.03(a), 11.03(b), 12.01, 12.04,
12.06, and 12.12 shall survive such termination;

          (b) if such termination is a result of any of the representations and warranties of Frontier being Materially incorrect when made (other than due to (i) a good-faith, inadvertent omission from a schedule to its representations or
(ii) a disclosure in an update to a schedule to its representations delivered pursuant to section 8.09 which disclosure had not been made in a schedule to its representations and was not required to be made to a schedule to its representations as of the date of this Agreement to make such schedule true and correct in all Material respects or, if required to be so made, had not been made due to a good-faith, inadvertent omission) or a result of the Material breach or Material failure by Frontier of a covenant or agreement hereunder, Frontier shall be liable in the amount of $500,000 to Zions;

          (c) if such termination is a result of any of the representations and warranties of Frontier being Materially incorrect when made due to (i) a good-faith, inadvertent omission from a schedule to its representations or (ii) a disclosure in an update to a schedule to its representations delivered pursuant to section 8.09 which disclosure had not been made in a schedule to its representations and was not required to be made to a schedule to its representations as of the date of this Agreement to make such schedule true and correct in all Material respects or, if required to be so made, had not been made due to a good-faith, inadvertent omission, Frontier shall be liable in the amount of $250,000 to Zions;

          (d) if such termination is a result of any of the representations and warranties of Zions or NBA being Materially incorrect when made or a result of the Material breach or Material failure by Zions or NBA of a covenant or agreement hereunder, Zions or NBA, as applicable, shall be liable in the amount of $500,000 to Frontier; and

          (e) if such termination is a result of any of the representations and warranties of Frontier being Materially incorrect when made due to (i) a good-faith, inadvertent omission from a schedule to its representations or (ii) a disclosure in an update to a schedule to its representations delivered pursuant to section 8.09 which disclosure had not been made in a schedule to its representations and was not required to be made to a schedule to its representations as of the date of this Agreement to make such schedule true and correct in all Material respects or, if required to be so made, had not been made due to a good-faith, inadvertent omission, and if within eighteen months of such termination Frontier shall execute a definitive agreement with respect to a proposal to acquire 25 percent or more of the Frontier Stock or 25 percent or more of the assets of Frontier (whether by tender offer, merger, purchase of assets, or other transactions of any type), then in addition to any amount payable or paid under subsection (c) of this section 11.03, Frontier shall be liable to Zions in the further amount of $250,000.

     Section 11.04 WAIVER OF TERMS OR CONDITIONS. Any of the terms or conditions of this Agreement, to the extent legally permitted, may be waived at any time prior to the Effective Time by the party which is, or whose shareholders are, entitled to the benefit thereof, and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

     Section 11.05 AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibits hereto may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the parties hereto; provided, however, that (except as specifically provided herein or as may be approved by such shareholders) this Agreement may not be amended after the action by shareholders of Frontier in any respect that would prejudice the economic interests of such Frontier shareholders, or any of them.

                                   ARTICLE 12.
                               GENERAL PROVISIONS

     Section 12.01 ALLOCATION OF COSTS AND EXPENSES. Except as provided in this section, each party hereto shall pay its own fees and expenses, including the fees and expenses of its own counsel and its own accountants and tax advisors, incurred in connection with this Agreement and the transactions contemplated thereby. For purposes of this section, the cost of printing and delivering the Proxy Statement and other material to be transmitted to shareholders of Frontier shall be deemed to be incurred on behalf of Frontier, and the cost of registering under federal and state securities laws the stock of Zions to be received by the shareholders of Frontier shall be deemed to be incurred on behalf of Zions.

     Section 12.02 MUTUAL COOPERATION.

          (a) Subject to the terms and conditions herein provided, each party shall use its commercially reasonable best efforts, and shall cooperate fully with the other party, in expeditiously carrying out the provisions of this Agreement, in expeditiously making all filings, and in obtaining all necessary governmental approvals, and as soon as practicable shall execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective on the earliest practicable date the transactions contemplated hereby.

          (b) Zions shall promptly prepare and file with the SEC the Registration Statement. Zions and Frontier shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each party will supply in a timely fashion such information concerning such party as shall be necessary or appropriate for inclusion in the Registration Statement.

          (c) Prior to the Effective Time, the parties shall cooperate, and shall make all reasonable efforts to cause their respective data processing service providers to cooperate, to complete all reasonable steps for an orderly transfer of all applicable data tapes and processing information, and to facilitate an electronic and systematic conversion of all applicable data regarding Frontier to NBA's own system of electronic data processing within a reasonable period following the Effective Time. Each party shall bear its own costs associated with the transfer of tapes and information and the conversion of data. Frontier will provide, in an industry standard format, all test tapes and reports necessary to complete the transfer and will provide a test conversion tape (including detailed information on all Frontier systems) and set of deconversion reports on or before October 1, 2002, a preliminary tape and set of deconversion reports six weeks prior to the Effective Time, and an updated preliminary tape and set of deconversion reports no more than two weeks prior to the Effective Time.

     Section 12.03 FORM OF PUBLIC DISCLOSURES. Zions and Frontier shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

     Section 12.04 CONFIDENTIALITY. Zions, NBA, Frontier, and their respective subsidiaries shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement. Neither Zions, NBA, Frontier, nor their respective subsidiaries shall use any of such information for any other purpose, including the competitive detriment of any other party. Zions and NBA, on the one hand, and Frontier, on the other hand, shall maintain as strictly confidential all information each of them learns from the other and shall, at any time after termination of this Agreement in accordance with the terms thereof, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisors, and consultants, provided that such parties are advised of the confidential nature of such information and agree to be bound by the terms of this section 12.04. The confidentiality agreement contained in this section 12.04 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

     Section 12.05 CLAIMS OF BROKERS.

          (a) Frontier shall indemnify, defend, and hold Zions and NBA harmless for, from, and against any claim, suit, liability, fees, or expenses (including attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to Zions or NBA.

          (b) Each of Zions and NBA shall indemnify, defend, and hold Frontier harmless for, from, and against any claim, suit, liability, fees, or expenses (including attorneys' fees and costs of court) arising out of any claim for brokerage commissions, finder's fees, or similar compensation arising out of or due to any of its acts in connection with any of the transactions contemplated by this Agreement or based upon any agreement or arrangement made by it or on its behalf with respect to Frontier.

     Section 12.06 INFORMATION FOR APPLICATIONS AND REGISTRATION STATEMENT.

          (a) Each party represents and warrants that all information concerning it which is included in any statement and application (including the Registration Statement) made to any Governmental Authority in connection with the transactions contemplated by this Agreement shall not, with respect to such party, contain an untrue statement of a Material fact or omit any Material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The party so representing and warranting will indemnify, defend, and hold harmless the other, each of its directors and officers, each underwriter and each Person, if any, who controls the other within the meaning of the Securities Act, for, from and against any and all losses, claims, suits, damages, expenses, or liabilities to which any of them may become subject under applicable laws (including the Securities Act and the Exchange Act) and rules and regulations thereunder and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a Material fact contained in any such application or statement or arise out of or are based upon the omission or alleged omission to state therein a Material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the representing and warranting party expressly for use therein. Each party agrees at any time upon the request of the other to furnish to the other a written letter or statement confirming the accuracy of the information contained in any proxy statement, registration statement, report, or other application or statement, and confirming that the information contained in such document was furnished expressly for use therein or, if such is not the case, indicating the inaccuracies contained in such document or draft or indicating the information not furnished expressly for use therein. The indemnity agreement contained in this section 12.06(a) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the other parties, and shall survive the termination of this Agreement or the consummation of the transactions contemplated thereby.

          (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement contained in section 12.06(a) of this Agreement is for any reason held by a court of competent jurisdiction to be unenforceable as to any or every party, then the parties in such circumstances shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) to which any party may be subject in such proportion as the court of law determines based on the relative fault of the parties.

     Section 12.07 COVENANTS OF ZIONS.

          (a) From the date of this Agreement to the Effective Time, Zions shall, contemporaneously with the filing with the SEC of any periodic or current report pursuant to section 13 of the Exchange Act, deliver a copy of such report to Frontier.

          (b) Subject to section 5.10, following the Effective Time neither Zions nor NBA will take any action to abrogate or diminish any right accorded under the Organizational Documents of Frontier as they existed immediately prior to the Effective Time to any individual who, at or prior to the Effective Time, was a director or officer of Frontier to indemnification from or against Losses pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions occurring at or prior to the Effective Time. To the extent not provided by the foregoing, following the Effective Time and to the extent permitted by law, all rights to such indemnification accorded under the Organizational Documents of Frontier to any individual who, at or prior to the Effective Time, was a director or officer of Frontier shall survive the Effective Time and, following the Merger, to the extent permitted by law, Zions and NBA will honor such obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the Effective Time.

     Section 12.08 ADJUSTMENTS FOR CERTAIN EVENTS. Anything in this Agreement to the contrary notwithstanding, all prices per share, share amounts, per-share amounts, and exchange ratios referred to in this Agreement shall be appropriately adjusted to account for stock dividends, for split-ups, and for reclassifications that are caused by mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, but not for issuances of stock other than in connection with the foregoing and not for normal and recurring cash dividends declared or paid in a manner consistent with the established practice of the payer.

     Section 12.09 STOCK REPURCHASES. Frontier acknowledges that from time to time Zions repurchases shares of its common stock in the open market in accordance with market conditions. Nothing in this Agreement shall be construed to abridge the right of Zions to continue to do so in compliance with Exchange Act rules and regulations and pursuant to advice of independent securities counsel for Zions.

     Section 12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart or counterparts.

     Section 12.11 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to one another and their undertakings vis-a-vis one another on the subject matter hereof. Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Agreement. Nothing in this Agreement express or implied is intended or shall be construed to confer upon or to give any Person, other than Zions, NBA, Frontier, and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     Section 12.12 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. None of the representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for sections 12.04, 12.06, 12.07(b), and those other covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     Section 12.13 NOTICES. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each party as follows:

If to Zions or NBA:

           Zions Bancorporation
           One South Main, Suite 1380
           Salt Lake City, Utah  84111

           Attention:     Mr. Doyle L. Arnold
                          Executive Vice President, Chief Financial Officer and
                          Secretary

With a required copy to:

           Brian D. Alprin, Esq.
           Duane Morris LLP
           1667 K Street, N.W., Suite 700
           Washington, D.C.  20006

If to Frontier:

           Frontier State Bank
           550 North Ninth Place
           Show Low, Arizona  85902

           Attention:     Tony J. Swartz
                          President and Chief Executive Officer

With a required copy to:

           James Brophy, Esq.
           Ryley Carlock & Applewhite
           One North Central Avenue, Suite 1200
           Phoenix, Arizona  85004-4417


     All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

     Section 12.14 CHOICE OF LAW AND VENUE. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof. The parties hereby designate Salt Lake County, Utah to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the state of Utah. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

     Section 12.15 KNOWLEDGE OF A PARTY. References in this Agreement to the knowledge of a party shall mean the actual knowledge possessed by the present executive officers of such party.

     Section 12.16 BINDING AGREEMENT. This Agreement shall be binding upon the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        NATIONAL BANK OF ARIZONA



                                        By:          /s/John J. Gisi
                                           -------------------------------------
                                                        John J. Gisi
                                           Chairman and Chief Executive Officer


                                        FRONTIER STATE BANK



                                        By:         /s/Tony J. Swartz
                                           -------------------------------------
                                                       Tony J. Swartz
                                           President and Chief Executive Officer


                                        ZIONS BANCORPORATION



                                        By:         /s/Doyle L. Arnold
                                           -------------------------------------
                                                       Doyle L. Arnold
                                                   Executive Vice President,
                                           Chief Financial Officer and Secretary

                              Directors' Agreement

     The undersigned members of the Board of Directors of Frontier State Bank ("Frontier"), acknowledging that Zions Bancorporation ("Zions") has relied upon the action heretofore taken by the board of directors in entering into the Agreement, and has required the same as a prerequisite to Zions' execution of the Agreement, do individually and as a group agree, subject to (and limited by) any fiduciary duty the directors (individually or as a group) owe to Frontier or to its shareholders, to support the Agreement and to recommend its adoption by the other shareholders of Frontier.

     The undersigned do hereby, individually and as a group, until the Effective Time or termination of the Agreement, further agree to refrain from soliciting or, subject to (and limited by) any fiduciary duty the directors (individually or as a group) owe to Frontier or its shareholders, negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of Frontier.



    /s/Greg Butler                               /s/Imogene Brazieal
-------------------------                       -------------------------
       Greg Butler                                  Imogene Brazieal


   /s/Tony J. Swartz                                 /s/Mark Wirth
-------------------------                       -------------------------
       Tony Swartz                                      Mark Wirth


 /s/Elizabeth McCarty                                /s/Roy Hatch
-------------------------                       -------------------------
    Elizabeth McCarty                                   Roy Hatch


     /s/Ray Roles                                  /s/Neal Thompson
-------------------------                       -------------------------
        Ray Roles                                     Neal Thompson

                                    EXHIBIT I

                                VOTING AGREEMENT
                                ----------------

                                 August 16, 2002


Zions Bancorporation
One South Main, Suite 1380
Salt Lake City, Utah  84111

Mesdames and Gentlemen:

     The undersigned understands that Zions Bancorporation and its affiliate, National Bank of Arizona, are about to enter into an Agreement and Plan of Merger (the "Plan") with Frontier State Bank. The Plan provides for the merger of Frontier with and into NBA and the conversion of outstanding shares of Frontier Stock into Zions Stock and cash in lieu of fractional shares in accordance with the formula set forth in the Plan.

     In order to induce Zions to enter into the Plan, and intending to be legally bound hereby, the undersigned, subject to the conditions hereinafter stated, represents, warrants, and agrees that at the meeting of the shareholders of Frontier contemplated by section 8.02 of the Plan (the "Meeting"), and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Plan and the Merger the shares of the capital stock of Frontier beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other Persons, as well as, to the extent of the undersigned's proportionate voting interest, any other shares Frontier Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he or she will use his or her best efforts to cause any other shares of Frontier Stock over which he or she has or shares voting power to be voted in favor of the Plan and the Merger.

     The undersigned further represents, warrants, and agrees that beginning upon the authorization and execution of the Plan by Frontier until the earlier of (i) the consummation of the Merger or (ii) the termination of the Plan in accordance with its terms, the undersigned will not, directly or indirectly:

     (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other sale of control, merger, consolidation, plan of liquidation, sale of assets, reclassification, or other transaction involving Frontier which would have the effect of assisting or facilitating the acquisition of control by any Person other than Zions or an affiliate of Zions over Frontier or any substantial portion of its assets or assisting or facilitating the acquisition of control by any Person other than Zions or an affiliate of Zions or Frontier or a wholly-owned subsidiary of Frontier, of any subsidiary of Frontier or any substantial portion of its assets. As used herein, the term "control" means (I) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a Person having ordinary voting power in the election of directors or in the election of any other body having similar functions or (II) the ability to direct the management and policies of a Person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

     (b) voluntarily sell or otherwise transfer any of the Shares, or cause or permit any of the Shares to be sold or otherwise transferred (I) pursuant to any tender offer, exchange offer, or similar proposal made by any Person other than Zions or an affiliate of Zions, (II) to any Person seeking to obtain control (as the term "control" is defined in paragraph (a), above) of Frontier, any of its subsidiaries or any substantial portion of the assets of Frontier or any subsidiary thereof or to any other Person (other than Zions or an affiliate thereof) under circumstances where such sale or transfer may reasonably be expected to assist a Person seeking to obtain such control, (iii) for the purpose of

Zions Bancorporation
August 16, 2002
Page 2

avoiding the obligations of the undersigned under this agreement, or (iv) to any transferee unless such transferee expressly agrees in writing to be bound by the terms of this agreement in all events.

     This agreement does not prohibit the undersigned, if a member of the Board of Directors of Frontier, from acting, in his or her capacity as a director, as the undersigned may determine to be appropriate in light of the obligations of the undersigned as a director, and nothing in this agreement shall restrict the right of a shareholder who is also a director from fulfilling his or her fiduciary duty to Frontier, as a director, or to its shareholders, as a director, including without limitation any obligation to consider or recommend to the shareholders of Frontier an offer from a competing purchaser, if such an offer should be made and if the fiduciary duty of the director should require him or her to do so. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary for another (unless such other Person is affiliated with the undersigned or is bound by an agreement with Zions substantially similar to this agreement), and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

     Capitalized terms used in this agreement and not defined in this agreement are used with the meaning given to them in the Plan.

                                         Very truly yours,



                                         -------------------------




Accepted and Agreed to:
ZIONS BANCORPORATION


By:
   -------------------------

Title:
      ----------------------

Zions Bancorporation
August 16, 2002
Page 3


Name of Shareholder:


                  Shares of Common Stock of Frontier State Bank
                               Beneficially Owned
                              As of August 16, 2002


   Name(s) of                                                     Number of
Record Owner(s)          Beneficial Ownership *                     Shares
















     (*) For purposes of this Agreement, shares are beneficially owned by the shareholder named above if held in any capacity if the shareholder named above has the power (alone or, in the case of shares held jointly with his or her spouse, together with his or her spouse) to direct the voting of such shares or if issuable upon exercise of options or warrants that are exercisable within sixty days of the date of this agreement.

                                   EXHIBIT IV
                                   ----------

                              AFFILIATES AGREEMENTS
                              ---------------------

                              AFFILIATE'S AGREEMENT
                              ---------------------

     THIS AGREEMENT (the "Agreement") dated as of [ ], 2002 between Zions Bancorporation, a Utah corporation ("Zions"), and the undersigned shareholder (the "Shareholder") of Frontier State Bank, an Arizona banking corporation ("Frontier").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Agreement and Plan of Merger dated August 16, 2002, among Zions, National Bank of Arizona, a national banking association, and Frontier (the "Plan"), each share of the common stock of Frontier ("Frontier Stock") held by the Shareholder will be canceled and converted into the right to receive shares of common stock of Zions ("Zions Stock") as determined pursuant to the Plan upon consummation and as a result of the merger of Frontier into Zions as contemplated by such Agreement (the "Merger"); and

     WHEREAS, the Shareholder understands that the shares of Zions Stock into which his or her shares of Frontier Stock will be converted in the Merger are being issued in a transaction subject to Rule 145 ("Rule 145") of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended ("Securities Act"); and whereas the Shareholder further understands that, pursuant to the provisions of section 8.07 of the Plan, he or she has been designated as a holder of Frontier Stock who may be deemed to be an "affiliate" of Frontier as that term is defined in paragraph (c) of Rule 145 and, in view of such designation, may be subject to certain restrictions under the Securities Act and the General Rules and Regulations thereunder with respect to the sale, transfer, assignment, pledge, or other disposition of any shares of Zions Stock issued to him or her in the Merger, including the requirement that such shares may not be offered for sale or sold except (1) pursuant to an effective Registration Statement under the Securities Act or (2) in accordance with the requirements of paragraph (d) of Rule 145 or another applicable exemption from registration under the Securities Act.

     NOW, THEREFORE, Zions and the Shareholder, intending to be legally bound hereby, agree as follows:

     1. The Shareholder hereby represents and warrants to Zions that set forth below the Shareholder's signature hereto are the exact number of shares of Frontier Stock which the Shareholder owns of record only, beneficially only, and of record and beneficially.

     2. The Shareholder hereby represents, warrants and agrees that he or she will not, directly or indirectly, offer for sale, sell, transfer or otherwise dispose of, or cause to be offered for sale, sold, transferred or otherwise disposed of, any shares of Zions Stock to be acquired in the Merger except in accordance with (1) the provisions of the Securities Act and the General Rules and Regulations thereunder, including, but not limited to, Rule 145(d), (2) any applicable requirements of the Securities Exchange Act of 1934, as amended, and
(3) any other similar federal and state requirement then in force.

     The Shareholder agrees to and does hereby indemnify and hold harmless Zions, the officers and directors of Zions, and each other Person who controls Zions within the meaning of the Securities Act against any and all losses, claims, damages, liabilities, and expenses which Zions or any such officers, directors, or other Persons may incur arising out of any offer or disposition of shares of Zions Stock by or on behalf of the Shareholder in violation of section 2 above.

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time delivered personally or mailed, first class, postage prepaid, addressed:


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

     (a) if to Zions:

         Zions Bancorporation
         One South Main, Suite 1380
         Salt Lake City, Utah  84111

         Attention:     Mr. Doyle L. Arnold
                        Executive Vice President, Chief Financial Officer and
                        Secretary

         With a required copy to:

         Brian D. Alprin, Esq.
         Duane Morris LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

     (b) if to the Shareholder, at the address set forth after the Shareholder's signature below or to such other address as either party may from time to time designate to the other in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



ZIONS BANCORPORATION                          SHAREHOLDER



By:_____________________________________      _________________________________
             Doyle L. Arnold
         Executive Vice President,            Address: ________________________
   Chief Financial Officer and Secretary               ________________________
                                                       ________________________


                                                       JOINT OWNER (if any)


                                                       ________________________


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

                        FRONTIER STATE BANK COMMON STOCK


Record Owner               Number of Shares*         Type of Ownership**
------------               -----------------         -------------------










* Present separately the number of shares owned of record only, beneficially only, or of record and beneficially.

** Indicate whether ownership of shares is of record only, beneficially only, or of record and beneficially.


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                                   APPENDIX B

                 DISSENTERS' RIGHTS UNDER THE NATIONAL BANK ACT

12 U.S.C. SS. 215A

(b)      DISSENTING SHAREHOLDERS

         If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller [of the Currency], any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)      VALUATION OF SHARES

         The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS: APPRAISALS BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

         If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

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

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 16-10a-901 et seq. of the Utah Business Corporation Act authorizes indemnification of directors and officers of a Utah corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit or proceeding.

         Article VI of Zions Bancorporation's bylaws, which we incorporate by reference to Exhibit 3 to Zions Bancorporation's Form 10-Q Quarterly Report for the quarter ended September 30, 1998, SEC File No. 0-2610, provides, in part, as follows:

         Section 6.01 Indemnification of Directors.

         (a) Permitted Indemnification. Pursuant to Section 16-10a-902 of the [Utah Business Corporation] Act, unless otherwise provided in the Articles of Incorporation as permitted by Section 16-10a-909 of the Act, the Corporation may indemnify any individual, made a party to a proceeding because such individual is or was a director of the Corporation, against liability incurred in the proceeding if the Corporation has authorized the payment in accordance with Section 16-10a-906 of the Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Act that the director has met the applicable standards of conduct as set forth below and in Section 16-10a-902 of the Act:

                  (i) the individual's conduct was in good faith;

                  (ii) the individual reasonably believed that his or her conduct was in, or not opposed to, the Corporation's best interests; and

                  (iii) in the case of any criminal proceeding, the individual had no cause to believe his or her conduct was unlawful.

         Section 6.03 Indemnification of Officers, Employees, Fiduciaries, and Agents. Unless otherwise provided in the Articles of Incorporation, and pursuant to Section 16-10a-907 of the Act:

                  (i) an officer of the Corporation is entitled to mandatory indemnification under Section 16-10a-903 of the Act, and is entitled to apply for court-ordered indemnification under Section 16-10a-905 of the Act, in each case to the same extent as a director;

                  (ii) the Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as a director; and

                  (iii) the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by the Articles of Incorporation, these Bylaws, action of the Board of Directors, or contract.

         Section 6.06 Other Rights and Remedies. The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order, or otherwise.

         Article XVIII of Zions Bancorporation's articles of incorporation provides as follows:

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or

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

knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) EXHIBITS. An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included beginning on page II-5.

         (b) FINANCIAL STATEMENT SCHEDULES. Not applicable.

         (c) REPORT, OPINION OR APPRAISAL. Not applicable.

ITEM 22.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes as follows:

         (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (3) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (4) that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Date of the registration statement through the date of responding to the request.

         (7) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (8) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (9) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (10) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 22nd day of October 2002.


                                         ZIONS BANCORPORATION



                                         By: /s/ Doyle L. Arnold
                                             ---------------------
                                         Doyle L. Arnold, Executive Vice
                                         President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harris H. Simmons and Doyle L. Arnold, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Capacity                       Date
---------                      --------                       ----

/s/ Harris H. Simmons *
---------------------------
Harris H. Simmons              Chairman, President,           October 22, 2002
                               Chief Executive Officer and
                               Director (Principal Executive
                               Officer)

/s/ Doyle L. Arnold
---------------------------
Doyle L. Arnold                Secretary, Executive Vice      October 22, 2002
                               President and Chief Financial
                               Officer (Principal Financial
                               Officer)

/s/ Nolan Bellon *
---------------------------
Nolan Bellon                   Controller (Principal          October 22, 2002
                               Accounting Officer)

/s/ Jerry C. Atkin *
---------------------------
Jerry C. Atkin                 Director                       October 22, 2002

/s/ Stephen D. Quinn *
---------------------------
Stephen D. Quinn               Director                       October 22, 2002

/s/ L. E. Simmons *
---------------------------
L. E. Simmons                  Director                       October 22, 2002

/s/ R. D. Cash *
---------------------------
R. D. Cash                     Director                       October 22, 2002

/s/ Shelley Thomas Williams *
---------------------------
Shelley Thomas Williams        Director                       October 22, 2002

/s/ Richard H. Madsen *
---------------------------
Richard H. Madsen              Director                       October 22, 2002

/s/ I. J. Wagner *
---------------------------
I. J. Wagner                   Director                       October 22, 2002

/s/ Roger B. Porter *
---------------------------
Roger B. Porter                Director                       October 22, 2002

* Pursuant to Power of Attorney
By: /s/Doyle L. Arnold
    ----------------------
    Doyle L. Arnold, Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                   Page Number
                                                                   in Sequential
                                                                   Exhibit
Exhibit                                                            Numbering
  No    Description and Method of Filing                           System
------- --------------------------------                           -------------

  2.1 Agreement and Plan of Merger dated as of August 16, 2002, among National Bank of Arizona, Frontier State Bank and
        Zions Bancorporation (included in the proxy statement/prospectus as Appendix A).

  3.1 Restated Articles of Incorporation of Zions Bancorporation dated November 8, 1993, incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610.

  3.2   Articles of Amendment to the Restated Articles of
        Incorporation of Zions Bancorporation dated April 30, 1997, incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610.

  3.3 Articles of Amendment to the Restated Articles of Incorporation of Zions Bancorporation dated April 24, 1998, incorporated by reference to
        Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610.

  3.4 Restated Bylaws of Zions Bancorporation, dated September 18, 1998, incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended September 30, 1998, SEC File No. 0-2610.

  4 Shareholder Protection Rights Agreement, dated September 27, 1996, of Zions Bancorporation, incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610.

  5 Opinion of Duane Morris LLP regarding the legality of the shares of Common Stock being registered (previously filed).

  8     Opinion of Duane Morris LLP regarding tax matters (previously filed).

 10.1 Voting Agreements dated August 16, 2002 between Zions Bancorporation and various shareholders of Frontier (incorporated by reference as Exhibit I to Exhibit 2.1 above).

 10.2 Directors' Agreement dated August 16, 2002 by the directors of Frontier State Bank (incorporated by reference to Exhibit 2.1 above).

 23.1 Consent of Ernst & Young LLP, independent auditors for Zions Bancorporation (filed herewith).

 23.2 Consent of KPMG LLP, independent auditors for Zions Bancorporation (filed herewith).

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

 23.3 Consent of Duane Morris LLP (contained in their opinion filed as Exhibit 5).

 23.4 Consent of Duane Morris LLP (contained in their opinion filed as Exhibit 8).

 24.1 Power of Attorney (set forth beginning on page II-___ of the Registration Statement).

 99.1   Form of Proxy of Frontier State Bank (filed herewith)

        (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.


                                      112